UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )
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☐	Soliciting Material Pursuant to §240.14a-12
LIFEVANTAGE CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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LifeVantage Corporation
9785 S. Monroe Street, Suite 300
Sandy, Utah 84070

_________________________________________________________________________________________
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
February 2, 2018
_________________________________________________________________________________________
Dear Shareholder:
You are cordially invited to attend the fiscal year 2018 Annual Meeting of Shareholders of LifeVantage Corporation, a Colorado corporation. The meeting will be held at the Hyatt House Salt Lake City/Sandy, 9685 South Monroe Street, Sandy UT 84070 on Friday, February 2, 2018 at 1:00 P.M. Mountain Time, for the following purposes:

1.	To elect six directors to hold office for a one-year term expiring at our fiscal year 2019 Annual Meeting of Shareholders or until their respective successors are elected and qualified;

2.	To approve an amendment to the 2017 Long-Term Incentive Plan to increase the number of shares available for issuance under the plan by 675,000;

3.	To ratify the appointment of WSRP, LLC as our independent registered public accounting firm for our fiscal year ending June 30, 2018;

4.	To approve the reincorporation of the Company from the State of Colorado to the State of Delaware; and

5.	To conduct any other business properly brought before the meeting.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
Our board of directors recommends that you vote FOR proposals 1, 2, 3 and 4.
Our board of directors has fixed December 6, 2017, as the record date for determining the shareholders entitled to receive notice of and to vote at the annual meeting. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.
We are taking advantage of the Securities and Exchange Commission rule that allows us to furnish proxy materials to our shareholders over the Internet. Instead of mailing printed copies of our Proxy Statement and Annual Report, we are mailing a Notice Regarding Availability of Proxy Materials, or Notice of Availability. We intend to mail the Notice of Availability to our shareholders on or about December 20, 2017. The Notice of Availability contains instructions on how to access our Proxy Statement and Annual Report on the Internet and how to submit your vote online or by telephone. The Notice of Availability also contains instructions on how you can, alternatively, receive a paper copy of the Proxy Statement and Annual Report and a return, postage prepaid envelope. We believe this e-proxy process expedites shareholders' receipt of proxy materials, lowers our costs associated with the annual meeting and reduces the environmental impact of our annual meeting.
Whether or not you expect to attend the meeting, your vote is very important. We encourage you to submit your proxy as soon as possible (i) by accessing the Internet site, (ii) by calling the toll-free number described in the proxy materials; or (iii) by signing, dating and returning the paper proxy card as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares of record are held by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.
Thank you for your ongoing support and continued interest in LifeVantage Corporation. We look forward to seeing you at the annual meeting.

Sandy, Utah	By Order of our Board of Directors
December 20, 2017	/s/ Darren Jensen
Darren Jensen
President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON FEBRUARY 2, 2018:
This notice, the accompanying proxy statement, and annual report to shareholders are available at
http://investor.lifevantage.com/sec.cfm.

LifeVantage Corporation
9785 S. Monroe Street, Suite 300
Sandy, Utah 84070
_________________________________________________________________________________________
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
February 2, 2018
_________________________________________________________________________________________

INFORMATION CONCERNING VOTING AND SOLICITATION OF PROXY
General
This proxy statement is furnished to shareholders of LifeVantage Corporation, a Colorado corporation, sometimes referred to as “we,” “us,” “our,” the “Company” or “LifeVantage,” in connection with the solicitation of proxies for use at the fiscal 2018 Annual Meeting of Shareholders (the "Annual Meeting") of LifeVantage to be held on February 2, 2018, at 1:00 P.M. Mountain Time, at the Hyatt House Salt Lake City/Sandy, 9685 South Monroe Street, Sandy UT 84070, for the purposes set forth in the Notice of Meeting. This solicitation of proxies is made on behalf of our board of directors.
Our Fiscal Year
Our fiscal year ends on June 30 of each year. In this proxy statement, when we refer to our fiscal year, we mean the twelve-month period ending on June 30 of the stated year. For example, "fiscal 2018" refers to the twelve-month period from July 1, 2017 through June 30, 2018.
Why am I receiving these materials?
You are receiving these proxy materials from us because you were a shareholder of record at the close of business on December 6, 2017 (the “Record Date”). Our board of directors is soliciting your proxy to vote your shares at the fiscal 2018 Annual Meeting of Shareholders on the matters to be considered at that meeting. The Notice of Annual Meeting, this proxy statement and the accompanying form of proxy card are being made available to you on or about December 20, 2017. This proxy statement includes information that we are required to provide to you under SEC rules and that is designed to assist you in voting your shares.
Where and when is the annual meeting?
The fiscal 2018 Annual Meeting of Shareholders of LifeVantage will take place on Friday, February 2, 2018, at 1:00 P.M. Mountain Time at the Hyatt House Salt Lake City/Sandy, 9685 South Monroe Street, Sandy UT 84070.
What am I voting on?
The following matters are scheduled to be voted on by shareholders at the annual meeting:

•	the election of six directors to our board of directors;

•	an amendment to the 2017 Long-Term Incentive plan to increase the number of shares authorized for issuance under the plan by 675,000;

•	the ratification of the selection of the appointment of WSRP, LLC as our independent registered accounting firm for our fiscal year ending June 30, 2018; and

•	the approval of the reincorporation of the Company from the State of Colorado to the State of Delaware (the "Reincorporation").
Who can vote at the annual meeting?
Only shareholders of record at the close of business on December 6, 2017, the record date, will be entitled to vote at the annual meeting. As of the record date, we had approximately [ ] shares of common stock outstanding and entitled to vote.
Shareholders of Record: Shares Registered in Your Name
If on the record date your shares were registered directly in your name with our transfer agent, Computershare Trust Company, Inc., then you are a shareholder of record. As a shareholder of record, you may vote by proxy or vote in person at the meeting. Whether or not you plan to attend the meeting, we encourage you to submit your proxy as soon as possible by (i)

accessing the Internet site or by calling the toll-free number described in the proxy materials; or (ii) signing, dating and returning the enclosed proxy to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee
If on the record date your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting provided that you bring with you proof of your beneficial ownership of shares, such as a brokerage account statement. However, if you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
How do I vote?
Shareholder of Record: Shares Registered in Your Name
If you are a shareholder of record, you may vote by proxy using the enclosed proxy card or in person at the annual meeting.

•	Voting Your Proxy By Mail. To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the pre-addressed, postage-paid envelope provided to you.

•	Voting on the Internet. To vote on the Internet, access http://www.proxyvote.com and follow the on-screen instructions.

•	Voting by Telephone. To vote by phone call toll free 1-800-690-6903 from any touch-telephone and follow the instructions.

•	Voting in Person. To vote in person, come to the annual meeting and we will give you a ballot when you arrive.
Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy. See “Can I change my vote after submitting my proxy?” below.
Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Nominee
If you are a beneficial owner of shares registered in the name of a brokerage firm, bank, dealer, or other similar organization, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. You may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.
How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of the record date.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting. Each proposal (other than the election of directors and approval of the Reincorporation) will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. With respect to the election of directors, the six nominees receiving the highest number of “FOR” votes will be elected. Because neither abstentions nor broker non-votes are considered cast with respect to a proposal, abstentions and broker non-votes have no effect and will not be counted towards the vote total for any proposal.
The Reincorporation will be approved if a majority of the shares entitled to vote at the Annual Meeting vote “FOR” the proposal. Abstentions and broker non-votes will have the effect of a vote “AGAINST” the proposal.
What are broker non-votes?
When a broker indicates on its proxy that it does not have authority to vote certain shares held in “street name” on particular proposals, the shares not voted are called “broker non-votes.” Broker non-votes occur when brokers do not have discretionary voting authority on certain “non-routine” proposals under the rules of the NYSE Stock Exchange (“NYSE rules”) and the beneficial owner has not instructed the broker how to vote on these proposals. The ratification of the selection of our independent registered public accounting firm is the only proposal at the annual meeting that is considered a “routine” matter under the rules and interpretations of the NYSE rules with respect to broker non-votes.
How many votes are needed to approve each proposal?

•
Directors are elected by a plurality of the votes properly cast in person or by proxy. Cumulative voting is not permitted. The six nominees receiving the highest number of “FOR” votes will be elected. Properly executed proxies marked “WITHHOLD” and broker non-votes with respect to this proposal will not be voted and accordingly will have no effect on the outcome of this proposal

•
The amendment to the 2017 Long-Term Incentive Plan will be approved by our shareholders if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. Properly executed proxies marked “ABSTAIN” and broker non-votes with respect to this proposal will not be voted and accordingly will have no effect on the outcome of this proposal.

•
The ratification of the selection of WSRP, LLC as our independent registered public accounting firm for the fiscal year ending June 30, 2018 will be approved by our shareholders if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. Properly executed proxies marked “ABSTAIN” and broker non-votes with respect to this proposal will not be voted and accordingly will have no effect on the outcome of this proposal. A broker or other nominee will generally have discretionary authority to vote on this proposal because it is considered a routine matter, and therefore we do not expect broker non-votes with respect to this proposal

•
The Reincorporation will be approved if a majority of the shares entitled to vote at the Annual Meeting vote “FOR” the proposal. Properly executed proxies marked “ABSTAIN” and broker non-votes with respect to this proposal will have the effect of a vote “AGAINST” the proposal

What does it mean if I receive more than one proxy card?
If you receive more than one proxy card, your shares are likely registered in more than one name or are registered in different accounts. If you vote by mail, please complete, sign and return each proxy card. Or, if you vote by Internet or telephone, vote once for each proxy card you received.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before it is voted. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy card with a later date;

•	You may send a written notice that you are revoking your proxy to our Corporate Secretary at LifeVantage Corporation, Attn: Corporate Secretary, 9785 S. Monroe Street, Suite 300, Sandy, Utah 84070; or

•	You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.
If your shares are held by your broker, bank or other nominee as a nominee or agent, you should follow the instructions provided by your broker or bank to revoke your proxy.
What if I return a proxy card but do not make specific choices?
If you return a signed and dated proxy card without marking any voting selections or without marking your voting selection as to a particular proposal, your shares will be voted “FOR” the election of all six nominees for director and “FOR” Proposal 2, Proposal 3 and Proposal 4, in each case, to the extent your proxy card does not indicate otherwise. If any other matter is properly presented at the meeting, your proxy (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
What is the quorum requirement?
A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if a majority of the shares outstanding as of the record date are represented by shareholders present at the meeting in person or by proxy. As of the record date, we had approximately [ ] shares of common stock outstanding and entitled to vote. Thus, at least [ ] shares of common stock must be represented by shareholders present at the meeting in person or by proxy to constitute a quorum.
Persons returning executed proxy cards will be counted as present for purposes of establishing a quorum even if they abstain from voting on any or all proposals. Shares held by brokers who vote such shares on any proposal will be counted as present for purposes of establishing a quorum, and broker non-votes on other proposals will not affect the presence of a quorum.

Who is paying for this proxy solicitation?
We will pay the entire cost of soliciting proxies. In addition to these mailed proxy materials and the use of the Internet, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We also intend to engage Morrow & Co., LLC (“Morrow”) to assist with the solicitation of proxies. We expect to pay Morrow a fee of approximately $[_____] plus reimbursement of expenses for their services. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding solicitation materials to beneficial owners.
When are shareholder proposals due for next year's annual meeting?
Shareholder Proposals for Inclusion in Next Year's Proxy Statement.
Shareholders may submit proposals on matters appropriate for shareholder action at meetings of our shareholders in accordance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934, or the Exchange Act. To be eligible for inclusion in the proxy statement relating to our fiscal 2019 Annual Meeting of Shareholders, shareholder proposals must be submitted in writing to LifeVantage Corporation, Attention: Corporate Secretary at 9785 South Monroe Street, Suite 300, Sandy, Utah 84070 and must be received by us no later than August 22, 2018, and must otherwise satisfy the conditions established by the Securities and Exchange Commission, or SEC, for shareholder proposals to be included in the proxy statement for that meeting. In addition, our bylaws include other requirements for the submission of proposals and the nomination of candidates for director.
Shareholder Proposals for Presentation at Next Year's Annual Meeting.
If a shareholder wishes to present a proposal, including a director nomination, at our fiscal 2019 Annual Meeting of Shareholders and the proposal is not intended to be included in our proxy statement relating to that meeting, the shareholder must give advance notice in writing to LifeVantage Corporation, Attention: Corporate Secretary at 9785 South Monroe Street, Suite 300, Sandy, Utah 84070 not less than 90 days, or September 21, 2018, nor more than 120 days, or August 22, 2018, prior to the first anniversary of the date on which we first mailed our proxy materials for the fiscal 2018 Annual Meeting, except that if the fiscal 2019 Annual Meeting date is changed by more than 30 days from the anniversary date of the fiscal 2018 Annual Meeting, such notice must be delivered not earlier than 120 days prior to the anniversary date of the fiscal 2018 Annual Meeting date and not later than the close of business on the later of the 90th day prior to the anniversary date of the fiscal 2018 Annual Meeting date or the 10th day following the day on which we first publicly announce the fiscal 2019 Annual Meeting date. If a shareholder fails to give timely notice of a proposal, the shareholder will not be permitted to present the proposal to the shareholders for a vote at our fiscal 2019 Annual Meeting. In addition, our bylaws include other requirements for the submission of proposals and the nomination of candidates for director.
How can I find out the results of the voting at the annual meeting?
Preliminary voting results will be announced at the annual meeting. We expect to report final voting results in a current report on Form 8-K that we will file with the SEC within four business days after the annual meeting. You can obtain a copy of the Form 8-K, once it is filed, on our website at investor.lifevantage.com/sec.cfm, by calling the SEC at (800) SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov. Our website does not constitute part of this proxy statement.
IT IS THE INTENTION OF THE AGENTS DESIGNATED IN THE ENCLOSED PROXY CARD TO VOTE “FOR” THE ELECTION OF EACH NOMINEE FOR DIRECTOR IDENTIFIED IN PROPOSAL 1 (UNLESS AUTHORITY IS WITHHELD BY THE SHAREHOLDER GRANTING THE PROXY) AND “FOR” EACH OF PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4. IF ANY NOMINEE BECOMES UNAVAILABLE TO SERVE FOR ANY REASON, THE PROXY WILL BE VOTED FOR A SUBSTITUTE NOMINEE OR NOMINEES TO BE SELECTED BY THE COMPANY'S BOARD OF DIRECTORS, UNLESS THE SHAREHOLDER WITHHOLDS AUTHORITY TO VOTE FOR THE ELECTION OF DIRECTORS.

PROPOSAL 1 - ELECTION OF DIRECTORS
Our board of directors currently consists of the following nine individuals: Darren Jensen, Michael A. Beindorff, Raymond B. Greer, Vinayak R. Hegde, Darwin K. Lewis, Garry Mauro, George E. Metzger, Richard Okumoto, and David Toole. Other than Messrs. Metzger, Okumoto, and Toole, each of these individuals will be standing for election at our fiscal 2018 Annual Meeting of Shareholders.
Each director elected will hold office until the next annual meeting of shareholders and until his successor is elected and qualified, or, if sooner, until the director's death, resignation or removal.
We encourage nominees for director to attend the annual meeting. All of the nominees for election as a director at last year's annual meeting of shareholders attended that meeting.
If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares represented by a duly executed proxy will be voted to fill any vacancy so arising in accordance with the discretionary authority of the persons named in the proxy, unless contrary instructions are given. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.
The following information is furnished with respect to each of the nominees for election as director at the annual meeting:

Name	Age	Position with Company
Mr. Darren Jensen	48	President, Chief Executive Officer and Director
Mr. Michael A. Beindorff	65	Independent Director
Mr. Raymond B. Greer	54	Independent Director
Mr. Vinayak R. Hegde	48	Independent Director
Mr. Darwin K. Lewis	59	Independent Director
Mr. Garry Mauro	69	Chairman, Independent Director
MR. DARREN JENSEN. Mr. Jensen was appointed as our President and Chief Executive Officer in May 2015. He was appointed to our board of directors in January 2016 by the board of directors. From June 2014 to May 2015, Mr. Jensen served as the President-Americas and from September 2012 to June 2014 as the Chief Sales Officer at Jeunesse Global, a privately held direct selling anti-aging and skin care company. Prior to joining Jeunesse Global, Mr. Jensen served from August 2011 to June 2012 as the Chief Sales Officer of Ampegy, a privately held direct selling company in the energy industry. Prior to that, he was the Executive Vice President and Corporate General Manager at Agel Enterprises, a nutritional supplements direct selling company, where he was also a Co-Founder of the Agel Cares Foundation. From 2003 to 2005, Mr. Jensen was the Director of International Business Development at USANA Inc. Mr Jensen served as a Brand Manager at Amway Global from 1995 to 1997. Mr. Jensen began his direct selling career at Nu Skin Enterprises in Provo, where he served as an International Marketing Specialist from 1990-1995. Mr. Jensen received a bachelor of arts degree from Brigham Young University. Mr. Jensen’s more than 25 years of experience in the direct selling industry brings to our board of directors deep industry expertise as well as strong leadership in all aspects of our business.
MR. MICHAEL A. BEINDORFF. Mr. Beindorff has been an independent member of our board of directors since January 2012. Mr. Beindorff brings more than 35 years of experience in general management, operations, sales and marketing with a strong track record of building and leading disciplined organizational teams, driving rapid, profitable growth and delivering results across a variety of business environments. He currently serves as Principal and President of the Far Niente Group, a management consultancy and private investment entity focused on helping clients build effective business models, strong differentiated brands, viable product lines and sustainable businesses while maximizing return on investment, a position he has held since 2008. From 2004 to 2008 he served as Chief Operating Officer of Exclusive Resorts, a private club for luxury travel experience. From 2002 to 2004 he served as Principal and President of the Greentree Group, a management consultancy focused on helping clients build strong brands and effective business models. From 1999 to 2002 he served first as President and COO and then as Chairman and Chief Executive Officer of PlanetRx.com, an internet pharmacy and on-line health portal. From 1995 to 1999 he served as Executive Vice President of Marketing, Operations and Product Management for VISA. From 1978 to 1995 he held various positions leading global advertising, marketing and brand management for The Coca-Cola Company and Rhodes Furniture. Mr. Beindorff received his Bachelor of Science in Business Administration from the University of Alabama and his Masters of Business Administration from the Gouzuietta Business School at Emory University. Mr. Beindorff's broad background building and leading organizations, and experience in building strong sales and marketing, and branding initiatives brings to our board of directors expertise in operations and oversight as well as strong leadership and initiative.

MR. RAYMOND B. GREER. Mr. Greer has been an independent member of our board of directors since February 2017. Mr. Greer has over 30 years of logistics and transportation experience. Mr. Greer has served since February 2011 as the President of BNSF Logistics, LLC, which is an international third party logistics provider and a wholly-owned subsidiary of Burlington Northern Santa Fe, LLC, a Berkshire Hathaway company. From March 2005 to January 2010, Mr. Greer served as President and Chief Executive Officer of Greatwide Logistics Services, a non-asset based logistics and transportation services company. From December 2002 to March 2005, Mr. Greer served as President and Chief Executive Officer for Newgistics, Inc., a reverse logistics company. Mr. Greer served as President of Global Network Solutions and Services for i2 Technologies, Inc., a supply chain management software and services company, from February 2002 to November 2002. Mr. Greer has also held senior management positions for Ryder and FedEx Corporation. From June 2005 to April 2007, Mr. Greer served as a director of Kitty Hawk, Inc., an air cargo company. Mr. Greer received a Bachelor of Science in Mathematics from the University of Utah and an Executive Masters in Information Systems & Telecommunications from Christian Brothers University. Mr. Greer brings to our board of directors deep experience in international logistics and supply chain management.
MR. VINAYAK R. HEGDE. Mr. Hegde has been an independent member of our board of directors since February 2017. Since October 2014, Mr. Hegde has served as the Senior Vice President and Global Chief Marketing Officer at Groupon, a company that operates online local commerce marketplaces that connect merchants to consumers by offering discounted goods and services in Europe, North America and Africa. From February 2012 to October 2014, Mr. Hegde served as Vice President of Engineering and Global Online Marketing at Groupon. From 2000 to February 2012, Mr. Hegde served in various roles including Director, General Manager of Worldwide Marketing, and Manager, Global Payment Services - India at Amazon.com, which offers a range of products and services through its websites, including merchandise and content that it purchases for resale from vendors and those offered by third-party sellers. From 1998 to 2000, Mr. Hegde served as Senior Member Technical Staff at Oracle - India, a global enterprise software company, which also provides hardware and service to support customers' businesses. From 1997 to 1998, Mr. Hegde served as a Software Engineer at Verifone - India, a developer and supplier of electronic payment hardware and software for merchant-operated, consumer facing, and self-service payment systems globally. In addition, Mr. Hegde served in Software Engineer roles at Lucent, Tatas and Citicorp between 1995 and 1997. Mr. Hegde currently sits on the board of directors of nearbuy.com, an India-based online marketplace platform. Mr. Hegde received his Bachelor of Science degree in Electrical Engineering from the National Institute of Technology Karnataka in Karnataka, India. Mr. Hegde brings to our board of directors deep experience and strong business and technical skills in the digital/e-commerce space.
MR. DARWIN K. LEWIS. Mr. Lewis has been an independent member of our board of directors since February 2017. Mr. Lewis joined SC Johnson & Son, Inc., a global consumer packaged goods company, in 1981. During his career there, he has held a number of sales, marketing, acquisition and general manager positions both domestically and abroad. Since July 2015, Mr. Lewis has served as the Senior Vice President-Global Sales and Chief Customer Officer at SC Johnson. Prior to that, Mr. Lewis’ roles at SC Johnson included Senior Vice President of North American Sales and Chief Customer Officer (from November 2008 to June 2015), Vice President, Group General Manager in Greater China (from 2005 to 2008), Vice President of North American Sales (from 2000 to 2004), and President and General Manager over SCJ Canada (From 1997 to 2000). Prior to 1997, Mr. Lewis served in various other roles at SC Johnson including National Director of Special Business, Division Sales Director over the Midwest Division, Marketing Associate, Sales Director, Director of Trade Marketing and Area Manager and Division Sales Director. Mr. Lewis received his Masters of Business Administration from the University of Colorado and his Bachelor of Science degree in Business Administration from the University of Minnesota. Mr. Lewis brings to our board of directors extensive experience in managing sales and international operations in a global consumer goods business.
MR. GARRY MAURO. Mr. Mauro has been an independent member of our board of directors since April 2008 and has served as the chairman of the board of directors since November 2013. Mr. Mauro is currently a practicing attorney in Texas and the District of Columbia. He is also a licensed stock broker. He has worked for over 30 years at the local, state and national levels on behalf of both private and public sector entities. From 1983 to 1999, he served as Commissioner of the Texas General Land Office overseeing the management of more than 20 million acres of state land, 18,000 oil and gas wells, and the state’s benefit program for Veterans. During his tenure as Commissioner, he also chaired the Veterans Land Board, the School Land Board, the Parks and Wildlife Board For Lease, the Texas Department of Corrections Board For Lease, the Permanent University Fund Board For Lease, the Coastal Coordination Council and the Texas Alternative Fuels Council and co-chaired the Sustainable Energy Development Council. He has received numerous honors and awards for his civic and philanthropic contributions in environmental, political and business arenas, including the “Man of the Year Award” from the Texas League of Women Voters and the “Rising Star of Texas Award” from Texas Business Magazine. In 1998, he was the Texas Democratic Party nominee for Governor. Mr. Mauro’s broad range of expertise brings to our board of directors experience in management and operations as well as strong leadership and oversight.
The following information is furnished with respect to each of our directors who are not standing for reelection at the Annual Meeting:

Name	Age	Position with Company
Mr. George E. Metzger	70	Independent Director
Mr. Richard Okumoto	65	Independent Director
Mr. David Toole	62	Non-Employee Director
MR. GEORGE E. METZGER. Mr. Metzger has been an independent member of our board of directors since January 2012. Mr. Metzger has more than 30 years of experience in executive compensation, human resources, benefits and labor relations as well as workforce planning. In December 2007, Mr. Metzger retired from Textron Inc., a company with international operations in multiple industries. Mr. Metzger worked in various capacities while at Textron beginning in 1985, and most recently served as Vice President of Human Resources and Benefits from 2000 until December 2007. In this role, he was responsible for Textron's networked integrated human resource delivery system, including account based healthcare plans, retirement plan redesign and reward structure. From 1976 to 1985, he worked for Rockwell International, most recently as Director Human Resources. He worked at Clark Equipment Company from 1969 to 1976, where he served as Director Labor Relations at the time of his departure. From June 2008 until March 2014, Mr. Metzger served on the board of directors of WorkWell Systems, Inc., a privately-held physical medicine and workers' compensation solutions company. Mr. Metzger received his Bachelor of Science in Business Administration from Trine University. Mr. Metzger's extensive experience with executive compensation, labor relations and benefits brings to our board of directors experience in human resources oversight and workforce planning and development.
MR. RICHARD OKUMOTO. Mr. Okumoto has been an independent member of our board of directors since November 2012. Mr. Okumoto has over 30 years of corporate finance, operations, and strategy development experience in rapid growth technology companies in Silicon Valley. Mr. Okumoto is currently an adjunct professor in the Lucas Graduate and Undergraduate Schools of Business at San Jose State University; a position he has held since 2008. He is also currently on faculty at California State University Long Beach and Keck Graduate Institute; positions he has held since 2014 and 2015, respectively. He teaches business strategy to MBA and post-doctoral students. He was a principal with the consulting firm of Miller-Okumoto, Inc. from 2007 to 2012.  From 2008 to 2010 Mr. Okumoto was the audit committee chairman and a member of the compensation committee for Logic Vision, Inc., a publicly traded electronic design automation company. From 2007 to 2009 Mr. Okumoto was the chief financial officer of Advanced Micro-Fabrication Equipment, Inc., a global micro-fabrication equipment company. From 2003 to 2006 Mr. Okumoto was the chief financial officer of Photon Dynamics, Inc., a publicly held manufacturer of flat panel display test equipment. From 1998 to 2001 Mr. Okumoto was the chief executive officer of TMT, Inc., a manufacturer of test equipment for the global semiconductor industry, and the Vice-President and General Manager for the Analog, Linear, and RF test equipment division of the acquiring company, Credence Systems Corporation, a publicly traded manufacturer of test equipment for the global semiconductor industry. From 1993 to 1998 Mr. Okumoto was the executive vice president and chief financial officer of Credence Systems Corporation, where he completed that company’s initial public offering. From 1990 to 1993 Mr. Okumoto was the Corporate Controller at Novellus Systems, Inc., a publicly traded supplier of wafer fabrication equipment and services. From 1974 to 1990 Mr. Okumoto held finance and operations roles at such companies as: Fairchild Semiconductor Corporation, Measurex Corporation (Honeywell), Commodore Business Machines, Inc., Basys, Inc., and Digital Research Corporation. Mr. Okumoto also serves on the board of directors of Vantage Technology Corporation, a privately held micro-analytical metrology tool company. Mr. Okumoto received his Bachelor of Science in Business Administration with an emphasis in Accounting from San Jose State University and his Master of Arts in Communication and Leadership from Gonzaga University. Mr. Okumoto holds a Registered Financial Consultant designation: RFC®. Mr. Okumoto brings to our board of directors extensive business background in finance and accounting, general management, and business strategy as a public company chief financial officer and audit committee chairman, as a chief executive officer and division general manager, and practitioner and academic of business strategy.
MR. DAVID TOOLE. Mr. Toole has been a non-employee member of our board of directors since January 2016. Mr. Toole brings over 35 years of experience as a technology, supply chain, digital media and video expert, and has been the Chief Executive Officer of MediaMobz, a private company that enables brands to increase their capacity to create video centric digital media that drives business results, since 2008. Mr. Toole is also currently the Chief Executive Officer of Outhink Media, an emerging media incubator, a position he has held since 2001. Prior to Outhink Media, Mr. Toole spent 21 years at GaSonics International, a semiconductor capital equipment company, where he worked in various positions, including as Chief Executive Officer from 1993 to 2001. As Chief Executive Officer at GaSonics, Mr. Toole led the company's initial public offering in 1994 and the sale of the company to Novellus Systems in 2001. Mr. Toole began his career at Advance Micro Devices, a manufacturer of early computer chips, where he was a production supervisor from 1976 to 1979. Mr. Toole received his Bachelor of Arts degree in Business from the University of California, Santa Barbara. Mr. Toole’s executive leadership experience, including as the Chief Executive Officer of a public company, and extensive digital media experience brings to our board of directors strong leadership and oversight as well as strategic leadership as our company leverages digital media to enhance our business initiatives.

Required Vote
Directors are elected by a plurality of the votes properly cast in person or by proxy. Cumulative voting is not permitted. The six nominees receiving the highest number of “FOR” votes will be elected.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE DIRECTOR NOMINEES ABOVE.

PROPOSAL 2 - APPROVAL OF AN AMENDMENT TO
THE 2017 LONG-TERM INCENTIVE PLAN TO INCREASE AUTHORIZED SHARES
Our board of directors is recommending that our shareholders approve an amendment to our 2017 Long-Term Incentive Plan (“2017 Plan”) to increase the number of shares of our common stock that are available for issuance under the 2017 Plan by 675,000 shares. If the amendment is approved by shareholders, the maximum number of shares available for issuance under the 2017 Plan would increase from 1,125,000 to 1,800,000 (which includes up to 475,000 shares previously reserved for issuance under our 2010 Long-Term Incentive Plan that may become available under the 2017 Plan). Our board of directors approved the amendment on November 16, 2017(the “Amendment”), subject to shareholder approval. Other than the increase in shares, the Amendment effects no other material changes to the 2017 Plan.
As of December 6, 2017, the record date for our fiscal 2018 Annual Meeting of Shareholders, there were awards with respect to [___] shares of restricted stock and restricted stock units outstanding under the 2017 Plan. [No options to purchase shares of our common stock were outstanding under the 2017 Plan as of such date.] As of December 6, 2017, [___] shares remained available for future equity grants under the 2017 Plan and the fair market value of a share of our common stock (as determined by the closing price quoted on the Nasdaq on such date) was $[___].
Our board of directors believes the proposed Amendment is necessary to the long-term health of our company in order to support the effectiveness of our compensation, including executive and director compensation programs. We provide long-term incentives to our executives, employees, advisors and directors in the form of equity compensation, which we believe aligns their interests with the interests of our shareholders and fosters an ownership mentality that drives optimal decision-making for the long-term health and profitability of our company. Equally important, equity compensation is critical to our continuing ability to attract, retain and motivate qualified service providers
Having an adequate number of shares available for future grants is necessary to promote our long-term success and the creation of shareholder value by:

•	Enabling us to continue to attract and retain the services of key employees and other service providers who would be eligible to receive grants;

•	Aligning participants' interests with shareholders' interests through incentives that are based upon the performance of our common stock;

•	Motivating participants, through equity incentive awards, to achieve long-term growth in the company's business, in addition to short-term financial performance; and

•	Providing a long-term equity incentive program that is competitive as compared to other companies with who we compete for talent.
If the proposed Amendment to the 2017 Plan is not approved by shareholders, we anticipate that we will not have shares available to make grants of equity compensation awards to employees and directors after the date of the fiscal 2018 Annual Meeting of Shareholders. The proposed Amendment is intended to provide us with a sufficient number of shares to satisfy our expected equity grant requirements through approximately January 2019, based on the anticipated structure and timing of annual grants of our equity incentive program. We intend, beginning immediately following the fiscal 2018 Annual Meeting of Shareholders, to resume granting stock options to certain of our employees, including our executive officers, in addition to or in lieu of full value awards, as our compensation committee believes that stock options offer the best performance-based incentive at this time and stage of the company’s life. As we transition from full value awards to stock options, we anticipate that our share usage will increase in order to allow us to provide market competitive long-term incentive compensation. The additional 675,000 shares of common stock that would become available for grant under the 2017 Plan represents approximately [__]% of the number of shares of our common stock outstanding as of December 6, 2017. Increasing the shares available for grant under the 2017 Plan would have a dilutive effect of approximately [___]% of the requested share reserve.
The approximate impact of the requested share reserve for the 2017 Plan on shareholder dilution is shown in the below table (the below figures are a percentage of our outstanding shares as of December 6, 2017, the record date of our fiscal 2018 Annual Meeting of Shareholders):

Dilutive effect of new reserve shares under the 2017 Plan	[_____]
Total potential dilution (including currently outstanding equity compensation awards)	[_____]
The complete text of the 2017 Plan, as proposed to be amended, is attached as Annex A to this proxy statement. Shareholders are urged to review it together with the following information, which is qualified in its entirety by reference to the complete text of the 2017 Plan. If there is any inconsistency between the description of the 2017 Plan included in this proxy statement and the terms of the 2017 Plan, the terms of the 2017 Plan shall govern.
Description of the 2017 Plan
On December 6, 2016, our board of directors approved the 2017 Plan, which was subsequently approved by our shareholders at our fiscal 2017 Annual Shareholders Meeting. The 2017 Plan permits the discretionary award of incentive stock options, non-statutory stock options, restricted stock, stock units, stock appreciation rights and performance-based cash awards to eligible service providers.
General Plan Administration
Eligibility to Receive Awards.  Our employees, officers, directors, consultants and advisors are eligible to receive awards under the 2017 Plan. The compensation committee determines, in its discretion, the eligible persons who will be granted awards under the 2017 Plan. As of December 6, 2017, approximately [____] employees (including each of our executive officers) and each of our non-employee directors were eligible to participate in the 2017 Plan.
Administration of the 2017 Plan.  Our board of directors has determined that its compensation committee will administer the 2017 Plan. Subject to the terms of the 2017 Plan, the compensation committee has the sole discretion, among other things, to:

•	select the individuals who will receive awards,

•	determine the terms and conditions of awards (for example, performance conditions, if any, and vesting schedule),

•	correct any defect, supply any omission, or reconcile any inconsistency in the 2017 Plan or any award agreement,

•	accelerate the vesting, extend the post-termination exercise term or waive restrictions of any awards at any time and under such terms and conditions as it deems appropriate, and

•	interpret the provisions of the 2017 Plan and outstanding awards.
The compensation committee may also use the 2017 Plan to issue shares under other plans or subplans as may be deemed necessary or appropriate, such as to provide for participation by non-U.S. employees and those of any of our subsidiaries and affiliates. In addition, awards may be subject to any policy that we may implement on the recoupment of compensation (referred to as a clawback policy). We will indemnify the members of our board of directors, the compensation committee and their delegates to the maximum extent permitted by applicable law for actions taken or not taken regarding the 2017 Plan.
Types of Awards
Awards issued under the 2017 Plan will be evidenced by a written agreement entered into between our company and the participant. Such agreements will recite the specific terms and conditions of the award.
Stock Options.  A stock option is the right to acquire shares at a fixed exercise price over a fixed period of time. The compensation committee will determine the number of shares covered by each stock option and the exercise price of the shares subject to each stock option, but such per share exercise price cannot be less than the fair market value of our common stock on the date of grant of the stock option.
Stock options granted under the 2017 Plan may be either incentive stock options, or “ISOs,” or nonstatutory stock options, or “NSOs.” As required by the Internal Revenue Code of 1986, as amended (the “Code”) and applicable regulations, ISOs are subject to various limitations. For example, the exercise price for any ISO granted to any employee owning more than 10% of our common stock may not be less than 110% of the fair market value of our common stock on the date of grant and the ISO must expire not later than five years after the grant date. The aggregate fair market value (determined at the date of grant) of common stock subject to all ISOs held by a participant that are first exercisable in any single calendar year cannot exceed $100,000. ISOs may not be transferred other than upon death, or to a revocable trust where the participant is considered the sole beneficiary of the stock option while it is held in trust. The 2017 Plan, as proposed to be amended, provides that no more than 1,800,000 shares plus (i) shares underlying forfeited or terminated awards that become available again for issuance under the 2017 Plan and (ii) shares that are utilized to pay an award’s exercise price or tax withholding obligations, may be issued pursuant to the exercise of ISOs.
A stock option granted under the 2017 Plan cannot be exercised until it becomes vested. The compensation committee establishes the vesting schedule of each stock option at the time of grant. The maximum term life for stock options granted under the 2017 Plan may not exceed 10 years from the date of grant.
The exercise price of each stock option granted under the 2017 Plan must be paid in full at the time of exercise, either with cash or through a broker-assisted “cashless” exercise and sale program, or through another method approved by the compensation committee. The optionee must also make arrangements to pay any taxes that we are required to withhold at the time of exercise.
Stock Appreciation Rights.  A stock appreciation right, or “SAR,” is the right to receive, upon exercise, an amount equal to the excess of the fair market value of the shares of common stock on the date of the SAR’s exercise over the fair market value of the shares of common stock covered by the exercised portion of the SAR on the date of grant. The compensation committee determines the terms of SARs including the exercise price (provided that such per share exercise price cannot be less than the fair market value of our common stock on the date of grant), the vesting and the term of the SAR. The maximum term life for SARs granted under the 2017 Plan may not exceed 10 years from the date of grant. The compensation committee may determine that a SAR will only be exercisable if our company satisfies performance goals established by the compensation committee. Settlement of a SAR may be in shares of common stock or in cash, or any combination thereof, as the compensation committee may determine.
Restricted Stock.  Awards of restricted stock are shares of common stock that vest in accordance with the terms and conditions established by the compensation committee. The compensation committee also will determine any other terms and conditions of an award of restricted shares. In determining whether an award of restricted shares should be made, and/or the vesting schedule for any such award, the compensation committee may impose whatever conditions to vesting as it determines to be appropriate. For example, the compensation committee may determine that an award of restricted shares will vest only if our company satisfies performance goals established by the compensation committee.
Stock Units.  Stock units are the right to receive an amount equal to the fair market value of the shares covered by the stock unit at some future date after the grant. The compensation committee will determine all of the terms and conditions of an award of stock units, including the vesting period. Upon each vesting date of a stock unit, the holder thereof will be entitled to receive an amount equal to the then fair market value of the shares on the settlement date. The compensation committee may determine that an award of stock units will vest only if our company satisfies performance goals established by the compensation committee. Payment for vested stock units may be in shares of common stock or in cash, or any combination thereof, as the compensation committee may determine. Settlement of stock units will generally occur within 30 days of vesting unless the participant has timely elected to defer such compensation.
Cash Awards.  We may also award cash-based performance bonus opportunities to participants under the 2017 Plan. Such awards will be (i) payable in cash, (ii) paid based on achievement of performance goal(s) applying the performance criteria specified below and (iii) intended to qualify as performance-based compensation under Code Section 162(m).
Performance Goals and Annual Grant Limits.  The 2017 Plan specifies performance goals that the compensation committee may include in awards that are intended to qualify as performance-based compensation under Code Section 162(m). These performance goal criteria shall be limited to one or more of the following target objectives:

operating income	earnings before interest, taxes, depreciation and amortization	earnings
cash flow	market share	sales or revenue, including with respect to a particular product, business line, geography or market
expenses	cost of goods sold	profit/loss or profit margin
working capital	return on equity or assets or investment	earnings per share
economic value added	stock price including without limitation total shareholder return	price/earnings ratio
debt or debt-to-equity	accounts receivable	writeoffs
cash	assets	liquidity
operations	research or related milestones	business development
intellectual property	product development	regulatory activity
information technology	financings	product quality control
management	human resources	corporate governance
compliance program	legal matters	internal controls
policies and procedures	accounting and reporting	strategic alliances, licensing and partnering
site, plant or building development	corporate transactions including without limitation mergers, acquisitions, divestitures and/or joint ventures	customer satisfaction
capital expenditures	Company advancement milestones
Including one or more of the foregoing performance conditions in awards of restricted stock and stock units or in cash-based awards to Covered Employees (as defined below in the federal income tax section) can permit these awards to qualify as performance-based compensation under Code Section 162(m). Certain other awards, such as stock options, may qualify as performance-based compensation under Code Section 162(m) without the inclusion of any of the above performance criteria.
The 2017 Plan imposes the following annual grant limits on awards, including limits that are intended to constitute qualified performance-based compensation under Code Section 162(m). No individual employee may be granted awards covering more than 300,000 shares subject to each type of equity award specified under the 2017 Plan (stock options, SARs, restricted stock awards and stock units) during a single fiscal year, with such number doubled in the year in which the employee is, as applicable, first hired or promoted to a position such that their compensation would be subject to the deduction limitation imposed by Code Section 162(m). In addition, no individual employee may be granted awards covering more than 600,000 shares during any single fiscal year.
In addition, the fiscal year-based annual limit on the value of cash awards granted under the 2017 Plan to any individual employee is $5,000,000. It is within the discretion of our compensation committee to determine whether or not to grant awards to Covered Employees that qualify as performance-based compensation under the 2017 Plan, and it is within the committee’s authority to award or grant to Covered Employees compensation under the 2017 Plan, or outside of the plan, that does not so qualify and that may not be tax deductible by us. See also the discussion under the heading “Certain Federal Income Tax Information-Internal Revenue Code Section 162(m) Limits” below for further information on Code Section 162(m).
Limited Transferability of Awards.  Awards granted under the 2017 Plan generally are not transferrable other than upon death, or pursuant to a court-approved domestic relations order. However, the compensation committee may in its discretion permit awards other than ISOs to be transferred. Generally, where transfers are permitted, they will be permitted only by gift to a member of the participant’s immediate family or to a trust or other entity for the benefit of the member(s) of the participant’s and/or his or her immediate family.
Termination of Employment, Death or Disability.  The compensation committee will determine the effect of the termination of employment on awards, which determination may be different depending on the nature of the termination, such as terminations due to cause, resignation, death, disability or retirement, and the status of the award as vested or unvested.
Adjustments Upon Changes in Capitalization.  In the event of a subdivision of the outstanding shares, stock dividend, dividend payable in a form other than shares in an amount that has a material effect on the price of the shares, consolidation, combination or reclassification of the shares, recapitalization, spin-off, or other similar occurrence, then the number and class of shares issued under the 2017 Plan and subject to each award, along with any exercise prices and repurchase prices, as well as the number and class of shares available for issuance under the 2017 Plan, shall each be equitably and proportionately adjusted by the compensation committee.
Corporate Transaction.  In the event that our company is a party to a merger or other reorganization, outstanding 2017 Plan awards will be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for (i) the continuation of the outstanding awards if our company is a surviving corporation, (ii) the assumption of the outstanding awards by the surviving corporation or its parent, (iii) full exercisability or full vesting, or (iv) cancellation of outstanding awards with or without consideration, in all cases with or without the consent of the participant. The compensation committee will decide the effect of a change in control of our company on outstanding awards. The compensation committee may, among other things, provide that awards will fully vest upon a change in control, or upon a change in control followed by an involuntary termination of employment within a certain period of time.
Term of the 2017 Plan.  The 2017 Plan will continue in effect until December 5, 2026, or until earlier terminated by our board of directors.
Governing Law.  The 2017 Plan is governed by the laws of the State of Utah.
Amendment and Termination of the 2017 Plan.  Our board of directors generally may amend or terminate the 2017 Plan at any time and for any reason, except that our board of directors must obtain shareholder approval of certain material amendments, including any addition of shares, expansion of the class of persons eligible to participate, or any repricing or as may be required by applicable stock exchange rules.
Certain Federal Income Tax Information
The following is a general summary as of the date of this proxy statement of the U.S. federal income tax consequences to the Company and to U.S. participants for awards granted under the 2017 Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Tax consequences for any particular individual may be different. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant’s death or provisions of income tax laws of any municipality, state or other country. The Company advises participants to consult with their own tax advisors regarding the tax implications of their awards under the 2017 Plan.
Incentive Stock Options.  For federal income tax purposes, the holder of an ISO has no taxable income at the time of the grant or exercise of the ISO. If such person retains the common stock acquired under the ISO for a period of at least two years after the stock option is granted and one year after the stock option is exercised, any gain upon the subsequent sale of the common stock will be taxed as a long-term capital gain. A participant who disposes of shares acquired by exercise of an ISO prior to the expiration of two years after the stock option is granted or before one year after the stock option is exercised will realize ordinary income as of the date of exercise equal to the difference between the exercise price and the fair market value of the stock. Any additional gain or loss recognized upon any later disposition of the shares will be treated as short-term or long-term capital gain or loss depending on how long the shares have been held by the participant. The difference between the option exercise price and the fair market value of the shares on the exercise date of an ISO is an adjustment in computing the holder’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if such tax exceeds the participant’s regular income tax for the year.
Nonstatutory Stock Options.  A participant who receives an NSO generally will not realize taxable income on the grant of such option, but will realize ordinary income at the time of exercise of the stock option equal to the difference between the option exercise price and the fair market value of the stock on the date of exercise. Any additional gain or loss recognized upon any later disposition of the shares will be treated as short-term or long-term capital gain or loss depending on how long the shares were held by the participant.
Stock Appreciation Rights.  No taxable income is generally reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the value of the shares or other consideration received. Any additional gain or loss recognized upon any later disposition of any shares received will be treated as short-term or long-term capital gain or loss depending on how long the shares were held by the participant.
Restricted Stock.  A participant will generally not have taxable income upon grant of unvested restricted shares unless he or she elects to be taxed at that time pursuant to a Code Section 83(b) election. Instead, he or she will recognize ordinary income at the time(s) of vesting equal to the fair market value (on each vesting date) of the shares received minus any amount paid for the shares.
Stock Units.  No taxable income is generally reportable when unvested stock units are granted to a participant. Upon settlement of the vested stock units, the participant will recognize ordinary income in an amount equal to the value of the payment received pursuant to the vested stock units.

Income Tax Effects for the Company.  The Company generally will be entitled to a tax deduction in connection with an award under the 2017 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, upon the exercise of an NSO). As described herein, Code Section 162(m) may limit the deductibility of awards granted under the 2017 Plan.
Internal Revenue Code Section 162(m) Considerations.  Code Section 162(m) generally disallows a tax deduction to public companies for compensation in excess of $1,000,000 paid to a company’s principal executive officer and each of the other three most highly compensated officers (other than the principal financial officer) (“Covered Employees”) in any one fiscal year. Stock options and stock appreciation rights are exempt from this limitation if (a) the exercise price is at least 100% of the fair market value of the underlying stock on the date the option or stock appreciation right is granted and (b) the plan under which the options are granted is approved by the shareholders and contains a limit on the number of options or stock appreciation rights granted to any one individual under the plan during a specified period. Various other rules apply with regard to compensation committee independence and the procedures that must be followed by the committee in connection with performance-based awards that may be fully deducted under Code Section 162(m). Among other requirements, stock awards such as restricted stock and stock units, and performance cash awards must vest contingent upon the achievement of performance goals, the material terms of which have been approved by the shareholders, in order to be exempt from this limitation. The 2017 Plan includes certain fiscal year limits, as described above, on the number of shares or total dollars that may be granted to an individual under options, stock appreciation rights, restricted stock, stock units and performance-based cash awards in order to comply with the Code Section 162(m) requirements. The above description is subject to proposed changes to Section 162(m) that would eliminate the exception from the general rule for performance-based compensation. If that proposed statutory change is enacted, we would not expect to be able to deduct compensation in excess of $1 million paid during a single year to a Covered Employee.
Internal Revenue Code Section 409A.  Code Section 409A governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of Code Section 409A generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of a federal excise tax of 20% on the employee over and above the income tax owed plus possible penalties and interest. The types of arrangements covered by Code Section 409A are broad and may apply to certain awards available under the 2017 Plan (such as stock units). The intent is for the 2017 Plan, including any awards available thereunder, to comply with the requirements of Code Section 409A to the extent applicable. As required by Code Section 409A, certain nonqualified deferred compensation payments to specified employees may be delayed to the seventh month after such employee’s separation from service.
New Plan Benefits
All awards under the 2017 Plan will be granted at the compensation committee’s discretion and, with respect to stock-based awards, the value of awards to be granted is not determinable because it depends on the value of our stock on future dates. Accordingly, the size and value of 2017 Plan awards cannot be determined in advance.
Existing Plan Benefits
The following table sets forth the number of shares of common stock for which restricted shares and stock units have been granted under the 2017 Plan between February 16, 2017 (the date the 2017 Plan was originally approved by the Company's shareholders) and June 30, 2017, as to each of the executive officers named in the Summary Compensation Table contained in this proxy statement in the section entitled “Executive Compensation,” each non-employee director, and the various indicated groups. No stock options were granted to any current employees, including executive officers, in fiscal 2017.

Name and Position	Number of Restricted Shares Granted	Number of Stock Units Granted
Darren Jensen	—	186,600	(1)
President and Chief Executive Officer
Steve Fife	90,000	—
Chief Financial Officer
Ryan Goodwin	—	93,400	(1)
Chief Marketing Officer
Courtland Pearson	—	93,400	(1)
Senior Vice President International
Justin Rose	—	93,400	(1)
Chief Sales Officer
Mark Jaggi (2)	—	—
Former Chief Financial Officer
Gary Koos (3)	—	—
Former Interim Chief Financial Officer
All current executive officers as a group	90,000	466,800

Michael A. Beindorff	—	—
Raymond B. Greer	—	—
Vinayak R. Hegde	—	—
Darwin K. Lewis	—	—
David Manovich (4)	—	—
Garry Mauro	—	—
George E. Metzger	—	—
Richard Okumoto	—	—
David Toole	—	—
All non-employee directors as a group	—	—

All employees as a group (excluding executive officers)	—	—
(1)Messrs. Jensen, Goodwin, Pearson and Rose were each granted performance-based restricted stock units in March 2017, the vesting of which is tied to the Company’s TSR during a three-year performance period commencing January 1, 2017 and ending on December 31, 2019. The number of shares included in this table are based upon the maximum achievement.
(2)Mr. Jaggi’s employment with the Company was terminated effective January 18, 2017.
(3)Mr. Koos served as our Interim Chief Financial Officer from January 18, 2017 through March 13, 2017.
(4)Mr. Manovich served as a non-employee director until the annual meeting of shareholders held in February 2017.
Required Vote
The proposed amendment to the 2017 Plan will be approved by our shareholders if the votes cast “FOR” the proposal exceed the votes cast “AGAINST” the proposal. In the event that shareholder approval is not obtained, we may not issue more than 1,125,000 shares of our common stock under the 2017 Plan.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE AMENDMENT TO THE 2017 LONG-TERM INCENTIVE PLAN TO INCREASE THE AUTHORIZED SHARES AVAILABLE TO BE ISSUED UNDER THE PLAN.

PROPOSAL 3 - RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our board of directors has selected WSRP, LLC as our independent registered public accounting firm for the fiscal year ending June 30, 2018, and has further directed that the selection of such firm be submitted to our shareholders for ratification.
Shareholder ratification of the selection of our independent registered public accounting firm is not required. However, the audit committee is submitting this proposal to our shareholders as a matter of good corporate governance. If our shareholders do not vote on an advisory basis in favor of the ratification of the selection of WSRP, LLC as our independent registered public accounting firm for the fiscal year ending June 30, 2018, the audit committee will review its future selection of an independent registered public accounting firm. Regardless of whether the selection is ratified, the audit committee in its discretion may, without resubmitting the matter for shareholders to approve or ratify, appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our shareholders.
We expect representatives of WSRP, LLC to be present at the annual meeting and they will have the opportunity to make a statement at the annual meeting if they so desire. We also expect such representatives to be available to respond to appropriate questions.
The aggregate fees for professional services rendered for us by WSRP, LLC are described in the Audit Related Matters section of this proxy statement.
Required Vote
The ratification of the selection of WSRP, LLC as our independent registered public accounting firm for the fiscal year ending June 30, 2018 will be approved by our shareholders if the votes cast “FOR” the proposal exceed the votes cast "AGAINST" the proposal.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF WSRP, LLC AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 4 - APPROVAL OF THE REINCORPORATION OF THE COMPANY FROM THE STATE OF COLORADO TO THE STATE OF DELAWARE
For the reasons discussed below, the Board has unanimously approved and declared it is advisable and in the best interests of LifeVantage and its shareholders to change the state of incorporation of LifeVantage from the State of Colorado to the State of Delaware (the “Reincorporation”), which includes adopting a new certificate of incorporation (the “Delaware Certificate”) and bylaws (the “Delaware Bylaws”) to govern LifeVantage.
Summary
The principal effects of the Reincorporation will be that:

•
The affairs of the Company will cease to be governed by the Colorado Business Corporation Act (the “CBCA”) and its existing articles of incorporation and bylaws (the “Colorado Articles” and the “Colorado Bylaws”, respectively) and will become subject to the Delaware General Corporation Law(the “DGCL”)

•
The resulting Delaware corporation (“LifeVantage-Delaware”) will be the same entity as the Company as currently incorporated in Colorado (“LifeVantage-Colorado”), will possess all of the properties of LifeVantage-Colorado, will continue with all of the debts, liabilities and obligations of LifeVantage-Colorado and will continue with the same officers and directors of LifeVantage-Colorado immediately prior to the Reincorporation, as more fully described below.

•
When the Reincorporation becomes effective, all of the issued and outstanding shares of common stock of LifeVantage-Colorado will be automatically converted into issued and outstanding shares of common stock of LifeVantage-Delaware, without any action on the part of our shareholders. The Reincorporation will have no effect on the trading of our shares of common stock on the Nasdaq Global Market under the same symbol “LFVN”. LifeVantage-Delaware will continue to file periodic reports and other documents as and to the extent required by the rules and regulations of the SEC. Shares of our common stock that are freely tradeable prior to the Reincorporation will continue to be freely tradeable as shares of LifeVantage-Delaware common stock, and shares of our common stock that are subject to restrictions prior to the Reincorporation will continue to be subject to the same restrictions as shares of LifeVantage-Delaware common stock. The Reincorporation will not change the respective positions of LifeVantage or our shareholders under federal securities laws.

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Upon effectiveness of the Reincorporation, all of our employee benefit and incentive plans will become LifeVantage-Delaware plans, and each option, restricted stock unit, equity award or other right issued under such plans will automatically be converted into an option, restricted stock unit, equity award or right to purchase or receive the same number of shares of LifeVantage-Delaware common stock, at the same price per share, upon the same terms and subject to the same conditions as before the Reincorporation. In addition, our employment contracts and other employee benefit arrangements also will be continued by LifeVantage-Delaware upon the same terms and subject to the same conditions in effect at the time of the Reincorporation.

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Upon effectiveness of the Reincorporation, all outstanding warrants to purchase shares of common stock will automatically be converted into a warrant to purchase or receive the same number of shares of LifeVantage-Delaware common stock, at the same price per share, upon the same terms and subject to the same conditions as before the Reincorporation.

As part of the Reincorporation, the Board determined that it was in the best interest of the Company and its shareholders to reduce the number of shares of common stock and preferred stock the Company is authorized to issue.  Under the Colorado Articles of Incorporation (the “Colorado Articles”), the Company is authorized to issue up to 250,000,000 shares of common stock and up to 50,000,000 shares of preferred stock.  The Delaware Certificate authorizes the Company to issue up to 40,000,000 shares of common stock and up to 5,000,000 shares of preferred stock.
Reasons for the Reincorporation
The primary reason that the Board has approved and recommended the Reincorporation is because the corporate laws of the State of Delaware are more comprehensive, widely-used and extensively interpreted than the corporate laws of other states, including Colorado. As a result of the flexibility and responsiveness of the Delaware corporate laws to the legal and business needs of corporations, many major corporations have incorporated in Delaware or have changed their corporate domiciles to Delaware in a manner similar to the Reincorporation. The Delaware judiciary has become particularly familiar with corporate law matters and a substantial body of court decisions has developed construing the laws of Delaware, thus providing greater clarity and predictability with respect to corporate legal and governance affairs.  The Board believes any benefits provided to the Company by Delaware law directly benefit our shareholders.

In deciding to propose the Reincorporation, the Board considered, among others, the following benefits of Delaware law to LifeVantage and its shareholders:

•	our corporation would be governed by the DGCL, which is generally acknowledged to be the most advanced and flexible corporate statute in the country;

•	the responsiveness and efficiency of the Division of Corporations of the Secretary of State of the State of Delaware;

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the Delaware General Assembly, which each year considers and adopts statutory amendments proposed by the Corporation Law Section of the Delaware State Bar Association in an effort to ensure that the corporate statute continues to be responsive to the changing needs of businesses;

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the Delaware Court of Chancery, which has exclusive jurisdiction over matters relating to the DGCL and in which cases are heard by judges, without juries, who have many years of experience with corporate issues, and the Delaware Supreme Court are both highly regarded and can help the Company reach quick and effective resolution of any future corporate litigation; and

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the well-established body of case law construing Delaware law, which has developed over the last century and which provides businesses with a greater degree of predictability than most, if not all, other jurisdictions.

The Board is not proposing the Reincorporation to prevent a change in control of LifeVantage and is not aware of any present attempt by any person to acquire control of LifeVantage or to obtain representation on the Board.
Why You Should Vote for the Reincorporation
Predictability, Flexibility and Responsiveness of Delaware Law. Delaware is a nationally recognized leader in adopting and implementing comprehensive modern and flexible corporate laws. The DGCL is frequently revised and updated to accommodate changing legal and business needs and is more comprehensive, widely used and interpreted than other state corporate laws, including the CBCA.
In addition, Delaware courts (such as the Court of Chancery and the Delaware Supreme Court) are highly regarded for their considerable expertise in dealing with corporate legal issues and for producing a substantial body of case law construing the DGCL, with multiple cases concerning areas that Colorado courts have not considered. Because the judicial system is based largely on legal precedents, the abundance of Delaware case law should serve to enhance the relative clarity and predictability of many areas of corporate law, which in turn may offer added advantages to us by allowing the Board and management to make corporate decisions and take corporate actions with greater assurance as to the validity and consequences of those decisions and actions.
Enhanced Ability to Attract and Retain Directors. The Reincorporation may also make it easier to attract future candidates and retain individuals willing to serve on the Board because many such candidates and individuals are already familiar with the DGCL, including provisions relating to director indemnification, from their past business experience.
Enhanced Anti-Takeover Protection. While the Company is currently unaware of any hostile attempts to acquire control of the Company, it believes that the DGCL is better suited than the CBCA to protect shareholders’ interests in the event of an unsolicited takeover attempt. There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to such defensive measures with respect to the conduct of the Board under the business judgment rule, and the related enhanced scrutiny standard of judicial review, with respect to unsolicited takeover attempts. See the sections titled “Comparison of Shareholder Rights before and after the Reincorporation” and “Anti-Takeover Implications” below.
Enhanced Access to Capital. In addition, in the opinion of the Board, underwriters and other members of the financial services industry may be more willing and better able to assist in capital-raising programs for corporations having the greater flexibility afforded by the DGCL. Certain investment funds, sophisticated investors and brokerage firms may be more comfortable and more willing to invest in a Delaware corporation than in a corporation incorporated in another U.S. jurisdiction whose corporate laws may be less understood and perceived to be unresponsive to stockholder rights.
Plan of Conversion and Adoption of Delaware Certificate of Incorporation and Bylaws
To accomplish the Reincorporation, the Board has adopted a plan of conversion substantially in the form appended to this proxy statement as Annex B (the “Plan of Conversion”). The Plan of Conversion provides that we will convert into a Delaware corporation and will thereafter be subject to all of the provisions of the DGCL, the Delaware Certificate and Delaware Bylaws.
Assuming that our shareholders approve this proposal, we will cause the Reincorporation to be effected as soon as practicable thereafter by filing with the Secretary of State of the State of Colorado articles of conversion substantially in the form appended to this proxy statement as Annex C (the “Colorado Articles of Conversion”) and will file with the Secretary of State of the State of Delaware (i) a certificate of conversion substantially in the form appended to this proxy statement as Annex D (the “Delaware

Certificate of Conversion”) and (ii) the Delaware Certificate, which will govern LifeVantage-Delaware as a Delaware corporation, substantially in the form appended to this proxy statement as Annex E . In addition, assuming that our shareholders approve this proposal, the Board has adopted the Delaware Bylaws, substantially in the form appended to this proxy statement as Annex F , and we will enter into a new indemnification agreement with each director and executive officer of LifeVantage-Delaware based upon provisions of the DGCL, substantially in the form appended to this proxy statement as Annex G (the “Delaware Indemnification Agreement”). Approval of this proposal by our shareholders will constitute approval of the Plan of Conversion, the Colorado Articles of Conversion, the Delaware Certificate of Conversion, the Delaware Certificate of Incorporation, the Delaware Bylaws and the Delaware Indemnification Agreement. Shareholders should also note that approval of the Reincorporation will also constitute approval of the Company’s equity and other employee benefit and incentive plans continuing as plans of LifeVantage-Delaware.
Notwithstanding the foregoing, the Reincorporation may be delayed by the Board or the Plan of Conversion may be terminated and abandoned by action of the Board at any time prior to the effective time of the Reincorporation, whether before or after approval by our shareholders, if the Board determines for any reason that such delay or termination would be in the best interests of LifeVantage and our shareholders. If the Reincorporation is approved by our shareholders, the Reincorporation would become effective upon the filing (and acceptance thereof by the Secretary of State of the State of Colorado and the Secretary of State of the State of Delaware, as applicable) of the Colorado Articles of Conversion, the Delaware Certificate of Conversion and the Delaware Certificate of Incorporation.
No Change in Business, Management or Board Members
The Reincorporation will not result in any change in the Company’s business, management, employees, fiscal year, assets, liabilities or federal tax identification number, (ii) cause the principal executive offices or other facilities of the Company to be moved or (iii) result in any relocation of management or other employees. The mailing address of the principal offices and the telephone number of LifeVantage will be the same as the Company’s current address and telephone number.
The individuals serving as directors of the Company as of immediately prior to the Reincorporation will be the directors of LifeVantage as of immediately following the Reincorporation, and will continue to serve for the term of their respective elections. The individuals serving as executive officers of the Company as of immediately prior to the Reincorporation will continue to serve as executive officers of LifeVantage as of immediately following the Reincorporation, without a change in their title or responsibilities. In addition, the Reincorporation will not affect any of the Company’s contracts with third parties. However, LifeVantage-Delaware will be deemed LifeVantage-Colorado’s successor with respect to LifeVantage-Colorado’s current contracts and agreements and will succeed to all of LifeVantage-Colorado’s rights and obligations under these contracts and agreements.
Immediately following the Reincorporation, the LifeVantage Common Stock will continue to be traded on the Nasdaq Global Market under the ticker “LFVN.”
Federal Income Tax Consequences of the Reincorporation
The discussion of U.S. federal income tax consequences set forth below is for general information only and does not purport to be a complete discussion or analysis of all potential tax consequences that may apply to a shareholder. The discussion does not deal with all of the tax considerations that may be relevant to particular shareholders, such as shareholders who are dealers in securities, foreign persons, tax exempt entities or shareholders who received their stock in the Company in connection with stock option or stock purchase plans or in other compensatory transactions. In addition, this discussion does not address any state, local or foreign tax considerations nor does it address any federal estate, gift, employment, excise or other non income tax considerations. This discussion also does not address the tax consequences of transactions effected prior to or after the Reincorporation (whether or not such transactions are in connection with the Reincorporation) including, without limitation, the exercise of options, warrants or similar rights to purchase the Company’s stock. The following discussion is based upon provisions of the Code, regulations, administrative rulings and judicial decisions presently in effect, all of which are subject to change (possibly with retroactive effect) or to different interpretations. Shareholders are urged to consult their tax advisors to determine the particular tax consequences of the Reincorporation, including the applicability and effect of federal, state, local, foreign and other tax laws.
The Reincorporation provided for in the Plan of Conversion is intended to be a tax-free reorganization under Section 368(a) of the Code. Assuming the Reincorporation qualifies as a reorganization, no gain or loss should be recognized to the holders of our capital stock as a result of consummation of the Reincorporation. Shareholders should have the same basis in the LifeVantage-Delaware common stock received pursuant to the Reincorporation as they had in the shares of LifeVantage-Colorado common stock held immediately prior to the time the Reincorporation is consummated. The holding period with respect to LifeVantage-Delaware common stock should include the period during which corresponding shares of LifeVantage-Colorado common stock were held, provided the latter was held as a capital asset at the time of consummation of the Reincorporation.

Accounting Treatment
We expect that the Reincorporation will have no effect from an accounting perspective because there is no change in the entity as a result of the Reincorporation. As such, the financial statements of LifeVantage-Colorado previously filed with the SEC will remain the financial statements of LifeVantage-Delaware following the Reincorporation.
Dissenters’ Rights
Under the CBCA, shareholders are not entitled to dissenters’ rights in connection with a reincorporation if the shares held by the shareholder are listed on a national securities exchange registered under the federal “Securities Exchange Act of 1934”, as amended (the "Act"), or if the common stock of the company are held of record by more than two thousand shareholders.  Because LifeVantage’s common stock is currently listed on the Nasdaq Global Market, shareholders will therefore not be entitled to dissenters’ rights in connection with the Reincorporation.
Comparison of Shareholder Rights Before and After the Reincorporation
Although the Delaware Certificate and the Delaware Bylaws are substantially similar to provisions from the current Colorado Articles and Colorado Bylaws, they also include certain provisions that are different from the provisions contained in the Colorado Articles and Bylaws. The following discussion briefly summarizes some of the changes resulting from the Reincorporation and the significant differences between the CBCA and the Colorado Articles and Bylaws and the DGCL and the Delaware Certificate and Bylaws.
The foregoing summary does not purport to be a complete statement of the respective rights of holders of our common stock and LifeVantage Delaware common stock, and is qualified in its entirety by reference to the CBCA and DGCL, respectively, and to the Colorado Articles and Bylaws and to the Delaware Certificate and Bylaws, respectively.

Authorized Capital Stock
Colorado

The Colorado Articles authorize 300,000,000 shares of capital stock, par value $0.0001 per share, comprised of 250,000,000 shares of common stock, par value $0.0001 per share, and 50,000,000 shares of preferred stock, par value $0.0001 per share. As of immediately prior to the Reincorporation, approximately [__________] shares of LifeVantage Common Stock and no shares of preferred stock of the Company will be outstanding.

Delaware

The Delaware Certificate will authorize 45,000,000 shares of capital stock, par value $0.0001 per share, comprised of 40,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share. As of immediately following the Reincorporation, approximately [_______] shares of LifeVantage Common Stock and no shares of preferred stock of LifeVantage will be outstanding.

Blank Check Preferred
 Colorado

Under the CBCA, if the articles of incorporation so provide, a corporation may issue one or more classes of stock or one or more series of stock within any class, with such preferences, limitations and relative rights as determined by the board of directors without shareholder approval (“Blank Check Preferred Stock”).

Delaware

The DGCL also permits, if authorized by the certificate of incorporation, the issuance of Blank Check Preferred Stock with preferences, limitations and relative rights determined by a corporation’s board of directors without stockholder approval.

The Colorado Articles authorize 50,000,000 shares of preferred stock. As of immediately prior to the Reincorporation, the authorized preferred stock will constitute undesignated Blank Check Preferred Stock.

The Delaware Certificate will authorize 5,000,000 shares of preferred stock. As of immediately following the Reincorporation, the authorized preferred stock will constitute undesignated Blank Check Preferred Stock.

Special Meetings of Shareholders

Colorado

Under the CBCA, a special meeting of shareholders shall be held if: (i) called by the board of directors or any person authorized by the bylaws or a resolution of the board of directors to call such a meeting; or (ii) if the corporation receives one or more written demands for a special meeting, stating the purpose or purposes for which it is to be held, signed and dated by the holders of shares representing at least 10% of all of the votes entitled to be cast on any issue proposed to be considered at the special meeting.

Delaware

Under the DGCL, a special meeting of stockholders may be called by the corporation’s board of directors or by such persons as may be authorized by the corporation’s certificate of incorporation or bylaws. The DGCL does not require a corporation to call a special meeting at the request of stockholders.

The Colorado Bylaws provide that a special meeting of the Company’s shareholders may be called by the Board, by the Company’s Chief Executive Officer or at the request of the holders of not less than 10% of the shares of LifeVantage Common Stock entitled to vote at the special meeting.

The Delaware Certificate and the Delaware Bylaws provide that special meetings of stockholders may be called by a majority of the authorized number of directors of LifeVantage, the Chairman of the Board or the Chief Executive Officer, or at the request of the holders of not less than 10% of the shares of LifeVantage Common Stock entitled to vote at the special meeting.

Corporate Action without a Shareholder/Stockholder Meeting
Colorado

The CBCA provides that, unless the articles of incorporation require such action be taken at a shareholder meeting or expressly authorize that such action can be taken by less than unanimous written consent, any action required or permitted to be taken at a shareholder meeting may be taken without a meeting if all of the shareholders entitled to vote consent to such action in writing.

Delaware

Unless otherwise provided in the certificate of incorporation, the DGCL permits corporate action without a meeting of stockholders upon the written consent of the holders of that number of shares necessary to authorize the proposed corporate action being taken.

The Colorado Articles and the Colorado Bylaws provide that any action required or permitted by the provisions of the CBCA to be taken at a shareholder meeting may be taken without a meeting, and shall have the same force and effect as a unanimous vote of all shareholders of the Company, if the Company receives a written consent (or counterpart thereof) setting forth the action to be taken, signed by all the shareholders entitled to vote thereon.

The Delaware Certificate prohibits stockholder action without a meeting, except in the case of holders of LifeVantage preferred stock, if any, which are entitled to take action by written consent as provided in the applicable certificate of designation.

Amendment or Repeal of the Articles of Incorporation or the Certificate of Incorporation
Colorado

Under the CBCA, amendments to the articles of incorporation, other than ministerial amendments authorized by the board of directors without shareholder action, may be proposed by the board of directors or by the holders of shares representing at least 10% of all of the shares entitled to vote upon the amendment. The board of directors must recommend the amendment to the shareholders unless the amendment is proposed by the shareholders or the board of directors determines that because of a conflict of interest or other special circumstances it should make no recommendation and communicates the basis for its determination to the shareholders with the amendment.

Delaware

Under the DGCL, stockholders are not entitled to enact an amendment to the certificate of incorporation without appropriate action taken by the board of directors. Amendments to the certificate of incorporation generally require that the board of directors adopt a resolution setting forth the amendment, declaring its advisability and submitting it to a vote of the stockholders.

The Colorado Articles provide that the Company reserves the right to amend or repeal any provision contained in the Colorado Articles in any manner permitted under the CBCA. Under the Colorado Articles all rights and powers conferred upon directors and shareholders are granted subject to the reservation.

The Delaware Certificate expressly reserves the right of LifeVantage to amend or repeal any provision contained in the Delaware Certificate in the manner prescribed by Delaware law, provided that approval of the holders of at least a majority of the outstanding voting stock of LifeVantage is also obtained.

Amendment or Repeal of Bylaws
Colorado

Under the CBCA, shareholders may amend the corporation’s bylaws. Unless otherwise specified in the corporation’s articles of incorporation or bylaws, directors also are permitted to amend the bylaws, other than bylaws establishing greater quorums or voting requirements for shareholders or directors. Directors may not amend the bylaws to change the quorum or voting requirements for shareholders, and directors may amend the bylaws to change the quorum or voting requirements for directors only if such provision was originally adopted by the directors or if such provision specifies that it may be amended by the directors.
Delaware The DGCL provides that stockholders may amend the bylaws and, if provided in its certificate of incorporation, the board of directors also has this power.

The Colorado Bylaws provide that the LifeVantage bylaws may at any time and from time to time be amended, supplemented, or repealed by the Board or the shareholders.
The Delaware Certificate and the Delaware Bylaws provide that, subject to the rights of holders of preferred stock of LifeVantage, if any, bylaws may be adopted, amended or repealed (i) by the approval of a majority of the authorized number of directors of LifeVantage, or (ii) upon the approval of the holders of at least a majority of the outstanding voting stock of LifeVantage.

Anti-Takeover Statutes

Colorado

The CBCA does not contain provisions designed to deter takeovers of public companies, such as a “fair price” statute, “business combination” statute, “control share acquisition” statute or “cash-out” statute. However, a company’s articles of incorporation may include such provisions.

Delaware

Section 203 of the DGCL establishes “business combination” restrictions that may deter or delay takeovers, although a corporation’s certificate of incorporation or stockholders may elect to exclude the corporation from the restrictions in Section 203.

Section 203 provides that, subject to certain exceptions specified therein, a corporation shall not engage in any business combination with any “interested stockholder” for a three-year period following the date that such stockholder becomes an interested stockholder unless: (i) prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares held by directors who are also officers and employee stock purchase plans in which employee participants do not have the right to determine, confidentially, whether plan shares will be tendered in a tender or exchange offer); or (iii) on or subsequent to such date, the business combination is approved by the board of directors of the corporation and by the affirmative vote at an annual or special meeting, and not by written consent, of at least 66 2/3 of the outstanding voting stock that is not owned by the interested stockholder. Except as specified in Section 203, an interested stockholder is defined to include: (a) any person that is the owner of 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation, at any time within three years immediately prior to the relevant date; and (b) the affiliates and associates of any such person.

The provisions of Section 203 do not apply to a corporation if, subject to certain requirements, the certificate of incorporation or bylaws of the corporation contain a provision expressly electing not to be governed by the provisions of the statute or the corporation does not have voting stock listed on a national securities exchange or held of record by more than 2,000 stockholders.

The Colorado Articles provide, similar to Delaware law, that, subject to certain exceptions specified therein, the Company shall not engage in any business combination with any “interested shareholder” for a three-year period following the date that such shareholder becomes an interested shareholder unless: (i) prior to such date, the Board approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder; (ii) upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares held by directors who are also officers and employee stock purchase plans in which employee participants do not have the right to determine, confidentially, whether plan shares will be tendered in a tender or exchange offer); or (iii) on or subsequent to such date, the business combination is approved by the Board and by the affirmative vote at an annual or special meeting, and not by written consent, of at least 66 2/3 % of the outstanding voting stock that is not owned by the interested shareholder.

The restrictions in the Colorado Articles do not apply if the Colorado Articles are amended by the shareholders to repeal the applicable section of the Colorado Articles, provided that such amendment shall not be effective until twelve months after the adoption of such amendment and shall not apply to any business combination between the Company and a person who became an interested shareholder on or prior to the date of such adoption.

Because neither the Delaware Certificate nor the Delaware Bylaws includes any provision to “opt-out” of Section 203, the statute will apply to business combinations involving LifeVantage.

Under certain circumstances, Section 203 may make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with LifeVantage for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring LifeVantage to negotiate in advance with the LifeVantage Board of Directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that results in the stockholder becoming an interested stockholder.

Number of Directors
Colorado Under the CBCA, the number of directors must be specified in the corporation’s bylaws.
Delaware

The DGCL permits the number of directors to be specified in either a corporation’s bylaws or the corporation’s certificate of incorporation. If the number of directors is specified in the corporation’s certificate of incorporation, a change in the number of directors may be made only by amendment of the certificate of incorporation

The Colorado Articles provide that the number of directors may be stated in or fixed in accordance with the Colorado Bylaws. The Colorado Bylaws provide that the number of directors of the Company shall be fixed from time to time by the Board, but no decrease shall have the effect of shortening the term of any incumbent director.

The Delaware Certificate and the Delaware Bylaws provide that, subject to any rights of preferred stockholders of LifeVantage, the number of directors shall be fixed from time to time pursuant to a resolution adopted by the affirmative vote of a majority of the authorized number of directors of LifeVantage.

Term
Colorado The CBCA permits (but does not require) classifications of a corporation’s board of directors.
Delaware

The DGCL permits (but does not require) classifications of a corporation’s board of directors into one, two or three classes, with each class comprised of as equal a number of directors as is possible. In the event of multiple classes of directors, the DGCL provides for staggered terms of two years if there are two classes of directors or three years if there are three classes of directors.

The Colorado Bylaws provide that the Company’s directors be elected annually. All directors hold office until the next annual meeting of shareholders following their election or until their successors are elected and qualified, or until their earlier death, resignation or removal.

The Delaware Certificate, like the Colorado Articles, provides that LifeVantage’s directors are elected annually. Under the Delaware Certificate, subject to the rights of holders of preferred stock of LifeVantage, if any, all directors hold office until the next annual meeting of stockholders following their election or until their successors are elected and qualified, or until their earlier death, resignation, disqualification or removal

Removal
Colorado

Under the CBCA, one or more directors may be removed from office by the shareholders with or without cause, unless a corporation’s articles of incorporation provide that directors may be removed only for cause, and only if the number of votes cast in favor of removal exceeds the number of votes cast against removal.

Delaware

Under the DGCL, unless otherwise provided in the certificate of incorporation, one or more directors serving on a non-classified board may be removed, with or without cause, by the holders of a majority of the corporation’s outstanding shares entitled to vote at an election of directors. In the case of a corporation having cumulative voting, if less than the entire board is to be removed, no director may be removed without cause if the votes cast against such director’s removal would be sufficient to elect such director if then cumulatively voted at an election of the entire board of directors, or, if there are classes of directors, at an election of the class of directors of which the director is a part.

The Colorado Articles do not prohibit shareholders from removing a director without cause. The Colorado Bylaws provide that shareholders may remove directors from office with or without cause at a shareholder meeting duly called for such purpose, only if the number of votes cast in favor of removal exceeds the number of votes cast against such removal.

The Delaware Certificate provides that, subject to the rights of holders of any preferred stock of LifeVantage, if any, directors may be removed at any time, with our without cause and only by the vote of the holders of a majority of the votes cast at a duly-called stockholder meeting.

Vacancies
Colorado

Under the CBCA, unless otherwise provided in the articles of incorporation, any vacancy on the board of directors, including a vacancy resulting from an increase in the number of directors, may be filled by the shareholders or the board of directors, except that if the directors remaining in office constitute fewer than a quorum, the board of directors may fill the vacancy by the affirmative vote of a majority of the remaining directors.

Delaware

Under the DGCL, unless otherwise provided in the certificate of incorporation or bylaws, any vacancy on the board of directors, including any vacancy resulting from an increase in the number of directors, may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director. Under the DGCL (unless otherwise provided in the articles of incorporation or bylaws), stockholders may fill the vacancy only if (i) at the time of the filling of any vacancy or newly created directorship, the directors in office constitute less than a majority of the whole board (as constituted immediately prior to any such increase) and (ii) the Delaware Chancery Court, upon application of stockholders holding at least 10% of a corporation’s outstanding voting shares, orders an election to fill any such position.

The Colorado Articles do not alter the procedures specified in the CBCA. The Colorado Bylaws provide that any vacancy on the Board may be filled by a majority of the remaining directors in office or by the shareholders at the next annual meeting or at a special meeting called for that purpose.

Under the Delaware Certificate and the Delaware Bylaws, unless otherwise required by law or by resolution of LifeVantage’s Board of Directors, vacancies on the board of directors may be filled, subject to the rights of holders of preferred stock of LifeVantage, if any, by a vote of a majority of the remaining directors in office, although less than a quorum.

Cumulative Voting; Vote Required for the Election of Directors

Colorado

Under the CBCA, shareholders have the right to cumulate their votes in the election of directors unless otherwise provided in the articles of incorporation. In addition, the CBCA provides that, absent a provision to the contrary in a corporation’s articles of incorporation, the election of directors will be by a plurality vote of the shareholders entitled to vote.

Delaware

Similar to the CBCA, the DGCL permits cumulative voting if provided in the certificate of incorporation. In addition, the DGCL provides for the election of directors by plurality vote of the stockholders entitled to vote, unless the corporation’s certificate of incorporation or bylaws provide otherwise.

The Colorado Articles expressly prohibit cumulative voting for the election of directors. The Colorado Articles do not alter the default plurality voting standard for the election of directors and the Colorado Bylaws specifically adopt a plurality voting standard for the election of the Company’s directors.
The Delaware Certificate does not provide for cumulative voting. The Delaware Certificate and Delaware Bylaws do not alter the default plurality voting standard for the election of directors.
Limitation of Liability of Directors
Colorado

The CBCA permits a corporation to include a provision in its articles of incorporation eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director’s fiduciary duty in certain cases. Under the CBCA, a provision eliminating the liability of a director to the corporation or its shareholders for monetary liability for breach of the director’s fiduciary duty in certain cases must be contained in the corporation’s articles of incorporation. In addition, a director may not be exculpated from liability: (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) arising from transactions relating to certain unlawful distributions; or (iv) for any transaction from which the director derived an improper personal benefit.

Delaware

Under the DGCL, a provision eliminating the liability of a director to the corporation or its stockholders for monetary liability for breach of the director’s fiduciary duty in certain cases must be contained in the corporation’s certificate of incorporation. In addition, a director may not be exculpated from liability: (i) for any breach of the director’s duty of loyalty to the corporation or its shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) arising from transactions relating to certain unlawful distributions; or (iv) for any transaction from which the director derived an improper personal benefit.

The Colorado Articles exculpates directors of the Company from personal liability for all monetary damages for breach of fiduciary duty as a director to the fullest extent allowed under the CBCA, except that the Colorado Articles do not eliminate or limit the liability of the Company’s directors for monetary damages otherwise existing for: (i) any breach of the director’s duty of loyalty to the Company or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) certain acts specified in the CBCA relating to any unlawful distribution; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit.

The Delaware Certificate exculpates directors of LifeVantage from all monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to LifeVantage or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payment of dividends; or (iv) for any transaction from which the director derived an improper personal benefit.

Indemnification of Directors and Officers

Colorado

The CBCA provisions regarding indemnification rights are substantially similar to the provisions contained in the DGCL, except as noted below.

Permissive Indemnification. In addition to the limitations of the DGCL, the CBCA prohibits a corporation from indemnifying a director, officer, employee or agent of a corporation (each, an “Indemnitee”) adjudged liable of receiving an improper personal benefit.

The CBCA also allows a corporation to indemnify an Indemnitee who is not a director to a greater extent than specified in the CBCA, if not inconsistent with public policy. However, a corporation may only indemnify a director as specified in the CBCA.

The CBCA requires a corporation to provide its shareholders with written notice of any indemnification payments or expense advancements paid to a director on or before the notice of the next shareholder’s meeting after making such payments.

Standard of Conduct. Under the CBCA, the specified “Standard of Conduct” requires that an Indemnitee acted (i) in good faith, (ii) in a manner the Indemnitee reasonably believed to be, in the case of conduct in the Indemnitee’s official capacity, in the best interests of the corporation, and, for all other conduct, at least not opposed to the best interests of the corporation and (iii) with respect to any criminal action or proceeding, with no reasonable cause to believe the Indemnitee’s conduct was unlawful.

Delaware

Permissive Indemnification - Non-Derivative Actions. Under the DGCL, a corporation may indemnify an Indemnitee who was or is a party or is threatened to be made a party to any proceeding against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such proceeding if the Indemnitee met the specified Standard of Conduct.

Permissive Indemnification - Derivative Actions. In the case of derivative actions, a corporation may indemnify an Indemnitee against expenses (including attorneys’ fees), but not amounts paid in settlement, judgments or fines. However, such indemnification is permitted only if the Indemnitee met the specified Standard of Conduct, except that no indemnification may be made for any claim as to which the Indemnitee is adjudged liable to the corporation unless a court determines that, in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity.

Mandatory Indemnification. A present or former director or officer of a corporation who is successful, on the merits or otherwise, in defense of any proceeding subject to the DGCL’s indemnification provisions must be indemnified by the corporation for reasonable expenses (including attorneys’ fees).

Standard of Conduct. The DGCL states that any permissive indemnification, unless ordered by a court, may be made only after a determination that the Indemnitee met the specified Standard of Conduct. Under the DGCL, the specified Standard of Conduct requires that an Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee’s conduct was unlawful. The determination may be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

The Colorado Articles require the Company to indemnify any person who is or was a director of the Company to the fullest extent allowed by the laws of Colorado, or while serving as a director or officer, also served at the request of the Company as a director, officer, partner, trustee, employee, fiduciary or agent of an another entity or employee benefit plan. The Colorado Articles also require the Company to indemnify any person who is or was an officer, employee or agent of the Company to the fullest extent allowed by the laws of Colorado or to a greater extent if consistent with law and if provided in the Colorado Bylaws, by resolution of the Company’s shareholders or directors or in a contract.

Additionally, the Colorado Bylaws provide that the Company may indemnify a director, officer or agent or former director, officer or agent against liability in the proceeding if such person acted with the required Standard of Conduct.

Further, the Colorado Bylaws provide that the Company must indemnify a director or former director for reasonable expenses if such person is successful in the defense of any proceeding to which such person was a party because such person was or is a director.

Under the Delaware Bylaws, LifeVantage must indemnify and hold harmless to the fullest extent permitted by law any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of LifeVantage or is or was serving at the request of LifeVantage as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan.

Advancement of Expenses
Colorado

Under the CBCA, a corporation may advance reasonable expenses to the Indemnitee in advance of the final disposition of a proceeding upon (i) a written affirmation of the Indemnitee’s good faith belief that the Indemnitee met the specified Standard of Conduct and (ii) a written undertaking by or on behalf of the Indemnitee to repay such amount to the corporation if it is ultimately determined that the Indemnitee did not meet the specified Standard of Conduct.

Delaware

A corporation may advance reasonable expenses to the Indemnitee in advance of the final disposition of a proceeding upon a written undertaking by or on behalf of the Indemnitee to repay such amount to the corporation if it is ultimately determined that the Indemnitee did not meet the specified Standard of Conduct

The Colorado Bylaws provide that reasonable expenses (including attorneys’ fees) incurred in defending an action, suit or proceeding may be paid by the Company to any Indemnitee in advance of the final disposition of such action, suit or proceeding upon receipt of (i) a written affirmation of such Indemnitee’s good faith belief that he or she has met the Standard of Conduct, (ii) a written undertaking to repay such advances if it is ultimately determined that he or she did not meet the prescribed Standard of Conduct, and (iii) a determination is made by the Company that the facts as then known to the Company would not prohibit indemnification.

Under the Delaware Bylaws, LifeVantage may advance expenses to any Indemnitee to the fullest extent allowed under the DGCL, provided that, if required under the DGCL, the Indemnitee must provide LifeVantage with a written undertaking to repay such advances if it is ultimately determined that he or she did not meet the applicable Standard of Conduct. Unlike the CBCA, the Board of LifeVantage is not required to make a preliminary determination that the Indemnitee has met the Standard of Conduct prior to advancing expenses.

Transactions with Officers and Directors

Colorado

The CBCA contains a provision regarding interested transactions between a corporation and its executives that is substantively identical to the corresponding statute contained in the DGCL, except that the applicable CBCA statute only addresses transactions between a corporation and its directors (and not officers of a corporation).

Delaware

The DGCL provides that contracts or transactions between a corporation and one or more of its officers or directors or an entity in which they have a financial interest are not void or voidable solely because of such interest or the participation of the director or officer in a meeting of the board of directors or a committee which authorizes the contract or transaction if: (i) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of disinterested directors, even though the disinterested directors are less than a quorum; (ii) the material facts as to the relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the board of directors, a committee thereof or the stockholders.

Neither the Colorado Articles nor the Colorado Bylaws modify the CBCA provisions with respect to transactions with directors.	Neither the Delaware Certificate nor the Delaware Bylaws modify the DGCL provisions with respect to transactions with directors.
Dissenters’ Rights of Appraisal; Appraisal Rights
Colorado

Dissenting shareholders have the right to obtain the fair value of their shares in more circumstances under the CBCA than under the DGCL. Under the CBCA, a properly dissenting shareholder is entitled to receive the appraised value of the shares owned by the shareholder when the corporation votes to: (i) sell, lease or exchange all or substantially all of its property and assets other than in the regular course of the corporation’s business; (ii) merge or consolidate with another corporation; (iii) participate in a share exchange; or (iv) convert into another entity, subject to certain exceptions, including, in certain circumstances, with respect to a company listed on a national securities exchange or that has more than 2,000 stockholders. Dissenters’ rights under the CBCA are available to both record holders and beneficial holders.

Delaware

Under the DGCL, unless the certificate of incorporation of a corporation provides otherwise, appraisal rights are only available with respect to a merger or consolidation of a corporation under certain limited circumstances. No appraisal rights are provided in the case of (i) a sale, lease or exchange of all or substantially all of the corporation’s assets, (ii) a share exchange or (iii) with respect to a company listed on a national securities exchange or that has more than 2,000 stockholders. Appraisal rights under the DGCL are available to record holders only.

Neither the Colorado Articles nor the Colorado Bylaws modify the CBCA provisions relating to dissenters’ rights.	Neither the Delaware Certificate nor the Delaware Bylaws modify the DGCL provisions relating to appraisal rights.
Shareholders Rights to Examine Books and Records

Colorado

Under the CBCA, any record or beneficial shareholder of a corporation may, upon five days’ written demand, inspect certain records, including shareholder actions, minutes of shareholder meetings, communications with shareholders and recent financial statements. In addition, upon five days’ written demand, any such shareholder may inspect the list of shareholders and certain other corporate records, including minutes of the meetings of the board of directors of the corporation, if the shareholder either (i) has been a shareholder for at least three months or (ii) is a holder of at least 5% of all outstanding shares of any class of shares when the demand is made, provided that the demand is made in good faith for a proper purpose reasonably related to such person’s interests as a shareholder.

Delaware

Under the DGCL, the inspection rights of the stockholders of a corporation are the same as under the CBCA, except: (i) there is no requirement that a stockholder has been a shareholder for at least three months or is a stockholder of at least 5% of all outstanding shares of any class of shares when the demand is made, and (ii) if a corporation refuses to permit inspection or does not reply to the demand within five business days after the demand has been made the stockholder may apply to the Court of Chancery for an order to compel such inspection.

Neither the Colorado Articles nor the Colorado Bylaws contains a provision regarding examination rights.	Neither the Delaware Certificate nor the Delaware Bylaws contains a provision regarding examination rights.
Dividends and Repurchases of Shares
Colorado

Unlike the DGCL, the CBCA does not utilize the concept of par value of shares or contain statutory definitions of capital, surplus and the like. The CBCA permits a corporation to declare and pay cash or in-kind property dividends or to repurchase shares unless, after giving effect to the transaction: (i) the corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) the corporation’s total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

Delaware

The DGCL utilizes the concepts of par value, capital and surplus in determining whether a corporation can pay a dividend or repurchase shares. The DGCL permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, the DGCL generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

The term “capital” means the aggregate par value of all outstanding shares of capital stock and the term “surplus” means the excess of fair value of net assets over the amount of capital.

The Colorado Articles permit the Board to declare and pay dividends upon the LifeVantage Common Stock out of any funds legally available therefor at such times and in such amounts as the Board shall determine, subject to preferential dividend rights, if any, of the holders of the Company’s preferred stock.
Neither the Delaware Certificate nor the Delaware Bylaws prohibits (i) the payment of dividends or (ii) the repurchase and subsequent reissuance of shares acquired by LifeVantage.
Franchise Tax
Colorado There is no Franchise Tax	Delaware The DGCL requires corporations to pay an annual franchise tax and the Board believes that the benefits of reincorporating to Delaware outweigh the annual franchise tax.

Required Vote
If a quorum is present, approval of this proposal requires the affirmative vote of a majority of the outstanding shares of the Company’s common stock entitled to vote on this proposal at the Annual Meeting.  Because matters considered “routine” by the applicable regulations, such as ratification of auditors, are under consideration at the Annual Meeting, abstentions and broker non-votes will be counted towards a quorum, but these abstentions, broker non-votes, and any other outstanding shares that are not voted will have the effect of a vote “AGAINST” the proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE TO APPROVE THE REINCORPORATION OF THE COMPANY FROM THE STATE OF COLORADO TO THE STATE OF DELAWARE.

CORPORATE GOVERNANCE
Director Independence
NASDAQ Stock Market Rules, or NASDAQ Rules, require that a majority of the members of our board of directors qualify as “independent,” as affirmatively determined by our board of directors. Our board of directors has determined that each of Messrs. Beindorff, Greer, Hegde, Lewis, Mauro, Metzger and Okumoto is an “independent director” under NASDAQ Rules.
Board Leadership Structure and Role in Risk Oversight
The leadership of our board of directors is currently structured such that the chair of our board of directors and chief executive officer positions are separated. Mr. Mauro, an independent director, has served as chair of our board of directors since November 2013. We believe having an independent chair of our board of directors has provided our board of directors with consistent, experienced and independent leadership that enhances the effectiveness of our board of directors. Our corporate governance guidelines do not require our board of directors to choose an independent chair or to separate the roles of chair and chief executive officer, but our board of directors believes this leadership structure is the appropriate structure for our company at this time, and plans to keep the roles separated in fiscal 2018. Pursuant to our corporate governance guidelines, our board of directors may choose its chair in any manner that it deems to be in the best interests of our company. If, in the future, the chair of our board of directors is not an independent director, our board of directors may designate an independent director to serve as a lead independent director.
Our board of directors is responsible for oversight of risks facing our company, while our management is responsible for day-to-day management of risk. Our board of directors directly administers its risk oversight function. In addition, the risk oversight function is also administered through the standing committees of our board of directors, which oversee risks inherent in their respective areas of responsibility, reporting to our board of directors regularly and involving our board of directors as necessary. For example, the audit committee oversees our financial exposure and financial reporting related risks, and the compensation committee oversees risks related to our compensation programs and practices. Our board of directors directly oversees our strategic and business risk, including geographic, product development and regulatory risks, through regular interactions with our management and, from time-to-time, input from independent advisors. We believe our board's leadership structure supports its role in risk oversight, with our President and Chief Executive Officer and our Chief Financial Officer primarily responsible for assessing and managing risks facing our company on a day-to-day basis and the chair and other members of our board of directors providing oversight of such risk management.
Meetings of Our Board of Directors and Committees
During the last fiscal year, our board of directors held 18 meetings and acted by unanimous written consent four times. Each director who currently serves on our board of directors attended at least 75% of the aggregate of (1) the total number of meetings of our board of directors (held during the period for which he has been a director) and (2) the total number of meetings held by all committees of our board of directors on which he served (held during the periods that he served).
Committees of Our Board of Directors
Our board of directors has an audit committee, a nominating and corporate governance committee, a compensation committee, and a strategic planning committee.
Audit Committee
The audit committee was established by our board of directors in accordance with Section 3(a)(58)(A) of the Exchange Act. The current members of our audit committee are Messrs. Lewis, Mauro and Okumoto, with Mr. Okumoto serving as chair. Our board of directors has determined that all three members of the audit committee qualify as “independent” under NASDAQ Rules. Our board of directors has also determined that each member of the audit committee meets the financial literacy and sophistication requirements set forth in the NASDAQ Rules and that Mr. Okumoto qualifies as “audit committee financial expert,” as that term is defined by SEC rules. Our board of directors made a qualitative assessment of Mr. Okumoto's level of knowledge and experience based on a number of factors, including his formal education, his past experience as a public company chief financial officer, and his experience reviewing and analyzing company financial statements as an investor and audit committee chair of a public company, and his other prior professional experience. The audit committee met 13 times during our last fiscal year and acted by unanimous written consent once.
The audit committee operates under a written charter adopted by our board of directors that is available on our website at http://investor.lifevantage.com/governance.cfm. Our website does not constitute part of this proxy statement.
The audit committee was established to:

a.assist board oversight of (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the qualifications and independence of our independent registered public accounting firm, and (iv) the performance of our internal audit function and independent registered public accounting firm;
b.prepare an audit committee report as required by the SEC to be included in our annual proxy statement;
c.evaluate the performance of and assesses the qualifications and independence of our independent registered public accounting firm;
d.determine and approve the engagement of our independent registered public accounting firm;
e.determine whether to retain or terminate our existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm;
f.review and approve the retention of our independent registered public accounting firm to perform any proposed permissible non-audit services;
g.monitor the rotation of partners of our independent registered public accounting firm on the audit engagement team as required by law;
h.confer with management and our independent registered public accounting firm regarding the effectiveness of internal controls over financial reporting;
i.review and approve all related-party transactions;
j.establish procedures, as required under applicable law, for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and
k.review our annual audited financial statements and quarterly financial statements with management and our independent registered public accounting firm, including reviewing disclosures under the section entitled “Management's Discussion and Analysis of Financial Condition and Results of Operations” contained in our periodic reports.
Nominating and Corporate Governance Committee
The current members of the nominating and corporate governance committee are Messrs. Beindorff, Greer and Hegde, with Mr. Beindorff serving as chair. Our board of directors has determined that all three members of the nominating and governance committee qualify as "independent" under NASDAQ Rules. As long as our common stock remains publicly traded, each member of the nominating and corporate governance committee will (1) qualify as an “independent” director as defined under applicable NASDAQ Rules and (2) qualify as a “non-employee director” under Rule 16b-3(b)(3)(i) promulgated under the Exchange Act. The nominating and corporate governance committee met three times during our last fiscal year.
The nominating and corporate governance committee operates under a written charter adopted by our board of directors that is available on our website at http://investor.lifevantage.com/governance.cfm. Our website does not constitute part of this proxy statement.
The purpose of the nominating and corporate governance committee is to (1) identify individuals qualified to serve as members of our board of directors, (2) recommend nominees for election as directors, (3) develop and recommend to our board of directors corporate governance guidelines, and (4) provide oversight with respect to the evaluation of our board of directors, management, corporate governance and ethical conduct. In the process of performing its duties, the committee has engaged and may engage in the future, third-party board governance experts to evaluate board composition, analyze board contributions and review board activities and practices.
The nominating and corporate governance committee has the following authority and responsibilities:
a.identify and evaluate individuals qualified to serve as members of our board of directors (including individuals nominated by shareholders in proposals made in writing to our Secretary that are timely received and that contain sufficient background information concerning the nominee to enable proper judgment to be made as to the nominee's qualifications and are otherwise in compliance with applicable laws) and establish a process for recruiting suitable candidates to our board of directors, including identifying the characteristics and skills required by our board of directors and those existing on our board of directors;

b.identify and recommend for our board of directors' selection nominees for election as directors at the meeting of shareholders at which directors are to be elected;
c.recommend to our board of directors the appointment of directors to committees of our board of directors and, as appropriate, recommend rotation or removal of directors from such committees;
d.cause to be prepared and recommend to our board of directors the adoption of corporate governance guidelines, and periodically review and assess the guidelines and recommend changes for approval by our board of directors;
e.cause to be prepared and recommend to our board of directors the adoption of a code of ethics and a code of conduct, and from time to time review and assess the codes, and recommend changes for approval by our board of directors;
f.provide minutes of meetings of the committee to our board of directors, and to report regularly to our board of directors with respect to significant actions and determinations made by the committee;
g.at least annually, to review and reassess the charter of the committee and, if appropriate, recommend changes to our board of directors; and
h.make recommendations to our board of directors regarding issues of management succession.
Compensation Committee
The current members of the compensation committee are Messrs. Beindorff, Greer and Metzger, with Mr. Metzger serving as chair. Our board of directors has determined that all three members of the compensation committee qualify as “independent” under NASDAQ Rules. As long as our common stock remains publicly traded, each member of the compensation committee will (1) qualify as an “independent” director as defined under applicable NASDAQ Rules or the listing standards of such other national securities exchange or inter-dealer quotation system on which our common stock is then-listed (the “Applicable Listing Standards”) and applicable rules and regulations of the Securities and Exchange Commission, (2) satisfy any additional more stringent requirements applicable to members of the compensation committee under the Applicable Listing Standards, (3) qualify as a “non-employee director” under Rule 16b-3(b)(3)(i) promulgated under the Exchange Act and (4) qualify as an “outside director” under Treasury Regulation Section 1.162-27(e)(3) promulgated under Section 162(m) of the Code. During our last fiscal year, the compensation committee met four times.
The compensation committee operates under a written charter adopted by our board of directors that is available on our website at http://investor.lifevantage.com/governance.cfm. Our website does not constitute part of this proxy statement. The charter of the compensation committee provides that the compensation committee has the overall responsibility of our board of directors relating to compensation for our executive officers and non-employee directors.
The compensation committee has the following authority and responsibilities:
a.assist our board of directors in developing and evaluating potential candidates for executive positions and to oversee the development of executive succession plans;
b.review periodically our compensation philosophy and strategy;
c.determine, or review and recommend to our board of directors for its determination, on an annual basis the corporate goals and objectives with respect to compensation for our Chief Executive Officer. The committee evaluates at least once a year our Chief Executive Officer's performance in light of these established goals and objectives and, based upon these evaluations, reviews and recommends to the independent members of our board of directors for approval, our Chief Executive Officer's compensation, including base salary, annual and long term incentive compensation. The Chief Executive Officer is not present during any meeting of the committee during which it will vote upon or deliberate upon the compensation of the Chief Executive Officer;
d.determine, or review and recommend to our board of directors for its determination, on an annual basis the evaluation process and compensation structure for our executive officers other than our Chief Executive Officer. The committee annually evaluates the performance of these executive officers and determines, or reviews and recommends to our board of directors for approval, the compensation, including salary, bonus, incentive and equity compensation, for such executive officers. The committee considers the proposals for the compensation of such executive officers submitted to the committee by our Chief Executive Officer;
e.review and approve the initial compensation, including salary, bonus, incentive and equity compensation, for newly hired employees who are proposed to be executive officers of our company (other than a proposed newly hired

Chief Executive Officer). The committee considers the proposals for compensation of such proposed newly hired executive officers submitted to the committee by our Chief Executive Officer;
f.provide general oversight of management's decisions concerning the performance and compensation of our other officers, employees, consultants and advisors. The committee may delegate its authority on these matters with regard to non-officer employees and consultants to our officers and other appropriate supervisory personnel;
g.if and to the extent we are required to include a Compensation Discussion and Analysis (“CD&A”) section in our annual proxy statement, (i) review and discuss with management the CD&A and other required compensation disclosures, (ii) based on that review and discussion, recommend to our board of directors whether such CD&A be included in that proxy statement, and (iii) review and approve the disclosure required by Item 407(e)(5) of Regulation S-K
h.oversee on an annual basis management's recommendations for the salary range of non-officer employees by pay grade, percent merit increases and annual incentive pools;
i.review our incentive compensation and stock-based plans and approve, or recommend to our board of directors for its approval, adoption of or changes in such plans, as needed; provided the adoption or amendment of a plan that results in reservation of additional shares of our common stock for issuance thereunder shall be approved by our board of directors. The committee has and exercises all the authority of our board of directors with respect to the administration of such plans;
j.select, retain and terminate such compensation consultants, outside counsel and other advisors as it deems necessary or appropriate in its sole discretion. The committee may invite such consultants and advisors to attend its meetings or to meet with any members of the committee. The committee has sole authority to approve the fees and retention terms relating to such consultants and advisors;
k.except with respect to the responsibilities set forth above regarding the compensation of our Chief Executive Officer and our other executive officers, the committee may delegate its authority granted under its charter to a subcommittee of the committee (consisting either of a subset of members of the committee or, after giving due consideration to whether the eligibility criteria described above with respect to committee members and whether such other board of directors members satisfy such criteria, any members of our board of directors);
l.review executive officer compensation for compliance with applicable laws, rules and regulations, and oversee our implementation of corporate policies affecting compensation;
m.oversee and, as needed from time to time, review and approve other compensation and benefit plans, including non-routine employment agreements, severance arrangements and change in control agreements and provisions when, and if, appropriate, as well as any special supplemental benefits;
n.review and recommend to our board of directors the compensation of independent non-employee directors, including annual and long term incentive compensation;
o.report regularly to our board of directors with respect to significant actions and determinations made by the committee;
p.annually review and evaluate the committee’s own performance and report on its conclusions in this regard to our board of directors;
q.periodically review, as and when required by applicable laws, rules or regulations, our risk management processes related to our compensation programs including to determine whether any such program encourages undue or inappropriate risk-taking our personnel that is reasonable likely to have a material adverse effect on us;
r.oversee, as and when required by applicable laws, rules and regulations, our submission to, and consider the results of, shareholder votes on matters relating to compensation, including advisory votes and votes seeking approval of our compensation plans or arrangements; and
s.perform any other activities consistent with its charter, our certificate of incorporation and by-laws, Applicable Listing Standards and any other applicable law, as the committee or our board of directors deems appropriate.
Other Committees

In addition to the committees described above, we also have a strategic planning committee. The current members of the strategic planning committee are Messrs. Jensen, Hegde, Lewis, Okumoto and Toole, with Mr. Jensen serving as chair. The strategic planning committee meets on an ad hoc basis as our board of directors deems necessary to review and advise our board of directors with respect to matters assigned by our board of directors to this committee from time to time.
Director Nominations
Criteria for Board Membership
In selecting candidates for appointment or election to our board of directors, the nominating and corporate governance committee considers the appropriate balance of experience, skills and characteristics required of our board of directors, and seeks to insure that at least a majority of the directors are independent under NASDAQ Rules, that members of the audit committee meet the financial literacy and sophistication requirements under NASDAQ Rules and that at least one member of the audit committee qualifies as an “audit committee financial expert” under SEC rules. Nominees for director are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, willingness to devote adequate time to board duties, the interplay of the nominee's experience and skills with those of other directors and the extent to which the nominee would be a desirable addition to our board of directors and any of its committees. Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating and corporate governance committee may also consider such other factors as it may deem are in the best interests of our company and our shareholders. The nominating and corporate governance committee does not have a policy regarding board diversity, but it takes diversity of professional experience and perspective into account in identifying and selecting director nominees.
Shareholder Recommendations
The nominating and corporate governance committee will consider qualified candidates for director suggested by shareholders by applying the criteria for board membership described above. If a shareholder submits a director recommendation, the nominating and corporate governance committee will conduct an initial evaluation of the proposed nominee and, if it determines the proposed nominee may be qualified, the nominating and corporate governance committee will follow the evaluation process described below. If the nominating and corporate governance committee determines the proposed nominee would be a valuable addition to our board of directors, based on the criteria for board membership described above and after following the evaluation process described below, it will recommend such person's nomination to our board of directors.
Separately, our bylaws (including the Delaware Bylaws if the Reincorporation is approved and subsequently effected) contain provisions that address the process by which a shareholder may nominate an individual to stand for election to our board of directors at our annual meeting of shareholders. Such nominations may be made only if the shareholder has given timely written notice to our Corporate Secretary containing the information required by our bylaws, including as to each person whom the shareholder proposes to nominate for election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected, and as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, the name and address of such shareholder, as they appear on our books, and of such beneficial owner and the class and number of shares of our company which are owned beneficially and of record by such shareholder and such beneficial owner. To be timely, the notice given by a shareholder must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year's annual meeting, except that if the date of the annual meeting is changed by more than 30 days from the anniversary date of the previous year's meeting, such notice must be delivered not earlier than 120 days prior to such annual meeting and not later than the close of business on the later of 90th day prior to such annual meeting or the 10th day following the day on which we first publicly announce the date of such meeting.
Process for Identifying and Evaluating Nominees
Generally, before recommending to the board a slate of nominees for director, the nominating and corporate governance committee will consider each incumbent director's performance on our board of directors and willingness to continue in service. In the ordinary course, absent special circumstances or a material change in the criteria for board membership, the nominating and corporate governance committee will recommend for nomination incumbent directors with skills and experience that are relevant to our business and who are willing to continue in service. If the nominating and corporate governance committee determines to seek one or more new director candidates who would add particularly desired skills, experience or attributes to our board, if an incumbent director is not willing to stand for re-election, or if a vacancy on our board of directors occurs between annual shareholder meetings and our board of directors determines to fill such vacancy, the nominating and corporate governance committee will generally identify the desired skills and experience of a new nominee based on the criteria for board membership described above and any specific needs of our board of directors at the time. Under ordinary circumstances, the nominating and corporate governance committee will then seek suggestions from other members of our board of directors and our senior management as to individuals meeting such criteria. Potential nominees will be selected based on input from members of our board of directors, our senior management and, if the nominating and corporate governance committee deems appropriate, a third-party search firm. The nominating and corporate governance committee will evaluate each potential nominee's qualifications and check relevant references; in addition, such individuals will be interviewed by at least one member of the nominating and corporate governance committee. Under ordinary circumstances, following this process, the nominating and corporate governance committee will determine whether to recommend to our board of directors that a potential nominee be presented as a nominee for election by the shareholders or be appointed to fill a vacancy on our board of directors, as the case may be. Generally, our board of directors nominates for election at our annual shareholder meetings the individuals recommended by the nominating and corporate governance committee.
Shareholder Communications With the Board of Directors
Shareholders interested in communicating with our board of directors, a board committee, the independent directors or an individual director may do so by sending an email to our Corporate Secretary at Investor@lifevantage.com or writing to our board of directors, LifeVantage Corporation, 9785 South Monroe Street, Suite 300, Sandy, Utah 84070, Attention: Corporate Secretary. Communications should specify the addressee(s) and the general topic of the communication. Our Corporate Secretary will review and sort communications before forwarding them to the addressee(s). If no particular director is named, letters will be forwarded, depending on the subject matter, to the chairman of our board of directors or the appropriate committee, as applicable.
No Family Relationships
There are no family relationships between any of our officers and directors.
EXECUTIVE OFFICERS
The following table sets forth the names, ages and titles of our executive officers as of December 6, 2017, the record date for our fiscal year 2018 Annual Meeting of Shareholders.

Name	Age	Position with Company
Mr. Darren Jensen	48	President and Chief Executive Officer
Mr. Steven R. Fife	58	Chief Financial Officer
Mr Ryan Goodwin	41	Chief Marketing Officer
Mr. Courtland Pearson	48	Senior Vice President International
Mr. Justin Rose	49	Chief Sales Officer
Mr. Charles Wach	55	Chief Operating Officer
Each officer serves at the discretion of our board of directors and holds office until his or her successor is appointed or until his or her earlier resignation or removal. There are no family relationships among any of our executive officers and directors.
MR. DARREN JENSEN. See biographical information set forth above under “Proposal 1—Election of Directors.”
MR. STEVEN R. FIFE. Mr. Fife was appointed as our Chief Financial Officer in March 2017. Prior to joining our company, Mr. Fife served as Chief Financial Officer for Evidera, Inc., a private equity sponsored professional services firm, from May 2014 to June 2016. Prior to joining Evidera, Inc., from October 2012 to December 2013, Mr. Fife served as Chief Financial Officer for Active Power, Inc., a publicly traded producer of kinetic energy storage systems that was later sold to Piller Power Systems Inc. In addition, from March 2011 to August 2012, Mr. Fife served as Interim Chief Financial Officer for Women’s Initiative for Self Employment, and from April 2007 to August 2010 as the Executive Vice President, Chief Financial Officer of LECG. Mr. Fife also served in a variety of financial roles for Gilead Sciences, Amkor Technologies, JDS Uniphase and Deloitte & Touche. Mr. Fife received his Bachelor of Science degree in Accounting from Brigham Young University.
MR. RYAN GOODWIN. Mr. Goodwin was appointed as our Chief Marketing Officer in November 2015. Mr. Goodwin brings more than a decade of experience building brands and marketing strategies for both direct sales companies and traditional consumer brands. In July 2013, Mr. Goodwin founded Dinng, a brand and digital brand studio, where he served as President and Creative Director. Prior to founding Dinng, in January 2003, Mr. Goodwin co-founded Struck, a full service creative agency, where he was in charge of the entire creative product as the Executive Creative Director until February 2009 after which he served as Chairman of the Board until September 2014. Mr. Goodwin earned his bachelor of fine arts degree from Brigham Young University.
MR. COURTLAND PEARSON. Mr. Pearson was appointed our Senior Vice President International in July 2016. From April 2012 until April 2016, Mr. Pearson was Vice President, Global Social Marketer Success and Regional Vice President over Asia for Modere, a manufacturer and distributor of products for personal care, health and wellness and household care. Prior to joining Modere, Mr. Pearson served as Vice President, Sales, NuSkin Japan and also served in various other positions in Asia for Nu Skin Enterprises beginning in 1998. Mr. Pearson earned a bachelor’s degree in Japanese with an emphasis in Business from Brigham Young University.
MR. JUSTIN ROSE. Mr. Rose was appointed as our Chief Sales Officer in July 2015. From December 2010 through January 2014, Mr. Rose served as the Regional Vice President Sales and from January 2014 through June 2015 as the Senior Vice President of Sales and Field Development at Shaklee Corporation, a manufacturer and distributor of natural nutritional supplements and beauty and household products. Prior to joining Shaklee Corporation, from April 2003 through December 2010, Mr. Rose was President of North America and South Pacific at Nu Skin Enterprises and prior to that he was the General Manager - North America from 2000 to 2003. Mr. Rose was Director of Business Marketing and Director of Sales at USANA Inc. from 1999 to 2000. From 1994 to 1996, Mr. Rose was Director of Marketing and Sales at Aveda. Mr. Rose began his career as Marketing Services Manager at Nu Skin Enterprises 1989 to 1994. Mr. Rose earned a bachelor’s degree in International Relations, Business Management from Brigham Young University.
MR. CHARLES WACH. Mr. Wach was appointed as our Chief Operating Officer in March 2017. Prior to joining our company, Mr. Wach served as Vice President of Operations and Supply Chain Executive for Bodybuilding.com, Inc., a global internet specialty retailer, from June 2013 to March 2017. Prior to joining Bodybuilding.com, Inc., Mr. Wach served as Director of Global Supply Chain, Materials Management for Nature’s Sunshine Products, Inc. from 2000 to 2012. Mr. Wach also served in a variety of operational roles for Nestle - Perrier Group of America Inc., H.J. Heinz Co. and Frito Lay Inc. Mr. Wach received his Master of Business Administration degree from Utah State University and his Bachelor of Science degree in Finance from Brigham Young University.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
In this section, we describe the material components of compensation that were paid or awarded to, or earned by, our “named executive officers” (our “NEOs”) in fiscal 2017, provide an overview of the information set forth below in the Summary Compensation Table and other compensation tables, and address actions taken regarding executive compensation after the end of fiscal 2017 that could affect a fair understanding of a NEO’s compensation during fiscal 2017.
Our named executive officers for fiscal 2017 and their principal positions are:

NEO	Position
Darren Jensen	President and Chief Executive Officer
Steven R. Fife	Chief Financial Officer(1)
Ryan Goodwin	Chief Marketing Officer
Courtland Pearson	Senior Vice President International(2)
Justin Rose	Chief Sales Officer
Mark Jaggi	Former Chief Financial Officer and Treasurer(3)
Gary Koos	Former Interim Chief Financial Officer(4)

(1)	Mr. Fife was appointed as our Chief Financial Officer effective March 13, 2017.

(2)	Mr. Pearson was appointed as our Senior Vice President International effective July 2, 2016.

(3)	Mr. Jaggi's employment with the Company was terminated effective January 18, 2017.

(4)
Mr. Koos served as our Interim Chief Financial Officer from January 18, 2017 until March 13, 2017, through an agreement with Cerius Interim Executive Solutions and as described in further detail in the footnotes to our Summary Compensation Table. As a result, he was not eligible during fiscal 2017 for all of the elements of compensation described below that are provided to our other NEOs and was only eligible for the compensation he received through Cerius Interim Executive Solutions.

Executive Summary
Overall, we are focused on long-term growth strategies for our business, including through the adoption of improved operational controls designed to ensure the long-term success of our domestic and international businesses and the implementation of technology-enabled distributor training and resources to increase their productivity and potential for success. During fiscal 2017, we added key individuals to both our executive team and our board of directors, each of whom brings demonstrated talent and experience to advance significantly our long-term strategic goals and provide the appropriate management and oversight of our operations. In addition, our compensation committee continues to adjust our compensation programs to incorporate longer-term performance periods and refine applicable performance metrics to better align compensation with our strategic goals, while balancing the need to maintain a market competitive compensation program to continue to attract and retain our management team.
This Compensation Discussion and Analysis is divided into three parts:

•	Part I-Compensation Principles and Processes. In this part we describe the important principles, processes and tools that help us determine compensation for our NEOs.

•
Part II-Compensation Components. In this part we discuss the three material components of NEO compensation - base salary, annual incentive compensation and long-term incentive compensation - and actual compensation paid or awarded to, or earned by, our NEOs in fiscal 2017.

•	Part III-Other Matters. In this part we discuss other compensation practices that affect how we compensate our NEOs, including employment agreements and certain corporate policies.
PART I. COMPENSATION PRINCIPLES AND PROCESSES
Our Compensation Principles and Objectives
Our executive compensation program is designed to be fair, reasonable and competitive and to attract, retain and motivate talented executives capable of achieving our business objective of creating long-term shareholder value. We actively seek to foster a pay-for-performance environment that encourages our executive officers to enhance shareholder value. To this end, we seek to establish a compensation program linked directly to the delivery of long-term returns to our shareholders, the achievement of short- and long-term strategic business objectives, individual performance, and the demonstration of competencies that are aligned with our culture and values. With our recent hiring of several new members of our executive management team, including our Chief Executive Officer in fiscal 2015, we have also had to prioritize the market competitiveness of our executive compensation program.
To ensure that our compensation programs support our business objectives, we observe several core compensation principles and objectives. We believe our executive compensation program should:

•	manage the distribution of gains between our NEOs and our shareholders;

•	reward company and individual performance;

•	maintain an appropriate balance between base salary and annual and long-term incentive opportunities;

•	be externally competitive and internally equitable; and

•	give us the flexibility to attract, retain and motivate talented executives.
Compensation Committee
Our compensation principles and objectives are sustained, in part, by our board of directors and the independent oversight of NEO compensation by its compensation committee. The compensation committee is responsible for overseeing our compensation policies, plans and programs, and reviewing and recommending to our board of directors the base salary, annual and long-term incentives, perquisites, severance arrangements and other related benefits paid to our directors and executive officers, including our NEOs.
The compensation committee has the authority and responsibility to review and recommend to the board of directors on an annual basis the corporate goals and objectives with respect to compensation for Mr. Jensen, our President and Chief Executive Officer (whom we refer to as our “CEO”). The compensation committee evaluates at least annually the performance of our CEO in light of these established goals and objectives. The compensation committee, based upon its evaluations, makes a recommendation regarding our CEO's annual compensation to the independent members of our board of directors for its approval. Our CEO is not present during any meeting of the compensation committee during which it deliberates upon or approves determinations of or recommendations regarding the determination of the compensation of our CEO.
The compensation committee also has the authority and responsibility to review and recommend to our board of directors on an annual basis the evaluation process and compensation structure for our executive officers, including our NEOs, other than our CEO. The compensation committee evaluates the performance of these executive officers and reviews and approves or recommends to our board of directors for approval the compensation, including base salary and annual and long-term incentive compensation, for such executive officers. The compensation committee's recommendation in this regard is based, in part, on amounts proposed by our CEO.
Each member of our compensation committee is an “independent outside director,” as defined under Section 162(m) of the Internal Revenue Code, and is independent under NASDAQ Rules. Our compensation committee approves components of our executive compensation where appropriate to facilitate our ability to deduct amounts under the corporate tax deduction limitations imposed by Section 162(m). A complete description of the authority and responsibility of our compensation committee is set forth in its charter, which is available on our website at http://investor.lifevantage.com/governance.cfm and in print upon request. Our website does not constitute part of this annual report.
To assist it with fulfilling its responsibility for making NEO compensation decisions consistent with the principles and objectives discussed above, the compensation committee utilizes a variety of tools, as described below.
Compensation Consultant
For fiscal 2017, the compensation committee engaged Barney & Barney as an independent compensation consultant. Specifically, Barney & Barney was engaged to review and recommend refinements of our peer group of companies and assess, relative to our peer group, total compensation of our executives, compensation of our board of directors and to develop long-term incentive grant guidelines and strategies for all employees. The compensation committee has engaged Barney & Barney since fiscal year 2011 to provide similar services.
The compensation committee has the exclusive right to select, retain and terminate Barney & Barney as well as to approve any fees, terms or other conditions of its compensation advisory services. Barney & Barney and its lead compensation consultant report directly to the compensation committee, but when directed to do so by the compensation committee, work cooperatively with our executive officers to develop analyses and proposals for presentations to the compensation committee. The compensation committee reviews Barney & Barney's performance on at least an annual basis and determines whether to continue that relationship.
The compensation committee concluded for fiscal 2017 that Barney & Barney is independent and that its work in advising the compensation committee does not raise any conflict of interest. In making such determination, the compensation committee considered, among other things, (i) the provision of other services to us by Barney & Barney; (ii) the amount of fees received by Barney & Barney from us, as a percentage of Barney & Barney's total revenue; (iii) Barney & Barney's policies and procedures that are designed to prevent conflicts of interest; (iv) any business or personal relationship of Barney & Barney with members of the compensation committee; (v) any of our stock owned by Barney & Barney; and (vi) any business or personal relationship of Barney & Barney with our executive officers.
CEO Recommendations
As discussed above, the compensation committee relies upon our CEO for compensation recommendations for the NEOs other than himself. Our CEO and the compensation committee discuss our CEO's assessment of the NEOs and any other factors the CEO believes may be relevant for the compensation committee's consideration.
Fiscal 2017 Peer Group
During fiscal 2017, Barney & Barney reviewed and made recommendations to the compensation committee regarding refinements to our peer group for market assessments for fiscal 2017 (our “FY2017 Peer Group”) that adjusted the peer group (our “FY2016 Peer Group”) the compensation committee had used for our fiscal 2016 compensation decisions. Barney & Barney considered industry, company size and location as selection criteria in identifying appropriate peer companies for fiscal 2017. Our compensation committee uses the peer group to establish a framework for evaluating our NEO compensation practices. Our FY2017 Peer Group consists of the following companies:

CVR Partners (UAN)	Nutraceutical International (NATR)
Depomed (DEPO)	Nutrisystem (NTRI)
Endocyte (ECYT)	Omega Protein (OME)
Gaiam (GAIA)	PetMed Express (PETS)
Lifeway Foods (LWAY)	Quidel (ODEL)
Mannatech (MTEX)	QuinStreet (QNST)
Medifast (MED)	Sagent Pharmaceuticals (SGNT)
Meridian Bioscience (VIVO)	SciClone Pharmaceuticals (SCLN)
MGP Ingredients (MGPI)	Spectrum Pharmaceuticals (SPPI)
MusclePharm (MSLP)	Sucampo Pharmaceuticals (SCMP)
Natural Alternatives Int'l (NAII)
Because of the limited number of public companies in our industry that meet the recommended criteria for selecting our compensation peer group, the compensation committee includes selected companies in industries similar to our industry, including neutraceuticals, network marketing and life sciences. In determining our FY2017 Peer Group, our compensation committee narrowed one of the three factors used in determining the FY2016 Peer Group. While the peer group used for each fiscal year used a total revenue factor ranging from $70 million to $450 million and the factor relating to the number of company employees ranging from 70 to 800 employees, the compensation committee on advice of Barney & Barney adjusted the market capitalization factor to $1.0 billion or less. As a result of this refinement in the peer group’s market capitalization factor and based upon the recommendation of Barney and Barney, two companies were added to the FY2017 Peer Group: Endocyte and Nutrisystem. Additionally, Rentech Nitrogen was removed from the FY2017 Peer Group as a result of its acquisition by CVR Partners.
The compensation committee used data from our FY2017 Peer Group companies to help ensure that the compensation of NEOs was competitive and that its decisions were appropriate. The compensation committee generally believes that the base salary and total direct compensation of our NEOs should be set within a range of plus or minus 20% of the 50th percentile of each of the base salary and the total direct compensation of persons in reasonably similar positions at companies in our FY2017 Peer Group.
Role of Say-on-Pay Vote

At our fiscal 2016 Annual Meeting of Shareholders held in October 2015, our shareholders were provided an opportunity to cast an advisory vote on the compensation of our named executive officers, as described in the proxy statement for the fiscal 2016 Annual Meeting of Shareholders. Approximately 70% of shareholders’ votes were cast in favor of the compensation of our NEOs, which the compensation committee believes affirms general support for our executive compensation program by our shareholders. Changes made to our executive compensation programs in fiscal 2016 and fiscal 2017 took into account that our compensation committee would like to improve the percentage by which our say on pay advisory vote passes when it is next submitted to shareholders at our annual meeting with respect to fiscal 2018.
At our fiscal 2013 Annual Meeting of Shareholders held in November 2012, our shareholders voted in favor of holding an advisory vote on the compensation of our executive officers once every three years. As such, we do not intend to hold another advisory shareholder vote on our NEO compensation until our fiscal 2019 Annual Meeting of Shareholders (which meeting is expected to be held in late 2018 or early in 2019).
Compensation Risk Analysis
The compensation committee annually reviews our executive compensation program, including our compensation-related risk profile, to ensure that our compensation-related risks are not likely to have a material adverse effect on our company. The compensation committee does not believe our executive compensation program encourages excessive or inappropriate risk taking. The base salary portion of compensation is designed to provide a steady income regardless of our stock price performance, so that our NEOs do not feel pressured to focus exclusively on stock price performance to the detriment of other important aspects of our business. Our long-term incentive awards have been structured to provide longer term incentives that correlate with total shareholder return. As a result, the compensation committee believes our executive compensation program strikes a balance between providing fixed compensation and appropriate long-term incentives, such that our NEOs are not encouraged to take unnecessary or excessive risks.
PART II. COMPENSATION COMPONENTS
The three components of our executive compensation program are base salary, annual or short-term incentives and long-term incentives in the form of equity-based awards. While no specific formula is used to determine the allocation of a NEO's total annual compensation among these three components, we strive to achieve market competitive pay in each compensation component. An underlying principle in each of the compensation components is that the compensation of our executives should correlate with their level of performance. In addition, the compensation committee has not established any formal policies or guidelines for allocating compensation between cash and non-cash compensation.
Base Salary
Base salary is the primary fixed component of our executive compensation program. We believe that base salaries should provide a fixed level of competitive compensation to help us attract and retain strong executive talent and compensate executives for services rendered during the fiscal year.
For newly hired executives, the compensation committee determines base salary on a case-by-case basis by evaluating a number of factors, including the executive's qualifications and experience, the competitive recruiting environment for his or her services, the executive's anticipated role and responsibilities with our company, the executive's past compensation history, internal pay equity, and comparisons to market data regarding compensation levels for comparable executives of other companies in our peer group.
How Our CEO's Base Salary is Determined
Under the compensation committee's charter, each year the compensation committee reviews and recommends to the board of directors the corporate goals and objectives with respect to our CEO's compensation, including base salary. The compensation committee evaluates the CEO's performance in light of the established corporate goals and objectives and whether our CEO's compensation falls within a range of plus or minus 20% of the 50th percentile of the compensation of other CEOs in our peer group. Based on such evaluation, the compensation committee recommends our CEO's compensation, including base salary, to the independent members of the board of directors for their approval. The independent members of the board of directors collectively have the discretion to set our CEO's base salary. Our CEO is not present during the portion of any meeting of the compensation committee or board of directors during which it votes on or deliberates regarding the compensation of our CEO.
Our CEO, Mr. Jensen, joined the Company in May 2015 at which time his salary was determined based upon a review of his base salary in his prior position and a review of the salaries of CEOs in our fiscal 2015 peer group. Mr. Jensen’s initial salary was set at $550,000 and fell within a range of plus or minus 20% of the 50th percentile of base salaries of other CEOs in our fiscal 2015 peer group. As Mr. Jensen joined our company less than two months prior to the beginning of fiscal 2016, the compensation committee determined that Mr. Jensen’s salary would remain unchanged for fiscal 2016. In June 2016, the compensation committee recommended to the board of directors that Mr. Jensen’s base salary for fiscal 2017 not be increased and his base salary remained unchanged for fiscal 2017.
How Our Other NEOs' Base Salaries are Determined
At least annually, the compensation committee reviews our performance evaluation process and compensation structure for our executive officers, including our NEOs. Among other things, the compensation committee compares the compensation of our executive officers against data derived from an analysis of similar executive officers in our peer group and reviews each executive officer's performance with our CEO. Following its evaluation and review, the compensation committee recommends to our board of directors the base salary of each executive officer, other than our CEO. In making such recommendations, the compensation committee considers proposals and recommendations of our CEO. The base salaries of our executive officers, including our NEOs other than our CEO, are established by our board of directors after taking into account the recommendation of the compensation committee. See “PART I. COMPENSATION PRINCIPLES AND PROCESSES-Compensation Committee.”
Similar to the base salary of our CEO, we believe that the base salary of our other NEOs should be competitive with the base salary ranges for persons in similar positions at the companies within our peer group and should generally be set within a range of plus or minus 20% of the 50th percentile of the base salaries of such persons. The base salaries of each of Messrs. Goodwin and Rose were determined in prior fiscal years when they were hired. The base salaries of each of Messrs. Fife and Pearson were determined at the time of their hire during fiscal 2017.
In June 2016 the compensation committee determined to recommend to our board of directors that the annual base salary payable to each of Messrs. Goodwin or Rose (and Mr. Jaggi, who was still employed by us at such time) for fiscal 2017 not be increased.
Short-Term Cash Incentive Plans
The second material component of our NEOs' compensation is the opportunity to earn cash incentives under one of our annual incentive plans. Generally, we believe annual incentives should:

•	Reward the NEOs for business and individual performance;

•	Encourage effective short-term performance while balancing long-term focus;

•	Provide a significant portion of total compensation opportunity that is at risk; and

•	Be externally competitive and internally equitable.
In May 2016, our board of directors, upon the recommendation of the compensation committee, adopted a fiscal 2017 annual incentive plan (the “FY2017 Annual Incentive Plan”). The FY 2017 Annual Incentive Plan is intended to reward certain full time employees who were selected by the compensation committee for participation in the plan for their performance in meeting corporate goals. All of our NEOs were eligible to participate in the FY 2017 Annual Incentive Plan based on achievement of specified performance goals, both corporate and individual.
Our CEO was also eligible during fiscal 2017 to earn cash incentive awards related to the performance of three of our product lines (the “FY2017 Product Line Awards”).
FY2017 Annual Incentive Plan
Under the terms of the FY2017 Annual Incentive Plan, our CEO and our other eligible NEOs were eligible to receive a cash bonus if we met certain corporate goals or they achieved certain individual goals.  Target bonus amounts for our NEOs are established as a percentage of their annual base salary.  For all NEOs other than Mr. Jensen, the target bonus amount ranges from 40% to 50% of the NEO’s annual base salary, with a maximum bonus of 152.5% of the target amount.  Mr. Jensen’s target bonus amount is 82% of his annual base salary, with a maximum bonus equal to 150% of his annual base salary.
For fiscal 2017, two corporate goals comprised 70% of the target bonus amount for our NEOs, with an earnings per share target (“EPS”) comprising 35% of target, and a revenue target, comprising the other 35% of target.  The applicable revenue and EPS targets, along with minimum and maximum amounts payable for such goals, were as follows:

EPS
	FY 2017 EPS (rounded to nearest cent)	Performance Bonus Percentage
Minimum	$0.40	20%
	$0.42	40%
	$0.44	60%
	$0.45	80%
	$0.47	100%
	$0.51	125%
Maximum	$0.54	150%

Top Line Revenue
	FY 2017 Top Line Revenue	Performance Bonus Percentage
Minimum	$207,000,000	20%
	$208,250,000	40%
	$209,500,000	60%
	$210,750,000	80%
	$212,000,000	100%
	$214,500,000	125%
	$217,000,000	150%
	$219,500,000	175%
Maximum	$222,000,000	200%
The remaining 30% of the target bonus amount was comprised of individual goals, determined on a quarterly basis with 7.5% of the target bonus amount allocated to each fiscal quarter. A minimum of 80% and a maximum of 100% applied to the individual goals for fiscal 2017.
Following the end of fiscal 2017, it was determined that no amount would be payable to any of our NEOs attributable to our corporate goals, as achievement was below the minimum level applicable to both the revenue and EPS targets. Annual Incentive Plan bonus payments attributable to individual goals were, however, paid to each of our NEOs in the following amounts:  Mr. Jensen, $94,710; Mr. Fife, $12,375 (for the fourth quarter of fiscal 2017 only); Mr. Goodwin, $66,375; Mr. Pearson, $27,188; Mr. Rose, $38,250; and Mr. Jaggi, $24,375 (for the first two quarters of fiscal 2017, prior to termination of his employment).
For fiscal 2016, we paid no annual incentive plan bonuses to our NEOs (other than Mr. Rose, who during that year participated in a different incentive plan) as a result of the disruption to our business caused by the independent review conducted by the audit committee after the end of fiscal 2016 which resulted in our delayed filing of our Form 10-K for fiscal 2016.
FY2017 Product Line Awards
In September 2016, our compensation committee approved the FY2017 Product Line Awards for our CEO. Pursuant thereto, Mr. Jensen was eligible to receive three separate cash incentive awards for revenue generated by each of three Company product lines subject to (i) a maximum amount payable of $1,000,000 in the aggregate and (ii) reduction if our overall gross profit margin for fiscal year 2017 fell below the overall gross profit margin for fiscal year 2016 (a 25% reduction for each 10% reduction in overall gross profit margin, with straight line interpolation applied to any decline in overall gross margin of other than 10%).
Mr. Jensen’s bonus opportunity for the Protandim and TrueScience product lines originated from his employment agreement negotiated with us at the time he was hired in May 2015. The PhysIQ product line bonus opportunity was approved as an additional award in September 2016. For the Protandim product line, including the Protandim NRF1 synergizer and the Protandim Nrf2 synergizer (together, the “Protandim Product Line”), Mr. Jensen was eligible to receive a cash incentive award equal to 3% of the positive difference in total net revenue from the Protandim Product Line for fiscal year 2017 as compared to fiscal year 2016.
For the TrueScience skin care regimen products, including the TrueScience Ultra Gentle Facial Cleanser, the TrueScience Perfecting Lotion, the TrueScience Eye Corrector Serum, the TrueScience Anti-Aging Cream and the TrueScience Micro Lift Serum (collectively, the “TrueScience Product Line”), Mr. Jensen was eligible to receive a cash incentive award equal to 2% of the positive difference in total net revenue from the TrueScience Product Line for fiscal year 2017 as compared to fiscal year 2016.
For the PhysIQ Smart Weight Management System products, including the PhysIQ Cleanse, the PhysIQ Probio, the PhysIQ Fat Burn and the PhysIQ Protein (collectively, the “PhysIQ Product Line”), Mr. Jensen was eligible to receive a cash incentive award equal to 2% of the positive difference in total net revenue from the PhysIQ Product Line for the fiscal year 2017 performance period (December 1, 2016 to June 30, 2017) as compared to the fiscal year 2016 performance period (December 1, 2015 to June 30, 2016).
In the first quarter of fiscal year 2018, our compensation committee determined that Mr. Jensen was eligible to receive a cash incentive award solely for the FY2017 Product Line Award related to the Protandim Product Line, as the revenues for our TrueScience Product Line and the PhysIQ Product Line for fiscal year 2017 or, in the case of the PhysIQ Product Line, for the fiscal year 2017 performance period, were not greater than fiscal year 2016 (or the fiscal year 2016 performance period, for the PhysIQ Product Line). Based on increased revenues for the Protandim Product Line of $3,515,059, Mr. Jensen was eligible to receive an award of $105,452; however, due to our overall gross margin for fiscal year 2017 being less than the overall gross margin for fiscal year 2016 (-0.41%), Mr. Jensen’s cash incentive award was reduced by 1.02% for a payout of $104,371.
Long-Term Incentive Plan
The third material component of our NEOs' compensation includes awards granted under our equity incentive plan. Prior to 2017, such awards were granted pursuant to our 2010 Long-Term Incentive Plan, or 2010 LTIP. Following the adoption of our 2017 Long-Term Incentive Plan in December 2016, equity awards are now granted pursuant to the 2017 Long-Term Incentive Plan, or 2017 LTIP. Historically, we have not granted long-term incentive awards as compensation for past performance, and instead believe that long-term incentive awards should:

•	align NEO's incentives directly with shareholder value;

•	encourage performance that increases long-term shareholder return;

•	serve as a retention tool; and

•	give NEOs a meaningful equity stake in our business.
The awards granted to our NEOs historically have consisted of stock options or restricted stock awards, in each case subject to time-based vesting. We have not granted stock options to NEOs since 2012. New hire awards are usually granted to executive officers at the time employment commences, and such awards typically vest over a three year period following the commencement of employment.
In January 2015, we began granting performance-based restricted stock units (“PRSUs”) to our NEOs under the 2010 LTIP, which utilize the Company’s total shareholder return (“TSR”) as a performance metric. In determining the number of PRSUs to award to our NEOs, the compensation committee takes into account our compensation philosophy that the overall compensation of our NEOs should be set within a range of plus or minus 20% of the 50th percentile of the overall compensation of persons in reasonably similar positions at companies in our peer group. The compensation committee approves all equity awards to our employees, including awards to our executive officers.
Fiscal 2017 PRSUs
In March 2017, our compensation committee granted PRSUs (the “2017 PRSUs”) to our NEOs and certain other officers of the Company pursuant to the 2017 LTIP. Vesting of the PRSUs is subject to continued service and the Company’s TSR during a three-year performance period commencing on January 1, 2017 and ending on December 31, 2019. Vesting of 50% of the PRSUs is based on the Company’s absolute TSR for the performance period as compared to a matrix of fixed numeric values, and the vesting of the other 50% of the PRSUs is based on a relative comparison of the Company’s TSR to the Vanguard Russell 2000 exchange traded fund TSR for the performance period. The number of PRSUs eligible to vest is 0% to 200% of the target.
The Company's NEO long term compensation grant levels are determined to be within a range of plus or minus 20% of the 50th percentile of the long term compensation paid to executives preforming comparable tasks at our compensation peer group.

The plus or minus 20% of the 50th percentile range allows for a level of discretion in making awards while assuring market competitive compensation that enables the Company to attract and retain qualified, focused and engaged executives. Additional details regarding the 2017 PRSUs granted to our NEOs in fiscal 2017 are detailed in the “Grants of Plan-Based Awards” table below.
Fiscal 2017 New Hire Awards
In connection with their commencement of employment with the Company during fiscal 2017, our board of directors approved the grant of restricted stock awards to each of Messrs. Fife and Pearson. These awards vest based on the NEO’s continuing service, with one-third of the award vesting on each of the first three anniversaries of their respective employment start dates. These awards are detailed in the “Grants of Plan-Based Awards” table below.
Fiscal 2018 Equity Awards
We expect long-term equity awards for fiscal 2018 to be granted to our NEOs early in 2018, at which point we intend to reintroduce stock options as a component of our long-term incentive plan.
Other Components
As a general matter, subject only to limited exceptions, we do not provide perquisites or benefits to our NEOs on a basis that is different from other eligible employees, and such perquisites or benefits represent only a minor portion of the total compensation of the NEOs. We maintain health, dental, long term and short term disability, and vision insurance plans for the benefit of all eligible employees, including our NEOs. We pay for basic coverage under each of these benefit plans and any premium in excess of the basic coverage is paid by the employee. We also provide wealth accumulation benefits to eligible employees, including our NEOs, in the form of a 401(k) savings plan. These benefit programs are offered on the same basis to all employees, including our NEOs.
PART III. OTHER MATTERS
Employment Agreements
We currently have an employment agreement with Mr. Jensen. Messrs. Fife, Goodwin, Pearson and Rose are entitled to certain severance benefits under key executive benefits package contracts which are described below in “Severance or Change-in-Control Agreements.” Below is a summary of the material terms of the employment agreement we have in place with Mr. Jensen. During fiscal 2017, we entered into an amendment and restatement of Mr. Jensen’s employment agreement as described below.
Darren Jensen Compensation Arrangements
On April 26, 2015, we entered into an employment agreement with Mr. Jensen pursuant to which he was appointed as our President and Chief Executive Officer effective May 18, 2015. On December 6, 2016, we amended and restated Mr. Jensen’s employment agreement agreement to add the PhysIQ Product Line Award and refine aspects of his other cash incentive awards including to facilitate the deductibility of his awards. Mr. Jensen’s employment agreement as amended and restated is referred to herein as the employment agreement. Mr. Jensen’s employment agreement will expire on the 90th day following the close of the first fiscal year in which our net revenue exceeds $500 million, unless earlier terminated in accordance with the terms of the employment agreement or extended by mutual agreement of the parties.
Base Salary. Mr. Jensen’s base salary was set at $550,000 at the time of his hiring in 2015 and remained at that level through fiscal 2017.
Bonus Awards; Annual Incentives. For fiscal 2017, Mr. Jensen’s target bonus percentage was set at 82% of his annual base salary, with a maximum bonus percentage of 150% of his annual base salary. Mr. Jensen’s annual incentive arrangements for fiscal 2017, as set forth in his employment agreement, are as described above in “Annual Incentive Plan.” Pursuant to his employment agreement, beginning with fiscal 2018 and ending with the fiscal year in which the Company first achieves annual revenue of at least $500 million, Mr. Jensen will be entitled to the following annual incentive payments granted under the Company’s shareholder-approved long-term incentive plan, as currently in effect or as may be in effect in the future:

•
An annual incentive payment for incremental annual revenue from sales of the Protandim product line over prior year revenue for such product in an amount equal to 3% of the positive difference between total net revenue from sales of Protandim for the most recently completed fiscal year relative to the prior fiscal year;

•
An annual incentive payment for incremental annual revenue from sales of TrueScience Skin Care Regimen products over prior year revenue for such products in an amount equal to 2% of the positive difference between total net revenue from sales of TrueScience Skin Care Regimen for the most recently completed fiscal year relative to the prior fiscal year; and

•
An annual incentive payment for incremental annual revenue from sales of PhysIQ products over prior year revenue for such products in an amount equal to 2% of the positive difference between total net revenue from sales of PhysIQ for the most recently completed fiscal year relative to the prior fiscal year.

Under each of the three above product line-based awards, if our overall gross profit margin for a completed fiscal year falls below the overall gross profit margin for the prior year, then the annual incentive payments described above relating to such year shall be reduced by twenty-five percent (25%) for each ten percent (10%) reduction in overall gross profit margin (with straight line interpolation applied to any decline in overall gross margin of other than ten percent (10%)).
As described above in "FY2017 Product Line Awards," for fiscal 2017, our compensation committee determined that Mr. Jensen was eligible to receive a cash bonus solely from sales of the Protandim product line as the revenues for the TrueScience products and PhysIQ products for fiscal 2017 were not greater than fiscal year 2016 (or the fiscal 2017 performance period versus the 2016 performance period, for the PhysIQ products).
Under the terms of his employment agreement, beginning with fiscal 2018 and ending at the end of the fiscal year during which the Company first achieves annual revenue of at least $500 million, Mr. Jensen will also be eligible to earn the following additional amounts:

•	a one-time cash bonus of $300,000 when our annual net revenue exceeds $300 million;

•	a one-time cash bonus of $400,000 when our annual net revenue exceeds $400 million; and

•	a one-time cash bonus of $500,000 when our annual net revenue exceeds $500 million (each of $300 million, $400 million and $500 million, a “Revenue Milestone”).
If two (or more) annual Revenue Milestones are first achieved during a single fiscal year, Mr. Jensen will be paid the sum of the bonus amounts that relate to each Revenue Milestone achieved during such year. If, following achievement of a Revenue Milestone, our annual revenue for a subsequent fiscal year is less than the previously achieved Revenue Milestone, the next Revenue Milestone is voided and no bonus will be paid for achievement of such next Revenue Milestone.
Equity Awards. Pursuant to the terms of his employment agreement and as described above in “Long-Term Incentive Plan,” Mr. Jensen received a grant of 93,300 PRSUs under the 2017 LTIP in March 2017.
Reimbursement of Expenses. While the employment agreement remains in effect, we will pay up to $20,000 annually to cover costs incurred by Mr. Jensen for professional assistance with respect to personal financial and tax planning and compliance.
Severance. Mr. Jensen's employment with us is at-will and either he or we can terminate his employment at any time and for any reason or for no reason. If we terminate Mr. Jensen's employment without “cause” or if he resigns for “good reason,” which includes customary triggers, he will be asked to execute and deliver to us a separation agreement that will provide, among other things, a release of all claims against us and a covenant not to sue us. So long as Mr. Jensen executes and does not revoke the separation agreement, and he remains in full compliance with its terms, then he will be entitled to payments equal in the aggregate to six (6) months of his then annualized base salary. The salary continuation payments referred to in the preceding sentence will be paid in substantially equal monthly installments over a 12 month period following the date of termination of employment.
Change in Control. If, within 12 months after the occurrence of an event constituting a change in control, Mr. Jensen's employment terminates without cause or if Mr. Jensen resigns for good reason, then we will pay him severance payments equal to 12 months of his annual base salary, paid as described in the paragraph above, and unless otherwise provided in the applicable option agreement or award agreement, all restricted stock awards and other equity-based awards granted to Mr. Jensen will be entitled to receive full service-based vesting credit and deemed attainment at target of all performance-based vesting milestones as of the date of the change in control, the performance period with respect to all PRSUs shall be deemed to have ended as of the date of the change in control, and the performance over such shortened performance period shall be measured as of such date.
Separation Arrangement with Mark Jaggi
On January 18, 2017, the Company terminated the employment of Mr. Jaggi, the Company’s Chief Financial Officer. Mr. Jaggi participated in the key executive benefit package, pursuant to which he was eligible to receive severance in an aggregate amount equal to six months his annual base salary as of the termination date. This severance amount was paid in substantially equal monthly installments over the six-month period following his termination date. As a condition to receiving the severance payments, Mr. Jaggi provided a separation agreement in a form prescribed by us, which included, among other things, a release of all claims against the Company, a covenant not to sue and certain other covenants during the severance period.
Severance or Change-in-Control Agreements
Messrs. Fife, Goodwin, Pearson and Rose are eligible to receive severance benefits pursuant to the terms of their key executive benefit package agreements.
The key executive benefit package agreements with Messrs. Fife, Goodwin, Pearson and Rose provide that their employment with us is at-will and either the NEO or the Company can terminate the NEO’s employment at any time and for any reason or for no reason, in each case subject to the terms and provisions of the key executive benefit package agreement. These agreements provided that, if we terminate their employment without cause, the NEO will be asked to execute and deliver to us a separation agreement that will provide, among other things, a release of all claims against us and a covenant not to sue us. So long as the NEO executes and does not revoke the separation agreement, and remains in full compliance with its terms, he will be entitled to payments equal in the aggregate to six months of his then annualized base salary. These severance payments will be paid in substantially equal monthly installments over the six month period following the date of termination of employment.
The contractually-provided severance benefits under the terms of their respective employment agreements and key benefit package agreements are intended to provide compensation to the applicable NEO while he searches for new employment after his employment with us is terminated without cause or for good reason. We believe that providing severance protection for these NEOs upon their termination of employment under these circumstances is necessary in the competitive marketplace for talented executives. We believe that the amounts of these payments and benefits and the periods of time during which they would be provided are fair and reasonable. The agreements governing the 2010 LTIP awards granted to our NEOs also generally provide for some or all of the unvested shares underlying equity awards granted thereunder to vest immediately when certain events occur, including a change in control, described below under “SUMMARY COMPENSATION TABLE-Long Term Incentive Plan.” For further details of the potential amounts that a NEO may receive in connection with a change-in-control transaction see the “Potential Payments Upon Termination or Change-in-Control” table.
Equity Ownership Policy
Our equity ownership policy, which we adopted in June 2013, requires certain of our executive officers, including our NEOs, to own a minimum number of shares of our common stock. Our equity ownership policy requires (i) our Chief Executive Officer to hold a number of shares of our common stock having a value equal to or greater than six times his annual base salary, (ii) each of our officers who has been designated by our board of directors as an “officer” within the meaning of Rule 16a-1 of the Securities Exchange Act of 1934, to hold a number of shares of our common stock having a value equal to or greater than three times his or her annual base salary, and (iii) any other executive officer designated by our CEO to be subject to the equity ownership policy to hold a number of shares of our common stock having a value equal to or greater than two times his or her annual base salary. Such ownership targets will be measured each year on the date of our board of directors meeting held on the date of, or next following the date of, our annual meeting of shareholders. Each employee subject to our equity ownership policy has five years from the time he or she becomes subject to the equity ownership policy to meet his or her required level of equity ownership. Until such time as each employee subject to our equity ownership policy obtains the ownership targets, such employee is required to retain direct ownership of at least fifty percent of the shares of our common stock he or she receives as a result of the exercise, vesting or payment of equity awards. If an employee subject to our equity ownership policy does not achieve his or her ownership target as of the end of his or her buy-in period, then he or she is required to retain direct ownership of all of the shares of our common stock he or she receives as a result of the exercise, vesting or payment of equity awards until his or her ownership target is achieved. The compensation committee has full power and authority to administer and interpret our equity ownership policy and may grant exceptions based on economic hardship or other showing of good cause.
Tax and Accounting Considerations
In fiscal 2017, while the compensation committee generally considered the financial accounting and tax implications of its executive compensation decisions, neither element was a material consideration in the compensation awarded to our NEOs during such fiscal year.
SUMMARY COMPENSATION TABLE
The following table sets forth the compensation of our NEOs for the fiscal years ended June 30, 2017, 2016 and 2015. However, information for fiscal 2016 and fiscal 2015 is not provided if a NEO first became a NEO for fiscal 2017 and information for fiscal 2015 is not provided if a NEO first became a NEO for fiscal 2016. The primary components of each NEO's compensation are also described in our “Compensation Discussion and Analysis,” above.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Non-equity Plan Compensation ($)(2)	All Other Compensation ($)		Total ($)
Darren J. Jensen, President	2017	550,000		—		437,577	(3)	199,081	21,102	(4)	1,207,760
and Chief Executive Officer	2016	550,000		—		2,031,840		98,600	20,988		2,701,428
	2015	68,750		451,000	(5)	630,000		—	2,414		1,152,164
Steven R. Fife, Chief	2017	86,308		25,000	(7)	442,800		12,375	241,257	(8)	807,740
Financial Officer (6)
Ryan Goodwin, Chief	2017	350,000		—		219,023	(10)	66,375	8,358	(11)	643,756
Marketing Officer (9)
Courtland Pearson, Senior Vice	2017	239,583		75,000	(13)	300,743	(14)	27,188	2,796	(15)	645,310
President of International (12)
Justin Rose, Chief Sales Officer (16)	2017	340,000		—		219,023	(10)	38,250	17,224	(17)	614,497
	2016	323,436		—		676,281		83,338	10,325	(18)	1,093,380
Mark Jaggi, Former Chief	2017	206,889		—		—		24,375	126,614	(20)	357,878
Financial Officer (19)	2016	294,688		—		695,961		—	—		990,649
Gary Koos, Former Interim Chief	2017	64,149	(22)	—		—		—	—		64,149
Financial Officer (21)

(1)
The amounts in the current year in this column represent the aggregate grant date fair value of stock awards granted to the NEO in the applicable fiscal year under either our 2010 Long-Term Incentive Plan (the “2010 LTIP”) or our 2017 Long-Term Incentive Plan (the “2017 LTIP”) and computed in accordance with FASB ASC Topic 718. See Note 8 of the notes to our consolidated financial statements for a discussion of all assumptions made by the Company in determining the grant date fair values of its equity awards. Each NEO other than Messrs. Fife, Jaggi and Koos was granted performance-based RSUs (“PRSUs”) on March 28, 2017, the vesting of which is tied to the Company’s total shareholder return (“TSR”) during a three-year performance period commencing on January 1, 2017 and ending on December 31, 2019. The PRSUs granted to our NEOs in fiscal 2017 are described in greater detail in “Compensation Discussion and Analysis - Part II - Compensation Components - Long-Term Incentive Plan” above. In accordance with SEC rules, the grant date fair value reflected in the above table of an equity award that is subject to performance conditions is based on the probable outcome of the performance condition. Below in the footnotes related to each individual’s equity award we specify the grant date fair value assuming maximum achievement of the PRSUs.

(2)
The amounts in this column reflect cash bonus awards earned by the NEOs under one of our cash incentive plans or, in the case of Mr. Jensen, $94,710 earned as a cash bonus award pursuant to our cash incentive plan and $104,371 earned pursuant to his fiscal year product line awards under our 2010 LTIP.

(3)	Assuming the highest level of performance conditions will be achieved, the grant date fair value of the PRSUs awarded would be $875,154.

(4)
Reflects reimbursements Mr. Jensen received for travel, including travel by Mr. Jensen’s spouse in the amount of $4,224, $270 for a cash holiday gift, $108 for a distributor event gift, and $16,500 in 401(k) matching contributions.

(5)	Reflects a signing bonus paid to Mr. Jensen in connection with the commencement of his employment.

(6)	Mr. Fife was hired as our Chief Financial Officer on March 13, 2017. Mr. Fife’s annualized salary during the fiscal year was $330,000.

(7)	Reflects a signing bonus paid to Mr. Fife in connection with the commencement of his employment.

(8)	Reflects relocation expenses paid by the Company in fiscal 2017 in the amount of $130,913, plus a tax gross-up payment thereon of $110,344 which will be paid to Mr. Fife in fiscal 2018.

(9)	Mr. Goodwin was hired as our Chief Marketing Officer on October 19, 2015.

(10)	Assuming the highest level of performance conditions will be achieved, the grant date fair value of the PRSUs awarded would be $438,046.

(11)
Reflects reimbursements Mr. Goodwin received for travel, including travel by Mr. Goodwin’s spouse in the amount of $980, $270 for a cash holiday gift, $108 for a distributor event gift, and $7,000 in 401(k) matching contributions.

(12)	Mr. Pearson was hired as our Senior Vice President, International, on July 2, 2016.

(13)	Reflects a signing bonus paid to Mr. Pearson in connection with the commencement of his employment.

(14)
Includes $219,023, the grant date fair value of the PRSUs granted on March 28, 2017, calculated based on the probable outcome of the performance condition applicable to such award. Assuming the highest level of performance conditions will be achieved, the grant date fair value of the PRSUs would be $438,046.

(15)	Reflects reimbursements Mr. Pearson received for travel, including travel by Mr. Pearson’s family member(s) in the amount of $2,148, $270 for a cash holiday gift, $108 for a distributor event gift.

(16)	Mr. Rose was hired as our Chief Sales Officer on July 21, 2015.

(17)
Reflects reimbursements Mr. Rose received for travel, including travel by Mr. Rose’s spouse in the amount of $9,471, $270 for a cash holiday gift, $108 for a distributor event gift, and $7,375 in 401(k) matching contributions.

(18)	Reflects relocation expenses paid by the Company in the amount of $8,170 and reimbursements for travel, including airfare, in the amount of $1,770 and $385 for a holiday cash gift.

(19)	Mr. Jaggi’s employment with the Company was terminated effective January 18, 2017.

(20)	Represents severance payments made pursuant to Mr. Jaggi's separation agreement.

(21)	Mr. Koos served as our Interim Chief Financial Officer from January 18, 2017 through March 13, 2017.

(22)	Mr. Koos was paid on an interim basis with Cerius Enterprises. This reflects the total paid to Cerius and may not be the total paid to Mr. Koos.
Salary, Bonus and Non-Equity Incentive Plan Compensation in Proportion to Total Compensation
The amount of salary, bonus and non-equity incentive plan compensation awarded to, earned by, or paid to our NEOs for fiscal 2017 in proportion to the total compensation reported for each NEO who remained in service with us through the end of the fiscal year ranged from 16% in the case of Mr. Fife to 66% in the case of Mr. Jensen.
GRANTS OF PLAN-BASED AWARDS
The following table sets forth information concerning the grants of non-equity incentive and equity incentive plan awards to our NEOs in fiscal 2017. Non-equity incentive plan awards are provided under our fiscal 2017 Annual Incentive Plan, or AIP, or, in the case of Mr. Jensen during fiscal 2017, pursuant to our 2010 LTIP. Equity incentive awards are provided under either our 2010 LTIP or, after its adoption, the 2017 LTIP. These non-equity and equity incentive plan awards are also described in “Compensation Discussion and Analysis-Part II-Compensation Components-Cash Incentive Plan” and “Compensation Discussion and Analysis-Part II-Compensation Components-Annual Incentive Plan-Long Term Incentive Plan.” Mr. Jaggi did not receive any grants of equity incentive plan awards due to his termination of employment with the Company effective January 18, 2017. Mr. Koos did not receive any grants of equity or non-equity incentive plan awards due to his interim role.

Name	Award Type (1)	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)				Estimated Future Payouts Under Equity Incentive Plan Awards (3)		All Other Stock Awards: Number of Shares Or Units (#)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
			Threshold ($)	Target ($)	Maximum ($)		Target (#)	Maximum (#)
Darren Jensen	PRSU	3/28/2017	—	—	—		93,300	186,600	—	437,577
	AIP	n/a	27,060	451,000	825,000		—	—	—	—
	2010 LTIP	n/a	—	—	1,000,000	(6)	—	—	—	—
Steven R. Fife	RSA	3/28/2017	—	—	—		—	—	90,000	442,800
	AIP	n/a	9,900	12,375	—	(7)	—	—	—	—
Ryan Goodwin	PRSU	3/28/2017	—	—	—		46,700	93,400	—	219,023
	AIP	n/a	10,500	175,000	266,875		—	—	—	—
Courtland Pearson	RSA	9/14/2016	—	—	—		—	—	9,000	81,720
	PRSU	3/28/2017	—	—	—		46,700	93,400	—	219,023
	AIP	n/a	6,000	100,000	152,500		—	—	—	—
Justin Rose	PRSU	3/28/2017	—	—	—		46,700	93,400	—	219,023
	AIP	n/a	10,200	170,000	259,250		—	—	—	—
Mark Jaggi(8)	AIP	n/a	9,750	162,500	247,813		—	—	—	—

(1)
“AIP” denotes that the award was made pursuant to our fiscal 2017 annual incentive plan. “2010 LTIP” denotes a cash award made pursuant to our 2010 LTIP. “RSA” denotes an award of restricted stock that was made pursuant to our 2010 LTIP or our 2017 LTIP. “PRSU” denotes a performance-based restricted stock unit award that was made pursuant to our 2010 LTIP or our 2017 LTIP.

(2)
The annual incentive plan (AIP) is a cash incentive plan that pays awards for performance, with awards for corporate performance metrics paid on an annual basis after the end of the applicable year and awards for individual performance metrics paid on a quarterly basis after the end of each applicable quarter. See our “Compensation Discussion and Analysis-Part II-Compensation Components-Cash Incentive Plans” for a detailed description of annual incentive plan awards. The amounts reported in the Threshold column reflect the lowest payout possible under the AIP, which would have been attributable to achievement at the minimum level of one fiscal quarter of individual performance goals. The amounts reported in the Target column reflect the at-target potential payout if the Company’s revenue and earnings per share for the fiscal year were at target and the NEO achieved all of the NEO’s individual performance metrics for the fiscal year. The amounts reported in the Maximum column reflect the maximum payout possible under the plan. Amounts for each NEO are based on a percentage of the NEO’s base salary set prior to the beginning of the fiscal year.

(3)
Messrs. Jensen, Goodwin, Pearson and Rose were each granted PRSUs under the 2017 LTIP on March 28, 2017, the vesting of which is tied to the Company's TSR during a three-year performance period commencing on January 1, 2017 and ending on December 31, 2019. Vesting of 50% of the PRSUs is based on the Company’s absolute TSR for the performance period as compared to a matrix of fixed numeric values, and the vesting of the other 50% of the PRSUs is based on a relative comparison of the Company’s TSR to the Vanguard Russell 2000 exchange traded fund TSR for the performance period. The number of PRSUs eligible to vest is 0% to 200% of the target. The number of PRSUs shown in the target column represents the number of PRSUs that will vest if achievement is at 100% for the performance period, and the maximum reflects achievement at 200%. No threshold is applicable to the PRSUs.

(4)
Messrs. Fife and Pearson were granted shares of restricted stock in connection with the commencement of their employment. These awards vest over three years in equal installments based on continued employment with the Company on each such date. See our “Compensation Discussion and Analysis -Part II-Compensation Components-Annual Incentive Plan-Long Term Incentive Plan” above and also the Outstanding Equity Awards table below for a description of restricted stock awards under our 2010 LTIP and our 2017 LTIP.

(5)
We calculate the grant date fair value of each award in accordance with FASB ASC Topic 718 and as described in Footnote 1 to the “Summary Compensation Table,” above. In accordance with SEC rules, the grant date fair value of an award that is subject to a performance condition is based on the probable outcome of the performance condition.

(6)
Mr. Jensen was eligible to receive cash incentive awards for fiscal 2017 related to revenue generated by three of our product lines. See our “Compensation Discussion and Analysis-Part II-Compensation Components-Cash Incentive Plans” for a detailed description of Mr. Jensen’s FY2017 Product Line Awards. The amount Mr. Jensen was eligible to receive pursuant to the FY2017 Product Line Awards in fiscal 2017 was a percentage of actual revenue generated with a maximum of $1,000,000 payable in the aggregate for the three product lines. No threshold or target level was applicable to such award.

(7)
Due to Mr. Fife’s partial year of employment with the Company, he was only eligible for a bonus under the AIP for fiscal 2017 related to his individual performance goals for our fourth fiscal quarter. As a result, full achievement would have occurred at the target level and no maximum was applicable.

(8)
The amounts included in the table above as threshold, target and maximum for Mr. Jaggi do not reflect his termination of employment during fiscal 2017. As a result of his termination, he was only eligible to receive a bonus for the first two quarters of fiscal 2017 attributable to his individual performance goals.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table sets forth information concerning all restricted stock and performance-based restricted stock units (“PRSUs”) held by our NEOs as of June 30, 2017. As of June 30, 2017, none of our NEOs held unexercised options.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (2)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Darren Jensen	142,858	(4)	618,575	—		—
	—		—	153,000	(5)	662,490
	—		—	93,300	(6)	403,989
Steven R. Fife	90,000	(7)	389,700	—		—
Ryan Goodwin	11,429	(8)	49,488	—		—
	—		—	46,000	(5)	199,180
	—		—	46,700	(6)	202,211
Courtland Pearson	9,000	(9)	38,970	—		—
	—		—	46,700	(6)	202,211
Justin Rose	11,428	(10)	49,483	—		—
	—		—	46,000	(5)	199,180
	—		—	46,700	(6)	202,211

(1)
Computed in accordance with SEC rules as the number of unvested RSAs multiplied by the closing market price of our common stock at the end of the 2017 fiscal year, which was $4.33 on June 30, 2017 (the last business day of the 2017 fiscal year). The actual value (if any) to be realized by the NEO depends on whether the shares vest and the future performance of our common stock.

(2)
In the event of a change in control prior to the end of the applicable performance period, the performance period will be deemed to end on the effective date of the change in control and performance determined as of such date.

(3)
Computed in accordance with SEC rules as the number of unvested PRSUs multiplied by the closing market price of our common stock at the end of the 2017 fiscal year, which was $4.33 on June 30, 2017 (the last business day of the 2016 fiscal year). The actual value (if any) to be realized by the NEO depends on whether the performance milestones related thereto are achieved and the future performance of our common stock.

(4)
These shares of restricted stock were granted on May 18, 2015 and vest in full on the third anniversary of Mr. Jensen’s commencement of employment with the Company, assuming continuous employment with the Company through such date.

(5)
These PRSUs were granted under the 2010 LTIP on March 28, 2016. Vesting of the PRSUs is subject to continued service and the Company’s TSR during a three-year performance period commencing on January 1, 2016 and ending on December 31, 2018. Vesting of 50% of the PRSUs is based on the Company’s absolute TSR for the performance period as compared to a matrix of fixed numeric values, and the vesting of the other 50% of the PRSUs is based on a relative comparison of the Company’s TSR to the Vanguard Russell 2000 exchange traded fund TSR for the performance period. The number of PRSUs eligible to vest is 0% to 200% of the target in the case of all NEOs other than Mr. Jensen, for whom the maximum number of PRSUs eligible to vest is 116.7% of the target. The number of PRSUs in the table reflects performance at the 100% target level.

(6)
These PRSUs were granted under the 2017 LTIP on March 28, 2017. Vesting of the PRSUs is subject to continued service and the Company’s TSR during a three-year performance period commencing on January 1, 2017 and ending on December 31, 2019. Vesting of 50% of the PRSUs is based on the Company’s absolute TSR for the performance period as compared to a matrix of fixed numeric values, and the vesting of the other 50% of the PRSUs is based on a relative comparison of the Company’s TSR to the Vanguard Russell 2000 exchange traded fund TSR for the performance period. The number of PRSUs eligible to vest is 0% to 200% of the target. The number of PRSUs in the table reflects performance at the 100% target level.

(7)
These shares of restricted stock were granted on March 28, 2017 and vest in three equal annual installments beginning on March 13, 2018 assuming Mr. Fife's continuous employment with the Company through each such date.

(8)
These shares of restricted stock are part of a restricted stock grant that was granted on January 4, 2016 and vested in three equal annual installments beginning on October 19, 2016 assuming Mr. Goodwin's continuous employment with the Company through each such date.

(9)
These shares of restricted stock were granted on July 2, 2016 and vest in three equal annual installments beginning on July 2, 2017 assuming continuous employment with the Company through each such date.

(10)
These shares of restricted stock were granted on July 27, 2015 and vest in three equal annual installments beginning on July 27, 2016 assuming continuous employment with the Company through each such date.

2017 Long Term Incentive Plan
In December 2016, our board of directors adopted our 2017 Long-Term Incentive Plan, or 2017 LTIP. The 2017 LTIP replaced the 2010 Long Term Incentive Plan, or 2010 LTIP, for all equity-based awards granted to our NEOs and other employees. The 2017 LTIP was approved by our shareholders in February 2017. The 2017 LTIP permits the discretionary award of incentive stock options, non-statutory stock options, restricted stock, stock units, stock appreciation rights and performance-based cash awards to eligible service providers.
The 2017 LTIP reserved a maximum of 1,125,000 shares to be issued thereunder. 650,000 shares were immediately available to be issued on February 16, 2017, following the approval of the plan by our shareholders, with up to an additional 475,000 shares potentially available for issuance under the 2017 LTIP, consisting of shares available for grant under the 2010 LTIP that were not issued or subject to outstanding awards plus shares subject to awards previously granted under the 2010 LTIP if they expire or lapse unexercised or are subsequently forfeited to or repurchased by the Company. As of June 30, 2017, 283,156 shares (of the 475,000 shares) have become available for grant under the 2017 LTIP. As of June 30, 2017, there were awards outstanding, net of awards expired, for an aggregate of 514,200 shares of our common stock under the 2017 LTIP.
On November 16, 2017, our board of directors approved an amendment to the 2017 LTIP to increase the number of shares of our common stock that are available for issuance under the 2017 LTIP by 675,000 to 1,800,000. For a more complete description of the proposed amendment to the 2017 LTIP, including a description of the terms of the 2017 LTIP, see the portion of this proxy statement entitled “PROPOSAL 2 - APPROVAL OF AN AMENDMENT TO THE 2017 LONG-TERM INCENTIVE PLAN TO INCREASE AUTHORIZED SHARES.”
2010 Long Term Incentive Plan
In 2010, we adopted our 2010 Long-Term Incentive Plan, or 2010 LTIP, which was approved by our shareholders in November 2010. The 2010 LTIP replaced the 2007 Long Term Incentive Plan for all equity-based awards granted to our NEOs and other employees. In September 2011, our board of directors approved an amendment to the 2010 LTIP to increase the number of shares of our common stock that are available for issuance under the 2010 Plan by 485,715 to 985,715. Our shareholders approved that amendment in January 2012.
In August 2014, our board of directors approved an amendment to the 2010 LTIP to increase the number of shares of our common stock that are available for issuance under the 2010 LTIP by 514,286 to 1,500,001, which was approved by our shareholders in November 2014.
Following the adoption of our 2017 LTIP, no further awards will be granted pursuant to the 2010 LTIP. As of June 30, 2017, there were awards outstanding, net of awards expired, under our 2010 LTIP for an aggregate of 606,857 shares of our common stock.
2007 Long Term Incentive Plan

We previously adopted and our shareholders approved the 2007 Long Term Incentive Plan, or the 2007 LTIP, effective November 21, 2006. A maximum of 1,428,572 shares of common stock could be issued under the 2007 LTIP in connection with the grant of awards. Awards to purchase common stock have been granted pursuant to the 2007 LTIP and are outstanding to various employees, officers, directors, members of our scientific advisory board and independent distributors at prices between $1.47 and $10.50 per share with respect to options to purchase common stock, vesting over one- to three-year periods. Awards expire in accordance with the terms of each award and the shares subject to the award are added back to the 2007 LTIP upon expiration of the award. As of June 30, 2017, there were awards outstanding, net of awards expired, for the purchase in aggregate of 227,188 shares of our common stock. As of June 30, 2017, there were 33,328 shares unallocated under the 2007 LTIP. This plan expired on November 21, 2016.
OPTION EXERCISES AND STOCK VESTED
The following table sets forth information concerning the common shares acquired by each of our NEOs upon the vesting of restricted stock awards during the fiscal year ended June 30, 2017. None of our NEOs (have been granted or) exercised any stock options during the fiscal year ended June 30, 2017.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Darren Jensen	—	—
Steven R. Fife	—	—
Ryan Goodwin	5,714	52,053
Courtland Pearson	—	—
Justin Rose	5,715	82,753
Mark Jaggi	5,715	79,324
Gary Koos	—	—

(1)	Value realized upon vesting of stock awards was determined by multiplying the number of shares of restricted stock that vested by the fair market value of our common stock on the vesting date.
PENSION BENEFITS
We do not maintain any defined benefit pension plans.
NONQUALIFIED DEFERRED COMPENSATION
We do not maintain any nonqualified deferred compensation plans.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
As of June 30, 2017, all of our NEOs other than Messrs. Jaggi and Koos were eligible to receive contractually-provided severance benefits under the terms of their respective employment agreements or key executive benefit package agreements, as applicable. Mr. Jaggi would not have been entitled to benefits on June 30, 2017, as a result of his departure from the Company prior to such date. Mr. Koos, having served as our Interim Chief Financial Officer, was not eligible for severance benefits due to service through an agreement with Cerius Interim Executive Solutions. See “Compensation Discussion and Analysis-Part III-Other Matters-Employment Agreements” and “Compensation Discussion and Analysis-Part III-Other Matters-Severance or Change-in-Control Agreements,” above.
Upon retirement or separation from service for reasons that do not trigger the contractually-provided severance benefits under the terms of their respective employment agreements or key executive benefit package agreements, as applicable, NEOs are entitled to certain accrued benefits and payments generally afforded other employees.
The table below provides estimates for compensation payable to each of our NEOs under hypothetical termination of employment and change in control scenarios under our compensatory arrangements other than nondiscriminatory arrangements generally available to salaried employees. Due to the number of factors and assumptions that can affect the nature and amount of any benefits provided upon the events discussed below, any amounts paid or distributed upon an actual event may differ.
For purposes of the hypothetical payment estimates shown in the below table, some of the important assumptions were:

•	Executive’s rate of base salary as of June 30, 2017;

•
Full acceleration of all unvested equity awards held by the Executive upon a change in control, except for the 2016 performance-based restricted stock units (the “2016 PRSUs”) and the 2017 performance-based restricted stock units (the “2017 PRSUs”), for which awards no value has been attributed to vesting acceleration, as the achievement of the applicable performance metrics for such awards would have been determined as of June 30, 2017 and no portion of either the 2016 PRSUs or the 2017 PRSUs would have been eligible to vest as of that date;

•	Cash severance as provided under the NEO’s employment agreement or key executive benefit package agreement, as applicable, in effect as of June 30, 2017;

•	Change in control occurring on June 30, 2017;

•	Termination of the NEO’s employment occurring on June 30, 2017; and

•	A price per share of $4.33, which was the closing price of our common stock on June 30, 2017, the final trading day of fiscal 2017.
Each of the columns in the table below show the total hypothetical payment estimate upon a specified event and the amounts in the columns should not be aggregated across the table.

	Involuntary Termination ($)(1)		Involuntary Termination within 12 months after a Change in Control ($)(2)
Darren Jensen
Base salary continuation	275,000		550,000
Acceleration of vesting of equity awards	—	(3)	618,575
Total	275,000		1,168,575
Steven R. Fife
Base salary continuation	165,000		165,000
Acceleration of vesting of equity awards	—		389,700
Total	165,000		554,700
Ryan Goodwin
Base salary continuation	175,000		175,000
Acceleration of vesting of equity awards	—	(3)	49,488
Total	175,000		224,488
Courtland Pearson
Base salary continuation	125,000		125,000
Acceleration of vesting of equity awards	—		38,970
Total	125,000		163,970
Justin Rose
Base salary continuation	170,000		170,000
Acceleration of vesting of equity awards	—	(3)	49,483
Total	170,000		219,483

(1)
For purposes of this table, an involuntary termination consists of our termination of their respective employment without cause or their resignation for good reason. See “Compensation Discussion and Analysis-Part III-Other Matters-Employment Agreements” and “Compensation Discussion and Analysis-Part III-Other Matters-Severance or Change-in-Control Agreements,” above.

(2)
For purposes of this table, an involuntary termination within 12 months after a change in control consists of, with respect to Mr. Jensen, the termination of his employment without cause or his resignation for good reason. See “Compensation Discussion and Analysis-Part III-Other Matters-Employment Agreements” and “Compensation Discussion and Analysis-Part III-Other Matters-Severance or Change-in-Control Agreements,” above.

(3)
No value has been included for the 2016 PRSUs granted to Messrs. Jensen, Goodwin and Rose, which provide for a pro-rated portion of such PRSUs to remain eligible to vest if the executive is terminated without cause during the performance period, with the performance determined at the end of the performance period. Assuming both the performance period and termination without cause had occurred on June 30, 2017, no portion of the 2016 PRSUs would have been eligible to vest.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The current members of the compensation committee are Messrs. Beindorff, Greer and Metzger, with Mr. Metzger serving as chair. Our board of directors has determined that all three members of the compensation committee qualify as "independent" under NASDAQ Rules. There are no interlocking relationships between any of our executive officers and compensation committee members, on the one hand, and the executive officers and compensation committee members of any other companies, on the other hand, nor have any such interlocking relationships existed in the past.
Compensation Committee Report
The following report has been submitted by the compensation committee of our board of directors:
The compensation committee has reviewed and discussed our Compensation Discussion and Analysis with management. Based on this review and discussion, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2017 and in this Proxy Statement for the 2018 Annual Meeting of Shareholders.

The Compensation Committee

George E. Metzger, Chair
Michael Beindorff
Raymond B. Greer
The preceding “Compensation Committee Report” shall not be deemed soliciting material or filed with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the company specifically incorporates it by reference into such filing.
DIRECTOR COMPENSATION
Fiscal 2017
For fiscal 2017 our non-employee director compensation consisted of (i) monthly retainers for Board service and for service as chairman of our board of directors and the chair of one of the standing Board committees and (ii) equity awards granted on an annual basis to continuing non-employee directors and granted to new non-employee directors, as described below. Our directors who are also our employees receive no additional compensation for their service on our board of directors.
Non-Employee Director Compensation
Cash Compensation. Each non-employee director receives a monthly retainer for their service as directors as follows: $6,000 for the chairman of our board of directors, $5,500 for the chairs of our audit and compensation committees and $5,000 for all other non-employee directors.
Equity Compensation. Each non-employee director will receive the following annual equity awards in connection with each annual meeting of our shareholders or initial equity award upon joining our board of directors:

•
Annual Equity Awards - On the date of the next regular annual meeting of shareholders after the annual meeting of shareholders at which a continuing non-employee director is re-elected (the “Election Date”) (for example, for continuing non-employee directors re-elected at and having an Election Date of the fiscal 2016 annual meeting of shareholders, the fiscal 2017 annual meeting of shareholders), each such continuing non-employee director who continues to serve as a member of our board of directors immediately prior to the next regular annual meeting of shareholders following the Election Date will receive a fully vested stock award for a number of shares of our common stock determined as follows: $75,000 divided by the “average stock price” and rounded down to the nearest whole share, with the “average stock price” calculated by averaging the closing prices of a share of our common stock on the last trading day of the calendar month (each, a “Month End”) for each Month End occurring between the Election Date and date of the next regular annual meeting of shareholders.

•
Initial Equity Awards - On the one year anniversary of the non-employee director joining our board of directors, each new non-employee director will receive an award for that number of shares of our common stock determined as follows: $150,000 divided by the “average stock price” and rounded down to the nearest whole share, with the “average stock price” calculated by averaging the closing prices of a share of our common stock on the last trading day of the month for each of the twelve months prior to the one year anniversary of the non-employee director joining our board. Following the end of fiscal 2017, our board of directors approved a change to the initial equity award to be received by each non-employee director. Effective immediately, each new non-employee director will receive three annual equity awards instead of just one, beginning on the one year anniversary of the non-employee director joining our board and continuing on each of the following two anniversaries thereafter, with the number of shares subject to each award determined utilizing $50,000 and the “average stock price” referring to the twelve months prior to the date the award is granted.
The table below summarizes the compensation we paid to our non-employee directors for fiscal 2017:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		All Other Compensation	Total ($)
Michael A. Beindorff	60,000	49,948		—	109,948
Raymond B. Greer	25,000	—	(2)	—	25,000
Vinayak R. Hegde	25,000	—	(2)	—	25,000
Darwin K. Lewis	25,000	—	(2)	—	25,000
David Manovich	40,000	49,948	(3)	—	89,948
Garry Mauro	72,000	49,948		—	121,948
George E. Metzger	66,000	49,948		—	115,948
Richard Okumoto	66,000	49,948		—	115,948
David Toole	60,000	113,777		—	173,777

(1)
These amounts represent the grant date fair value of restricted stock awards granted by the Company during the period presented, determined in accordance with FASB ASC Topic 718. For the assumptions used in our valuations, see Note 8 of the notes to our consolidated financial statements for a discussion of all assumptions made by the Company in determining the grant date fair values of its equity awards.

(2)	There were no stock awards granted to these Directors during fiscal 2017.

(3)	Mr. Manovich served as a non-employee director until the annual meeting of shareholders held in February 2017.
The table below summarizes the unexercised stock options, all of which are fully vested, held by our non-employee directors as of June 30, 2017:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)
Michael A. Beindorff	14,286	—	9.31
Garry Mauro	14,286	—	2.10
Garry Mauro	17,143	—	1.47
Garry Mauro	17,143	—	1.75
Garry Mauro	17,143	—	5.60
Garry Mauro	14,286	—	9.31
Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides certain information as of June 30, 2017 with respect to all compensation plans under which shares of our common stock are authorized for issuance.

(a)	(b)		(c)		(d)
	Number of securities to be issued upon exercise of outstanding options, warrants and rights and vesting of restricted stock awards (#)		Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (b)) (#)
All equity compensation plans approved by security holders	1,348,245	(1)	6.35	(2)	633,051

Equity compensation plans not approved by security holders	—		—		—

(1)
Includes 309,473 shares of our common stock that can be issued upon the exercise of outstanding options and 1,038,772 shares of our common stock that can be issued upon vesting of restricted stock awards and PRSUs.

(2)	Does not take into account outstanding restricted stock awards and PRSUs, as those awards have no exercise price.
AUDIT RELATED MATTERS
Audit Committee Report
Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. WSRP, LLC, our independent registered public accounting firm, is responsible for auditing our financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.
The audit committee has held discussions with management and the independent registered public accounting firm. Management represented to the audit committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and our independent registered public accounting firm. The audit committee received the written disclosures and letter required by the Independence Standards Board of Directors Standard No. 1 (Independence Discussions with Audit Committees) and discussed the independence of our independent registered public accounting firm with the firm. In addition, the committee has discussed with our independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Codification of Statements on Auditing Standards, AU §380).
The audit committee has also considered whether the provision of non-audit services to our company is compatible with maintaining the independent registered public accounting firm's independence. The audit committee has concluded that the independent registered public accounting firm is independent of our company and our management. The audit committee has reviewed with our independent registered public accounting firm the overall scope and plans for its audit.
Relying on the foregoing reviews and discussions, the audit committee recommended to our board of directors the inclusion of the audited consolidated financial statements in our annual report on Form 10-K for the year ended June 30, 2017, and this Proxy Statement, for filing with the SEC.

The Audit Committee

Richard Okumoto, Chair
Michael A. Beindorff
Garry Mauro
The preceding “Audit Committee Report” shall not be deemed soliciting material or filed with the SEC, nor shall any information in this report be incorporated by reference into any past or future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates it by reference into such filing.
Principal Accountant Fees and Services

EKS&H LLLP (“EKS&H”) reviewed the Company's interim quarterly filings for the periods ended September 30, 2015 and December 31, 2015. On April 8, 2016 the audit committee dismissed EKS&H as the Company's independent registered public accounting firm. In connection reviews of the Company’s interim periods through April 8, 2016, there were no disagreements with EKS&H on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of EKS&H, would have caused EKS&H to make reference to the matter in their report. In addition, during the interim period through April 8, 2016, there were no reportable events described under Item 304(a)(1)(v) of Regulation S-K.
Effective as of April 12, 2016, the audit committee engaged BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016. On July 7, 2016, the audit committee dismissed BDO as the Company’s independent registered public accounting firm, effective immediately, due to BDO’s determination that it was not independent of the Company with respect to the Company’s fiscal year ended June 30, 2016 and not for any reason related to the Company’s financial reporting or accounting operations or policies. BDO concluded that it was not independent of the Company with respect to fiscal 2016 because, during fiscal 2016 but prior to BDO’s appointment as the Company’s independent registered public accounting firm, a firm in the BDO international network had provided certain prohibited non-audit services as a subcontractor to a third party contractor who had been engaged to provide payroll services to an international subsidiary of the Company. BDO was engaged by the Company on April 12, 2016 and as a result did not deliver an audit report on the financial statements of the Company for the fiscal year ended June 30, 2016. At no point during BDO’s engagement were there any (i) disagreements with BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of BDO would have caused it to make reference to the subject matter of the disagreement in connection with its report, or (ii) “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.
Effective as of July 11, 2016, the audit committee engaged WSRP, LLC as the Company’s independent registered public accounting firm for the interim periods subsequent to the dismissals of EKS&H and BDO and for the fiscal years ended June 30, 2017 and 2016.
The following table presents fees for professional audit services rendered by EKS&H LLLP for fiscal years ended June 30, 2017 and 2016:

EKS&H LLLP	Fiscal year ended June 30,
	2017	2016
Audit Fees (1)	$27,085	$156,966
Audit-Related Fees	—	—
Tax Fees (2)	2,000	91,434
All Other Fees	—	—
	$29,085	$248,400

(1)	Audit Fees consist of fees billed for the review of interim financial statements.

(2)	Tax Fees consisted of fees billed for professional services for tax compliance, tax advice and tax planning.
The following table presents fees for professional audit services rendered by BDO USA, LLP for fiscal years ended June 30, 2017 and 2016:

BDO USA, LLP	Fiscal year ended June 30,
	2017	2016
Audit Fees	$—	$—
Audit-Related Fees (1)	15,994	—
Tax Fees	—	—
All Other Fees	—	—
	$15,994	$—

(1)	Audit-Related Fees consist of fees billed for the audit of our employee benefit plan.
The following table presents fees for professional audit services rendered by WSRP, LLC for fiscal years ended June 30, 2017 and 2016:

WSRP, LLC	Fiscal year ended June 30,
	2017	2016
Audit Fees (1)	$241,228	$194,843
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
	$241,228	$194,843

(1)	Audit Fees consist of fees billed for the audit of annual financial statements and internal control over financial reporting and the review of interim financial statements.
Pre-Approval Policies and Procedures
The audit committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policies require pre-approval of all auditing and such non-auditing services as our independent registered public accounting firm is permitted to provide, subject to de minimus exceptions for services other than audit, review, or attest services that are approved by the audit committee prior to completion of the audit. All of the items identified under “Audit-Related Fees,” “Tax Fees” and “All Other Fees” above were approved by the audit committee. Alternatively, the engagement of our independent registered public accounting firm may be entered into pursuant to pre-approved policies and procedures that our audit committee may establish, so long as these policies and procedures are detailed as to particular services and the audit committee is informed of each service. In making these determinations, the audit committee will consider whether the services provided are compatible with maintaining the independence of the independent registered public accounting firm. We are prohibited by applicable law from obtaining certain non-audit services from our independent registered public accounting firm and, in that event, we would obtain these non-audit services from other providers.
Our audit committee has considered whether the provision of non-audit services is compatible with maintaining the independence of our independent registered public accounting firm and determined that it is consistent with such independence.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information regarding the ownership of our common stock as of October 31, 2017 by: (i) each director; (ii) each of our named executive officers; and (iii) all of our executive officers and directors as a group. As of October 31, 2017, other than those individuals listed on the chart below, no other individuals were known to us to own beneficially more than five percent of our common stock. The shares disclosed in this table are based upon information supplied to us by the foregoing parties and filings made by such parties with the SEC.
Except as otherwise noted, the address for each person listed below is c/o LifeVantage Corporation, 9785 South Monroe Street, Suite 300, Sandy, Utah 84070.

The percentages of beneficial ownership set forth below are based on 14,225,780 shares of our common stock issued and outstanding as of October 31, 2017.

Name of Beneficial Owner(1)	Number of Shares		Percent of Class
Principal Shareholders
Dell Loy Hansen	711,839	(2)	5.00%
595 S. Riverwoods Pkwy, Suite 400
Logan, UT 84321
Directors and Named Executive Officers
Michael A. Beindorff	54,978	(3)	*
Raymond B. Greer	—
Vinayak R. Hegde	—
Darwin K. Lewis	3,500	(4)
Garry P. Mauro	138,641	(5)	*
George Metzger	32,637	(6)	*
Richard Okumoto	32,708	(7)	*
David Toole	16,662	(8)	*
Darren J. Jensen	149,358	(9)	1.05%
Steven R. Fife	90,000	(10)	*
Ryan Goodwin	14,779	(11)	*
Courtland Pearson	9,000	(12)	*
Justin Rose	14,316	(13)	*
Charles Wach	4,000	(14)	*
Mark Jaggi	—
Gary Koos	—
All executive officers and directors (14 persons)	560,579	(15)	3.86%
* Less than one percent.

(1)
The shares of our common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power, which includes the power to vote or direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person's ownership percentage, but not for purposes of computing any other person's percentage. Under these rules, more than one person may be deemed beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. This table is based upon information supplied by officers, directors and principal shareholders and Schedules 13D and 13G filed with the SEC. Except as otherwise indicated in these footnotes and subject to community property laws where applicable, each of the beneficial owners has, to our knowledge, sole voting and investment power with respect to the indicated shares of common stock.

(2)
Based solely upon a Schedule 13D filed on July 17, 2015, by Dell Loy Hansen and Hansen Guaranty, LLC. According to the Schedule 13D, adjusted for our October 19, 2015 reverse stock split, Dell Loy Hansen has sole voting and dispositive power with respect to 191,000 shares and shared voting and dispositive power with respect to 520,839 shares. Hansen Guaranty, LLC has shared voting and dispositive power with respect to 520,839 shares.

(3)
Includes 38,865 shares held directly by Mr. Beindorff, 1,501 shares owned by Mr. Beindorff's spouse which he is deemed to beneficially own, and 326 shares owned by Mr. Beindorff's spouse in a custodial account for their minor children, which Mr. Beindorff is deemed to beneficially own. Also includes the following shares which Mr. Beindorff has the right to acquire or will have the right to acquire within 60 days of October 31, 2017 upon the exercise of options: 14,286 shares at an exercise price of $9.31 per share.

(4)	Consists of 3,500 shares directly owned by Mr. Lewis.

(5)
Includes 57,721 shares directly owned by Mr. Mauro, 225 shares owned by Mr. Mauro's spouse which he is deemed to beneficially own, and 694 shares owned by Mr. Mauro in a custodial account for his minor children, which he is deemed to beneficially own. Also includes the following shares which Mr. Mauro has the right to acquire or will have the right to acquire within 60 days of October 31, 2017 upon the exercise of options: 14,286 shares at an exercise price of $2.10 per share, 17,143 shares at an exercise price of $1.47 per share, 17,143 shares at an exercise price of $1.75 per share, 17,143 shares at an exercise price of $5.60 per share and 14,286 shares at an exercise price of $9.31 per share.

(6)	Consists of 32,637 shares directly owned by Mr. Metzger.

(7)	Consists of 32,708 shares directly owned by Mr. Okumoto.

(8)	Consists of 16,662 shares directly owned by Mr. Toole.

(9)	Consists of 6,500 shares directly owned by Mr. Jensen and 142,858 shares held pursuant to a Restricted Stock Award.

(10)	Consists of 90,000 shares held pursuant to a Restricted Stock Award.

(11)	Includes 9,065 shares directly owned by Mr. Goodwin and 5,714 shares held pursuant to a Restricted Stock Award.

(12)	Consists of 3,000 shares directly owned by Mr. Pearson and 6,000 shares held pursuant to a Restricted Stock Award.

(13)	Consists of 8,602 shares directly owned by Mr. Rose and 5,714 shares held pursuant to a Restricted Stock Award.

(14)	Consists of 4,000 shares held pursuant to a Restricted Stock Award.

(15)
Consists of 466,292 shares directly owned by our executive officers and directors as a group, including Restricted Stock Awards, and 94,287 shares which our executive officers and directors as a group have the right to acquire or will have the right to acquire within 60 days of October 31, 2017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Related-Party Transactions Policies and Procedures
Related-party transactions have the potential to create actual or perceived conflicts of interest between our company and our directors and executive officers or their immediate family members. Under its charter, our audit committee is charged with the responsibility of reviewing and approving all related-party transactions. To assist in identifying such transactions for our fiscal year ended June 30, 2016, we distributed questionnaires to each of our directors and officers.Although we do not have a formal policy with regard to approving related-party transactions, our audit committee may consider the following factors when deciding whether to approve a related-party transaction: the nature of the related party's interest in the transaction; the material terms of the transaction, including, without limitation, the amount and type of the transaction; the importance of the transaction to the related party; whether the transaction would impair the judgment of a director or executive officer to act in our best interests; and any other matters deemed appropriate by our audit committee.
Certain Related-Party Transactions
Since July 1, 2016, the first day of fiscal 2017, there have been four transactions or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeds $120,000 and in which any director, executive officer, holder of more than 5% of our common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.
During fiscal 2017, Dinng, a brand and digital brand studio, provided branding and marketing services to the Company. In June 2017, the Company completed an acquisition of the assets of Dinng. The Company paid a total of $0.5 million for branding and marketing services provided during fiscal 2017 and the asset acquisition. The Company's Chief Marketing Officer, Ryan Goodwin, was the Founder, President and Creative Director of Dinng. Mr. Goodwin and his wife were both salaried employees at Dinng during fiscal 2017, prior to the completion of the asset acquisition.
Effective January 2014, the Company commenced a partnership with Real Salt Lake of Major League Soccer, which includes the placement of the Company's logo on the front of the team’s jersey as well as strategic placement of the Company's logo around the stadium and on televised broadcasts of the games. In July 2015, Dell Loy Hansen, the sole owner of Real Salt Lake and Real Monarchs SLC, became a major shareholder of the Company. The Company paid $1.0 million during the first quarter of fiscal 2018 and $2.2 million during the fiscal year ended June 30, 2017 to Real Salt Lake, pursuant to the terms of this partnership, and other various amounts for the endorsement of Real Monarchs SLC and for product marketing expenses.
During fiscal 2017, Outhink Inc., a digital media and application development company, provided consulting services to the Company pursuant to an Agreement for Services dated October 20, 2016 between the Company and Outhink Inc. in the amount of $0.1 million. No payments were made during the first quarter of fiscal 2018. David Toole, a member of the Company's board of directors, is the majority owner and serves as the Chief Executive Officer of Outhink Inc.
During fiscal 2017, the Company entered into an agreement with Gig Economy Group ("GEG") for outsourced software application development services. Pursuant to the agreement, the Company paid $0.9 million during the first quarter of fiscal 2018 and $0.4 million during the fiscal year ended June 30, 2017. David Toole, a member of the Company's board of directors, is the majority owner and an officer of GEG.
Director Independence
NASDAQ Stock Market Rules, or NASDAQ Rules, require that a majority of the members of our board of directors qualify as "independent," as affirmatively determined by our board of directors. Our board of directors has determined that each of Messrs. Beindorff, Greer, Hegde, Lewis, Mauro, Metzger and Okumoto is an “independent director” under NASDAQ Rules.
CODE OF ETHICS
We have adopted the LifeVantage Corporation Code of Business Conduct and Ethics which applies to all our executive officers, employees and members of our board of directors. Our Code of Business Conduct and Ethics is designed to deter wrongdoing and to promote: (1) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (2) full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to, the SEC and in other public communications we make; (3) compliance with applicable governmental laws, rules and regulations; (4) the prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and (5) accountability for adherence to the code. A copy of our Code of Business Conduct and Code of Ethics is available on our website at http://investor.lifevantage.com/governance.cfm. In the event that an amendment to, or a waiver from, a provision of our Code of Business and Ethics that applies to any of our directors or executive officers is necessary, we intend to post such information on our website. Our website does not constitute part of this proxy statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, executive officers, and persons who own more than 10% of our common stock to report their ownership of our common stock and any changes in that ownership to the SEC. The SEC has established specific due dates for these reports, and we are required to report in this proxy statement any failure to file by the specific due dates. To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended June 30, 2017, we believe that all such reports were filed on a timely basis.
HOUSEHOLDING OF PROXY MATERIALS
The Company has adopted an SEC-approved procedure called “householding.” Under this procedure, the Company delivers a single copy of the notice and, if applicable, this proxy statement and annual report to multiple shareholders who share the same address unless the Company has received contrary instructions from one or more of the shareholders. This procedure reduces the Company’s printing and mailing costs, and the environmental impact of its annual meetings. Shareholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, the Company will deliver promptly a separate copy of the proxy materials to any shareholder at a shared address to which the Company delivered a single copy of any of these documents.
To receive free of charge a separate copy of the proxy materials or to request delivery of a single copy if a shareholder is receiving multiple copies of the proxy materials, shareholders may write or call the Company at the following:
LifeVantage Corporation
Attn: Investor Relations
9785 South Monroe Street, Suite 300
Sandy, Utah 84070
(801) 432-9000
Shareholders who hold shares in “street name” may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
ANNUAL REPORT ON FORM 10-K
Our annual report on Form 10-K for our fiscal year ended June 30, 2017, which was filed with the SEC on September 7, 2017, will be made available to shareholders without charge upon written request to LifeVantage Corporation, Attn: Investor Relations, 9785 South Monroe Street, Suite 300, Sandy, Utah 84070.
OTHER MATTERS
Our board of directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
December 20, 2017	/s/ Darren Jensen
Darren Jensen
President and CEO

ANNEX A
LIFEVANTAGE CORPORATION
2017 LONG-TERM INCENTIVE PLAN
(Adopted on December 6, 2016,
Effective on February 16, 2017 and
Amended on November 16, 2017)

SECTION 1. INTRODUCTION
The Board adopted the LifeVantage Corporation 2017 Long-Term Incentive Plan on the Adoption Date conditioned upon and subject to obtaining Company shareholder approval. On November 16, 2017, the Board amended the Plan to add 675,000 Shares to the reserve under the Plan and increase the maximum aggregate number of Shares that may be issued under the Plan (and pursuant to the exercise of Incentive Stock Options) from 1,125,000 to 1,800,000 Shares (the “2017 Amendment”). The 2017 Amendment is conditioned upon and subject to obtaining Company shareholder approval in accordance with Section 15(a).
The purposes of the Plan are to (i) attract and retain the services of persons eligible to participate in the Plan; (ii) motivate Selected Employees, by means of appropriate equity and performance based incentives, to achieve long-term performance goals; (iii) provide equity and performance based incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further align Participants' interests with those of the Company's other shareholders and thereby promote the financial interests of the Company and its affiliates and enhancement of shareholder return.
The Plan seeks to achieve this purpose by providing for Awards in the form of Options (which may constitute Incentive Stock Options or Nonstatutory Stock Options), Stock Appreciation Rights, Restricted Stock Grants, Stock Units and/or Cash Awards, as well as any other form of equity award consistent with the terms of the Plan.
Capitalized terms shall have the meaning provided in Section 2 unless otherwise provided in this Plan or any related Award Agreement.
SECTION 2. DEFINITIONS
(a)    “Adoption Date” means December 6, 2016.
(b)    “Affiliate” means any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity. For purposes of determining an individual’s “Service,” this definition shall include any entity other than a Subsidiary, if the Company, a Parent and/or one or more Subsidiaries own not less than 50% of such entity.
(c)    “Award” means any award, under this Plan, to a Selected Employee of an Option, SAR, Restricted Stock Grant, Stock Unit or to a Covered Employee of any Cash Award.
(d)    “Award Agreement” means a Stock Option Agreement, a SAR Agreement, a Restricted Stock Grant Agreement, a Stock Unit Agreement or such other agreement evidencing an Award granted under the Plan.
(e)    “Board” means the Board of Directors of the Company, as constituted from time to time.
(f)    “Cash Award” means an award of a bonus opportunity, under this Plan, to a Covered Employee that (i) is payable in cash, (ii) is not an Option, SAR, Restricted Stock Grant or Stock Unit, (iii) is paid based on achievement of Performance Goal(s) and (iv) may be intended to qualify as performance-based compensation under Code Section 162(m).
(g)    “Cashless Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law and in accordance with any procedures established by the Committee, an arrangement whereby payment of some or all of the aggregate Exercise Price may be made all or in part by delivery of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company. Cashless Exercise may also be utilized to satisfy an Option's tax withholding obligations as provided in Section 14(b).
(h)    “Cause” means, except as may otherwise be provided in a Participant’s employment agreement or applicable Award Agreement (and in such case the employment agreement or Award Agreement shall govern as to the definition of Cause), (i) dishonesty or fraud, (ii) serious willful misconduct, (iii) unauthorized use or disclosure of confidential information or trade secrets, (iv) conviction or confession of a felony, or (v) any other act or omission by a Participant that, in the opinion of the Company, could reasonably be expected to adversely affect the Company’s or a Subsidiary’s or an Affiliate’s business, financial condition, prospects and/or reputation. In each of the foregoing subclauses (i) through (v), whether or not a “Cause” event has occurred will be determined by the Company’s chief human resources officer or other person performing that function or, in the case of Participants who are Directors or Officers or Section 16 Persons, the Board, each of whose determination shall be final, conclusive and binding. A Participant’s Service shall be deemed to have terminated for Cause if, after the Participant’s Service has terminated, facts and circumstances are discovered that would have justified a termination for Cause, including, without limitation, violation of material Company policies or breach of confidentiality or other restrictive covenants that may apply to the Participant.
(i)    “Change in Control” means, except as may otherwise be provided in a Participant’s employment agreement or applicable Award Agreement (and in such case the employment agreement or Award Agreement shall govern as to the definition of Change in Control), the occurrence of any one or more of the following: (i) any merger, consolidation or business combination in which the shareholders of the Company immediately prior to the merger, consolidation or business combination do not own at least a majority of the outstanding equity interests of the surviving parent entity, (ii) the sale of all or substantially all of the Company's assets, (iii) the acquisition of beneficial ownership or control of (including, without limitation, power to vote) a majority of the outstanding Shares by any person or entity (including a “group” as defined by or under Section 13(d)(3) of the Exchange Act), (iv) the dissolution or liquidation of the Company, or (v) a contested election of directors, as a result of which or in connection with which the persons who were directors of the Company before such election or their nominees cease to constitute a majority of the Board.
A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company's incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transactions. In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for a deferral of compensation and is subject to Code Section 409A, then notwithstanding anything to the contrary in the Plan or applicable Award Agreement the transaction with respect to such Award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.
(j)    “Code” means the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.
(k)    “Committee” means a committee described in Section 3.
(l)    “Common Stock” means the Company’s common stock, $0.001 par value per Share, and any other securities into which such shares are changed, for which such shares are exchanged or which may be issued in respect thereof.
(m)    “Company” means LifeVantage Corporation, a Colorado corporation.
(n)    “Consultant” means a consultant or adviser who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate, other than as an Employee, Director or Non-Employee Director and who qualifies as a consultant or adviser under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.
(o)    “Covered Employees” means those individuals whose compensation is subject to the deduction limitations of Code Section 162(m).
(p)    “Director” means a member of the Board who is also an Employee.
(q)    “Disability” means, except as may otherwise be provided in a Participant’s employment agreement or applicable Award Agreement (and in such case the employment agreement or Award Agreement shall govern as to the definition of Disability), that the Participant is classified as disabled under a long-term disability policy of the Company or, if no such policy applies, the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.
(r)    “Employee” means any individual who is a common-law employee of the Company, or of a Parent, or of a Subsidiary or of an Affiliate.
(s)    “Equity Award” means any Award other than a Cash Award.
(t)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(u)    “Exercise Price” means, in the case of an Option, the amount for which a Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, means an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value in determining the amount payable to a Participant upon exercise of such SAR.
(v)    “Fair Market Value” means the market price of a Share, determined by the Committee as follows:
(i)    If the Shares are traded on a stock exchange (such as the New York Stock Exchange, NYSE MKT, the NASDAQ Global Market or NASDAQ Capital Market) at the time of determination, then the Fair Market Value shall be equal to the regular session closing price for such stock as reported by such exchange (or the exchange or market with the greatest volume of trading in the Shares) on the date of determination, or if there are no sales on such date, on the last date preceding such date on which a closing price was reported;
(ii)    If the Shares are traded on the OTC Bulletin Board at the time of determination, then the Fair Market Value shall be equal to the last-sale price reported by the OTC Bulletin Board for such date, or if there are no sales on such date, on the last date preceding such date on which a sale was reported; and
(iii)    If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith using a reasonable application of a reasonable valuation method as the Committee deems appropriate.
Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported by the applicable exchange or the OTC Bulletin Board, as applicable, or a nationally recognized publisher of stock prices or quotations (including an electronic on-line publication). Such determination shall be conclusive and binding on all persons.
(w)    “Fiscal Year” means the Company’s fiscal year.
(x)    “Incentive Stock Option” or “ISO” means an incentive stock option described in Code Section 422.
(y)    “Net Exercise” means, to the extent that a Stock Option Agreement so provides and as permitted by applicable law, an arrangement pursuant to which the number of Shares issued to the Optionee in connection with the Optionee’s exercise of the Option will be reduced by the Company’s retention of a portion of such Shares. Upon such a net exercise of an Option, the Optionee will receive a net number of Shares that is equal to (i) the number of Shares as to which the Option is being exercised minus (ii) the quotient (rounded down to the nearest whole number) of the aggregate Exercise Price of the Shares being exercised divided by the Fair Market Value of a Share on the Option exercise date. The number of Shares covered by clause (ii) will be retained by the Company and not delivered to the Optionee. No fractional Shares will be created as a result of a Net Exercise and the Optionee must contemporaneously pay for any portion of the aggregate Exercise Price that is not covered by the Shares retained by the Company under clause (ii). The number of Shares delivered to the Optionee may be further reduced if Net Exercise is utilized under Section 14(b) to satisfy applicable tax withholding obligations.
(z)    “Non-Employee Director” means a member of the Board who is not an Employee.
(aa)    “Nonstatutory Stock Option” or “NSO” means a stock option that is not an ISO.
(bb)    “Officer” means an individual who is an officer of the Company within the meaning of Rule 16a-1(f) of the Exchange Act.
(cc)    “Option” means an ISO or NSO granted under the Plan entitling the Optionee to purchase a specified number of Shares, at such times and applying a specified Exercise Price, as provided in the applicable Stock Option Agreement.
(dd)    “Optionee” means an individual, estate or other entity that holds an Option.
(ee)    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the Adoption Date shall be considered a Parent commencing as of such date.
(ff)    “Participant” means an individual or estate or other entity that holds an Award.
(gg)    “Performance Goals” means one or more objective performance targets established for a Participant which may be described in terms of Company-wide objectives and/or objectives that are related to the performance of the individual Participant or a Parent, Subsidiary, Affiliate, division, department or function within the Company or entity in which the Participant is employed, and such targets may be applied either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee. Any Performance Goals that are included in an Award in order to make such Award qualify as performance-based compensation under Code Section 162(m)

shall be limited to one or more of the following target objectives: (i) operating income; (ii) earnings before interest, taxes, depreciation and amortization, or EBITDA; (iii) earnings; (iv) cash flow; (v) market share; (vi) sales or revenue, including with respect to a particular product, business line, geography or market; (vii) expenses; (viii) cost of goods sold; (ix) profit/loss or profit margin; (x) working capital; (xi) return on equity or assets or investment; (xii) earnings per share; (xiii) economic value added, or EVA; (xiv) stock price including without limitation total shareholder return; (xv) price/earnings ratio; (xvi) debt or debt-to-equity; (xvii) accounts receivable; (xviii) writeoffs; (xix) cash; (xx) assets; (xxi) liquidity; (xxii) operations; (xxiii) research or related milestones; (xxiv) business development; (xxv) intellectual property (e.g., patents); (xxvi) product development; (xxvii) regulatory activity; (xxviii) information technology; (xxix) financings; (xxx) product quality control; (xxxi) management; (xxxii) human resources; (xxxiii) corporate governance; (xxxiv) compliance program; (xxxv) legal matters; (xxxvi) internal controls; (xxxvii) policies and procedures; (xxxviii) accounting and reporting; (xxxix) strategic alliances, licensing and partnering; (xl) site, plant or building development; (xli) corporate transactions including without limitation mergers, acquisitions, divestitures and/or joint ventures; (xlii) customer satisfaction; (xliii) capital expenditures and/or (xliv) Company advancement milestones. Awards issued to individuals who are not Covered Employees (or which are not intended to qualify as performance-based compensation under Code Section 162(m)) may take into account other (or no) factors.
(hh)    “Performance Period” means any period of time as determined by the Committee, in its sole discretion. The Committee may establish different Performance Periods for different Participants, and the Committee may establish concurrent or overlapping Performance Periods.
(ii)    “Plan” means this LifeVantage Corporation 2016 Long-Term Incentive Plan as it may be amended from time to time.
(jj)    “Prior Equity Compensation Plans” means the Company’s 2010 Long-Term Incentive Plan (the “2010 Plan”), 2007 Long-Term Incentive Plan (as assumed from Lifeline Therapeutics, Inc., a Colorado corporation) and its predecessor plans and any other Company equity compensation plans.
(kk)    “Re-Price” means that the Company has lowered or reduced the Exercise Price of outstanding Options and/or outstanding SARs for any Participant(s) in a manner described by SEC Regulation S-K Item 402(d)(2)(viii) (or as described in any successor provision(s) or definition(s)).
(ll)    “Restricted Stock Grant” means Shares awarded under the Plan as provided in Section 9.
(mm)    “Restricted Stock Grant Agreement” means the agreement described in Section 9 evidencing each Award of a Restricted Stock Grant.
(nn)    “SAR Agreement” means the agreement described in Section 8 evidencing each Award of a Stock Appreciation Right.
(oo)    “SEC” means the Securities and Exchange Commission.
(pp)    “Section 16 Persons” means those officers, directors or other persons who are subject to Section 16 of the Exchange Act.
(qq)    “Securities Act” means the Securities Act of 1933, as amended.
(rr)    “Selected Employee” means an Employee, Consultant, Director, or Non-Employee Director who has been selected by the Committee to receive an Award under the Plan.
(ss)    “Separation From Service” means a Participant’s separation from service with the Company within the meaning provided to such term under Code Section 409A.
(tt)    “Service” means service as an Employee, Director, Non-Employee Director or Consultant. Service will be deemed terminated as soon as the entity to which Service is being provided is no longer either (i) the Company, (ii) a Parent, (iii) a Subsidiary or (iv) an Affiliate. A Participant’s Service does not terminate if he or she is a common-law employee with respect to the Company, a Parent, a Subsidiary or an Affiliate and goes on a bona fide leave of absence that was approved by the Company in writing and the terms of the leave provide for continued service crediting, or when continued service crediting is required by applicable law. However, for purposes of determining whether an Option is entitled to continuing ISO status, a common-law employee’s Service will be treated as terminating ninety (90) days after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work. The Committee determines which leaves count toward Service, and when Service commences and terminates for all purposes under the Plan. For avoidance of doubt, a Participant’s Service shall not be deemed terminated if the Committee determines that (i) a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a termination of Service, (ii) the Participant transfers between service as an Employee and service as a Consultant or other personal service provider (or vice versa), or (iii) the Participant transfers between service as an Employee and that of a Non-Employee Director (or vice versa). The Committee may determine whether any company transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in termination of Service for purposes of any affected Awards, and the Committee’s decision shall be final and binding.
(uu)    “Share” means one share of Common Stock.
(vv)    “Shareholder Approval Date” means the date that the Company’s shareholders approve this Plan provided that such approval must occur on or before the first anniversary of the Adoption Date.
(ww)    “Specified Employee” means a Participant who is considered a “specified employee” within the meaning provided to such term under Code Section 409A.
(xx)    “Stock Appreciation Right” or “SAR” means a stock appreciation right awarded under the Plan which provides the holder with a right to potentially receive, in cash and/or Shares, value with respect to a specific number of Shares, as provided in Section 8.
(yy)    “Stock Option Agreement” means the agreement described in Section 6 evidencing each Award of an Option.
(zz)    “Stock Unit” means a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan and as provided in Section 10.
(aaa)    “Stock Unit Agreement” means the agreement described in Section 10 evidencing each Award of Stock Units.
(bbb)    “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the Adoption Date shall be considered a Subsidiary commencing as of such date.
(ccc)    “Termination Date” means the date on which a Participant’s Service terminates as determined by the Committee.
(ddd)    “10-Percent Shareholder” means an individual who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its Parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.
SECTION 3. ADMINISTRATION
(a)    Committee Composition. A Committee appointed by the Board shall administer the Plan. Unless the Board provides otherwise, the Board’s Compensation Committee (or a comparable committee of the Board) shall be the Committee. The Board may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee.
To the extent required, the Committee shall have membership composition which enables (i) Awards to Section 16 Persons to qualify as exempt from liability under Section 16(b) of the Exchange Act and (ii) Awards to Covered Employees to be able to qualify as performance-based compensation as provided under Code Section 162(m) (to the extent such Awards are intended to qualify as performance-based compensation).
The Board may also appoint one or more separate committees of the Board, each composed of directors of the Company who need not qualify under Rule 16b-3 of the Exchange Act or Code Section 162(m), that may administer the Plan with respect to Selected Employees who are not Section 16 Persons or Covered Employees, respectively, may grant Awards under the Plan to such Selected Employees and may determine all terms of such Awards. To the extent permitted by applicable law, the Board may also appoint a committee, composed of one or more Officers, that may authorize Awards to Employees (who are not Section 16 Persons or Covered Employees) within parameters specified by the Board and consistent with any limitations imposed by applicable law.
The Committee shall comply with rules and regulations applicable to it, including under the rules of any exchange on which the Shares are traded.
Notwithstanding the foregoing, the Board shall constitute the Committee and shall administer the Plan with respect to all Awards granted to Non-Employee Directors.

(b)    Authority of the Committee. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Such actions shall include without limitation:
(i)    determining Selected Employees who are to receive Awards under the Plan;
(ii)    determining the type, number, vesting requirements, Performance Goals (if any) and their degree of satisfaction, and other features and conditions of such Awards and amending such Awards;
(iii)    correcting any defect, supplying any omission, or reconciling or clarifying any inconsistency in the Plan or any Award Agreement;
(iv)    accelerating the vesting, or extending the post-termination exercise term, or waiving restrictions, of Awards at any time and under such terms and conditions as it deems appropriate;
(v)    interpreting the Plan and any Award Agreements;
(vi)    making all other decisions relating to the operation of the Plan; and
(vii)    adopting such plans or subplans as may be deemed necessary or appropriate to provide for the participation by non-U.S. employees of the Company and its Subsidiaries and Affiliates, which plans and/or subplans shall be attached hereto as appendices.
The Committee may adopt such rules or guidelines, as it deems appropriate to implement the Plan. The Committee’s determinations under the Plan shall be final, conclusive and binding on all persons. The Committee’s decisions and determinations need not be uniform and may be made selectively among Participants in the Committee’s sole discretion. The Committee’s decisions and determinations will be afforded the maximum deference provided by applicable law.
(c)    Indemnification. To the maximum extent permitted by applicable law, each member of the Committee, or of the Board, or any persons (including without limitation Employees and Officers) who are delegated by the Board or Committee to perform oversight or administrative functions in connection with the Plan, shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (ii) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
SECTION 4. GENERAL
(a)    General Eligibility. Only Employees, Consultants, Directors and Non-Employee Directors shall be eligible for designation as Selected Employees by the Committee.
(b)    Incentive Stock Options. Only Selected Employees who are common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. In addition, a Selected Employee who is a 10-Percent Shareholder shall not be eligible for the grant of an ISO unless the requirements set forth in Section 422(c)(5) of the Code are satisfied. If and to the extent that any Shares are issued under a portion of any Option that exceeds the $100,000 limitation of Section 422 of the Code, such Shares shall not be treated as issued under an ISO notwithstanding any designation otherwise. Certain decisions, amendments, interpretations and actions by the Committee and certain actions by a Participant may cause an Option to cease to qualify as an ISO pursuant to the Code and by accepting an Option the Participant agrees in advance to such disqualifying action.
(c)    Restrictions on Shares. Any Shares issued pursuant to an Award shall be subject to such Company policies, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall apply in addition to any restrictions that may apply to holders of Shares generally and shall also comply to the extent necessary with applicable law. In no event shall the Company be required to issue fractional Shares under this Plan.
(d)    Beneficiaries. A Participant may designate one or more beneficiaries with respect to an Award by timely filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the

Company at any time before the Participant’s death. If no beneficiary was designated or if no designated beneficiary survives the Participant, then after a Participant’s death any vested Award(s) shall be transferred or distributed to the Participant’s estate.
(e)    Performance Goals. The Committee may, in its discretion, include Performance Goals or other performance objectives in any Award. If Performance Goals are included in Awards to Covered Employees in order to enable such Awards to qualify as performance-based compensation under Code Section 162(m), then such Awards will be subject to the achievement of such Performance Goals that will be established and administered pursuant to the requirements of Code Section 162(m) and as described in this Section 4(e). If an Award is intended to qualify as performance-based compensation under Code Section 162(m) and to the extent required by Code Section 162(m), the Committee shall certify in writing the degree to which the Performance Goals have been satisfied before any Shares underlying an Award or any Award payments are released to a Covered Employee with respect to a Performance Period. Without limitation, the approved minutes of a Committee meeting shall constitute such written certification. With respect to Awards that are intended to qualify as performance-based compensation under Code Section 162(m), the Committee may adjust the evaluation of performance under a Performance Goal (to the extent permitted by Code Section 162(m)) to remove the effects of certain events including without limitation the following:
(i)    asset write-downs or discontinued operations,
(ii)    litigation or claim judgments or settlements,
(iii)    material changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results,
(iv)    reorganizations or restructuring programs or divestitures or acquisitions, and/or
(v)    extraordinary non-recurring items as described in applicable accounting principles and/or items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence.
Notwithstanding satisfaction of any completion of any Performance Goal, to the extent specified at the time of grant of an Award, the number of Shares, Options, SARs, Stock Units or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee in its sole discretion shall determine. Awards with Performance Goals or performance objectives (if any) that are granted to Selected Employees who are not Covered Employees or any Awards to Covered Employees which are not intended to qualify as performance-based compensation under Code Section 162(m) need not comply with the requirements of Code Section 162(m).
(f)    No Rights as a Shareholder. A Participant, or a transferee of a Participant, shall have no rights as a shareholder (including without limitation voting rights or dividend or distribution rights) with respect to any Common Stock covered by an Award until such person becomes entitled to receive such Common Stock, has satisfied any applicable withholding or tax obligations relating to the Award and the Common Stock has been issued to the Participant. No adjustment shall be made for cash or stock dividends or other rights for which the record date is prior to the date when such Common Stock is issued, except as expressly provided in Section 11.
(g)    Termination of Service. Unless the applicable Award Agreement or employment agreement provides otherwise (and in such case, the Award or employment agreement shall govern as to the consequences of a termination of Service for such Awards), the following rules shall govern the vesting, exercisability and term of outstanding Awards held by a Participant in the event of termination of such Participant’s Service (in all cases subject to the term of the Option or SAR as applicable):
(i)    if the Service of a Participant is terminated for Cause, then all of the Participant’s Options, SARs, unvested portions of Stock Units and unvested portions of Restricted Stock Grants shall terminate and be forfeited immediately without consideration as of the Termination Date (except for repayment of any amounts the Participant had previously paid to the Company to acquire Shares underlying the forfeited Awards);
(ii)    if the Service of Participant is terminated for any reason other than for Cause and other due to the Participant’s death or Disability, then the vested portion of the Participant’s then-outstanding Options/SARs may be exercised by such Participant or his or her personal representative within three months after the Termination Date and all unvested portions of the Participant’s outstanding Awards shall be forfeited without consideration as of the Termination Date (except for repayment of any amounts the Participant had previously paid to the Company to acquire Shares underlying the forfeited Awards); or
(iii)    if the Service of a Participant is terminated due to the Participant’s death or Disability, the vested portion of the Participant’s then outstanding Options/SARs may be exercised within twelve months after the

Termination Date and all unvested portions of any outstanding Awards shall be forfeited without consideration as of the Termination Date (except for repayment of any amounts the Participant had previously paid to the Company to acquire Shares underlying the forfeited Awards).
(h)    Code Section 409A. Notwithstanding anything in the Plan to the contrary, the Plan and Awards granted hereunder are intended to comply with the requirements of Code Section 409A and shall be interpreted in a manner consistent with such intention. In the event that any provision of the Plan or an Award Agreement is determined by the Committee to not comply with the applicable requirements of Code Section 409A and the Treasury Regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Committee deems necessary to comply with such requirements, provided that no such action shall adversely affect any outstanding Award without the consent of the affected Participant. Each payment to a Participant made pursuant to this Plan shall be considered a separate payment and not one of a series of payments for purposes of Code Section 409A. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if upon a Participant’s Separation From Service he/she is then a Specified Employee, then solely to the extent necessary to comply with Code Section 409A and avoid the imposition of taxes under Code Section 409A, the Company shall defer payment of “nonqualified deferred compensation” subject to Code Section 409A payable as a result of and within six (6) months following such Separation From Service under this Plan until the earlier of (i) the first business day of the seventh month following the Participant’s Separation From Service, or (ii) ten (10) days after the Company receives written confirmation of the Participant’s death. Any such delayed payments shall be made without interest. In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Code Section 409A or for any damages for failing to comply with Code Section 409A.
(i)    Suspension or Termination of Awards. If at any time (including after a notice of exercise has been delivered) the Committee (or the Board), reasonably believes that a Participant has committed an act of Cause (which includes a failure to act), the Committee (or Board) may suspend the Participant’s right to exercise any Option or SAR (or payment of a Cash Award or vesting of Restricted Stock Grants or Stock Units) pending a determination of whether there was in fact an act of Cause. If the Committee (or the Board) determines a Participant has committed an act of Cause, neither the Participant nor his or her estate shall be entitled to exercise any outstanding Option or SAR whatsoever and all of Participant’s outstanding Awards shall then terminate without consideration. Any determination by the Committee (or the Board) with respect to the foregoing shall be final, conclusive and binding on all interested parties.
(j)    Electronic Communications. Subject to compliance with applicable law and/or regulations, an Award Agreement or other documentation or notices relating to the Plan and/or Awards may be communicated to Participants by electronic media.
(k)    Unfunded Plan. Insofar as it provides for Awards, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are granted Awards under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets which may at any time be represented by Awards, nor shall this Plan be construed as providing for such segregation, nor shall the Company or the Committee be deemed to be a trustee of stock or cash to be awarded under the Plan.
(l)    Liability of Company. The Company (or members of the Board or Committee) shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; and (b) any unexpected or adverse tax consequence or any tax consequence expected, but not realized, by any Participant or other person due to the grant, receipt, exercise or settlement of any Award granted hereunder.
(m)    Reformation. In the event any provision of this Plan shall be held illegal or invalid for any reason, such provisions will be reformed by the Board if possible and to the extent needed in order to be held legal and valid. If it is not possible to reform the illegal or invalid provisions then the illegality or invalidity shall not affect the remaining parts of this Plan, and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
(n)    Re-Pricing of Options or SARs. Notwithstanding anything to the contrary, outstanding Options or SARs may not be Re-Priced without the approval of Company shareholders.
(o)    Successor Provision. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the Adoption Date and including any successor provisions.
(p)    Governing Law. This Plan and all Awards shall be construed in accordance with and governed by the laws of the State of Utah but without regard to its conflict of law provisions. The Committee may provide that any dispute as to any

Award shall be presented and determined in such forum as the Committee may specify, including through binding arbitration. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Utah to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.
SECTION 5. SHARES SUBJECT TO PLAN AND SHARE LIMITS
(a)    Basic Limitations. The Common Stock issuable under the Plan shall be authorized but unissued Shares or treasury Shares. Subject to adjustment as provided in Section 11, the maximum aggregate number of Shares that may be issued under the Plan shall not exceed the sum of (i) 1,325,000 Shares, (ii) the number of Shares reserved under the 2010 Plan that are not issued or subject to outstanding awards under the 2010 Plan on the Shareholder Approval Date, (iii) any Shares subject to outstanding options or other awards under the 2010 Plan on the Shareholder Approval Date that subsequently expire or lapse unexercised and Shares issued pursuant to awards granted under the 2010 Plan that are outstanding on the Shareholder Approval Date and that are subsequently forfeited to or repurchased by the Company, and (iv) the additional Shares described in Section 5(b); provided, however, that no more than 475,000 Shares, in the aggregate, shall be added to the Plan pursuant to clauses (ii) and (iii). No more than 1,800,000 Shares plus the additional Shares described in Section 5(b) may be issued under the Plan upon the exercise of ISOs.
(b)    Share Re-Use. If Equity Awards are forfeited or are terminated for any reason other than being exercised, then the Shares underlying such Equity Awards shall again become available for Equity Awards under the Plan. If SARs are exercised or Stock Units are settled in Shares, then only the number of Shares (if any) actually issued in settlement of such SARs or Stock Units shall reduce the number of Shares available under the Share limits stated in Section 5(a) and the balance shall again become available for Equity Awards under the Plan. If a Participant pays the Exercise Price by Net Exercise or by surrendering previously owned Shares (or by stock attestation) and/or, as permitted by the Committee, pays any withholding tax obligation with respect to an Equity Award by electing to have Shares withheld or surrendering previously owned Shares (or by stock attestation), the surrendered Shares and the Shares withheld to pay taxes shall be available for issuance under the Plan and shall not count toward the Share limits set forth in Section 5(a). Any Shares that are delivered and any Equity Awards that are granted by, or become obligations of, the Company, as a result of the assumption by the Company of, or in substitution for, outstanding awards previously granted by another entity (as provided in Sections 6(e), 8(f), 9(e) or 10(e)) shall not be counted against the Share limits specified in Sections 5(a) and 5(d).
(c)    Dividend Equivalents. Any dividend equivalents distributed under the Plan shall not be applied against the number of Shares available for Equity Awards.
(d)    Code Section 162(m) Limits. For so long as: (x) the Company is a “publicly held corporation” within the meaning of Code Section 162(m) and (y) the deduction limitations of Code Section 162(m) are applicable to Awards granted to the Company’s Covered Employees under this Plan, then the limits specified below in this Section 5(d) shall be applicable to Awards issued under the Plan.
(i)    Limits on Options. No Selected Employee shall receive Options to purchase Shares during any Fiscal Year that in the aggregate cover in excess of 300,000 Shares.
(ii)    Limits on SARs. No Selected Employee shall receive Awards of SARs during any Fiscal Year that in the aggregate cover in excess of 300,000 Shares.
(iii)    Limits on Restricted Stock Grants. No Selected Employee shall receive Restricted Stock Grants during any Fiscal Year that in the aggregate cover in excess of 300,000 Shares.
(iv)    Limits on Stock Units. No Selected Employee shall receive Stock Units during any Fiscal Year that in the aggregate cover in excess of 300,000 Shares.
(v)    Limit on Total Amount of All Equity Awards. Notwithstanding anything to the contrary contained herein, no Selected Employee shall receive Equity Awards during any Fiscal Year in excess of the aggregate amount of 600,000 Shares, whether such Equity Awards are in the form of Options, SARs, Restricted Stock Grants and/or Stock Units.
(vi)    Increased Limits for First Year of Employment. The numerical limits expressed in the foregoing subparts (i) through (iv) shall in each case be increased to 600,000 Shares with respect to Equity Awards granted to a Selected Employee during the Fiscal Year of the Selected Employee’s commencement of employment with the Company or during the first Fiscal Year that the Selected Employee becomes a Covered Employee.
(vii)    Dollar Limit for Cash Awards. The maximum aggregate value of Cash Awards that may be received by any one Selected Employee with respect to any individual Fiscal Year is $5,000,000.

SECTION 6. TERMS AND CONDITIONS OF OPTIONS
(a)    Stock Option Agreement. Each Award of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any Performance Goals). The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. The Stock Option Agreement shall also specify whether the Option is an ISO and if not specified then the Option shall be an NSO.
(b)    Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and is subject to adjustment of such number in accordance with Section 11.

(c)    Exercise Price. An Option’s Exercise Price shall be established by the Committee and set forth in a Stock Option Agreement. Except with respect to outstanding stock options being assumed or Options being granted in exchange for cancellation of outstanding options granted by another issuer as provided under Section 6(e), the Exercise Price of an Option shall not be less than 100% of the Fair Market Value (110% for ISO Awards to 10-Percent Shareholders) on the date of Award.
(d)    Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become vested and/or exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an Option shall in no event exceed ten years from the date of Award (and may be for a shorter period of time than ten years). No Option can be exercised after the expiration date specified in the applicable Stock Option Agreement. A Stock Option Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability or other events. Notwithstanding the previous sentence, an ISO that is granted to a 10-Percent Shareholder shall have a maximum term of five years. Notwithstanding any other provision of the Plan, no Option can be exercised after the expiration date provided in the applicable Stock Option Agreement. In no event shall the Company be required to issue fractional Shares upon the exercise of an Option and the Committee may specify a minimum number of Shares that must be purchased in any one Option exercise.
(e)    Modifications or Assumption of Options. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding Options or may accept the cancellation of outstanding stock options (whether granted by the Company or by another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. For avoidance of doubt, the Committee may not Re-Price outstanding Options without approval from the Company's shareholders. No modification of an Option shall, without the consent of the Optionee, impair his or her rights or increase his or her obligations under such Option.
(f)    Assignment or Transfer of Options. Except as otherwise provided in the applicable Stock Option Agreement and then only to the extent permitted by applicable law, no Option shall be transferable by the Optionee other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable Stock Option Agreement, an Option may be exercised during the lifetime of the Optionee only by Optionee or by the guardian or legal representative of the Optionee. No Option or interest therein may be assigned, pledged or hypothecated by the Optionee during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.
SECTION 7. PAYMENT FOR OPTION SHARES
(a)    General Rule. The entire Exercise Price of Shares issued upon exercise of Options shall be payable in cash at the time when such Shares are purchased by the Optionee, except as follows and if so provided for in an applicable Stock Option Agreement:
(i)    In the case of an ISO granted under the Plan, payment shall be made only pursuant to the express provisions of the applicable Stock Option Agreement. The Stock Option Agreement may specify that payment may be made in any form(s) described in this Section 7.
(ii)    In the case of an NSO granted under the Plan, the Committee may, in its discretion at any time, accept payment in any form(s) described in this Section 7.
(b)    Surrender of Stock. To the extent that the Committee makes this Section 7(b) applicable to an Option in a Stock Option Agreement, payment for all or a part of the Exercise Price may be made with Shares which have already been owned by the Optionee for such duration as shall be specified by the Committee. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.
(c)    Cashless Exercise. To the extent that the Committee makes this Section 7(c) applicable to an Option in a Stock Option Agreement, payment for all or a part of the Exercise Price may be made through Cashless Exercise.
(d)    Net Exercise. To the extent that the Committee makes this Section 7(d) applicable to an Option in a Stock Option Agreement, payment for all or a part of the Exercise Price may be made through Net Exercise.
(e)    Other Forms of Payment. To the extent that the Committee makes this Section 7(e) applicable to an Option in a Stock Option Agreement, payment may be made in any other form that is consistent with applicable laws, regulations and rules and approved by the Committee.
SECTION 8. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS
(a)    SAR Agreement. Each Award of a SAR under the Plan shall be evidenced by a SAR Agreement between the Participant and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any Performance Goals). A SAR Agreement may provide for a maximum limit on the amount of any payout notwithstanding the Fair Market Value on the date of exercise of the SAR. The provisions of the various SAR Agreements entered into under the Plan need not be identical.
(b)    Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and is subject to adjustment of such number in accordance with Section 11.
(c)    Exercise Price. Each SAR Agreement shall specify the Exercise Price. Except with respect to outstanding stock appreciation rights being assumed or SARs being granted in exchange for cancellation of outstanding stock appreciation rights granted by another issuer as provided under Section 8(f), the Exercise Price of a SAR shall not be less than 100% of the Fair Market Value on the date of Award.
(d)    Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR which shall not exceed ten years from the date of Award. No SAR can be exercised after the expiration date specified in the applicable SAR Agreement. A SAR Agreement may provide for accelerated exercisability in the event of the Participant’s death, or Disability or other events and may provide for expiration prior to the end of its term in the event of the termination of the Participant’s Service. A SAR may be included in an ISO only at the time of Award but may be included in an NSO at the time of Award or at any subsequent time, but not later than six months before the expiration of such NSO. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.
(e)    Exercise of SARs. If, on the date when a SAR expires, the Exercise Price under such SAR is less than the Fair Market Value on such date but any portion of such SAR has not been exercised or surrendered, then such SAR may automatically be deemed to be exercised as of such date with respect to such portion to the extent so provided in the applicable SAR agreement. Upon exercise of a SAR, the Participant (or any person having the right to exercise the SAR after the Participant’s death) shall receive from the Company (i) Shares, (ii) cash or (iii) any combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price of the Shares.
(f)    Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (including stock appreciation rights granted by another issuer) in return for the grant of new SARs for the same or a different number of Shares and at the same or a different Exercise Price. For avoidance of doubt, the Committee may not Re-Price outstanding SARs without approval from the Company's shareholders. No modification of a SAR shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such SAR.
(g)    Assignment or Transfer of SARs. Except as otherwise provided in the applicable SAR Agreement and then only to the extent permitted by applicable law, no SAR shall be transferable by the Participant other than by will or by the laws of descent and distribution. Except as otherwise provided in the applicable SAR Agreement, a SAR may be exercised during the lifetime of the Participant only by the Participant or by the guardian or legal representative of the Participant. No SAR or interest therein may be assigned, pledged or hypothecated by the Participant during his or her lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.
SECTION 9. TERMS AND CONDITIONS FOR RESTRICTED STOCK GRANTS
(a)    Restricted Stock Grant Agreement. Each Restricted Stock Grant awarded under the Plan shall be evidenced by a Restricted Stock Grant Agreement between the Participant and the Company. Each Restricted Stock Grant shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan (including without limitation any Performance Goals). The provisions of the Restricted Stock Grant Agreements entered into under the Plan need not be identical.
(b)    Number of Shares and Payment. Each Restricted Stock Grant Agreement shall specify the number of Shares to which the Restricted Stock Grant pertains and is subject to adjustment of such number in accordance with Section 11. Restricted Stock Grants may be issued with or without cash consideration under the Plan.
(c)    Vesting Conditions. Each Restricted Stock Grant may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Grant Agreement. A Restricted Stock Grant Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability or other events.
(d)    Voting and Dividend Rights. The holder of a Restricted Stock Grant (irrespective of whether the Shares subject to the Restricted Stock Grant are vested or unvested) awarded under the Plan shall have the same voting, dividend and other rights as the Company's other shareholders. However, any dividends received on Shares that are unvested (whether such dividends are in the form of cash or Shares) may be subject to the same vesting conditions and restrictions as the Restricted Stock Grant with respect to which the dividends were paid. Such additional Shares issued as dividends that are subject to the Restricted Stock Grant shall not reduce the number of Shares available for issuance under Section 5.
(e)    Modification or Assumption of Restricted Stock Grants. Within the limitations of the Plan, the Committee may modify or assume outstanding Restricted Stock Grants or may accept the cancellation of outstanding Restricted Stock Grants (including stock granted by another issuer) in return for the grant of new Restricted Stock Grants for the same or a different number of Shares. No modification of a Restricted Stock Grant shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such Restricted Stock Grant.
(f)    Assignment or Transfer of Restricted Stock Grants. Except as provided in Section 14, or in a Restricted Stock Grant Agreement, or as required by applicable law, a Restricted Stock Grant awarded under the Plan shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor's process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 9(f) shall be void. However, this Section 9(f) shall not preclude a Participant from designating a beneficiary pursuant to Section 4(d) nor shall it preclude a transfer of Restricted Stock Grant Awards by will or pursuant to Section 4(d).
SECTION 10. TERMS AND CONDITIONS OF STOCK UNITS
(a)    Stock Unit Agreement. Each Award of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the Participant and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan (including without limitation any Performance Goals). The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical.
(b)    Number of Shares and Payment. Each Stock Unit Agreement shall specify the number of Shares to which the Stock Unit Grant pertains and is subject to adjustment of such number in accordance with Section 11. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.
(c)    Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, or Disability or other events.
(d)    Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash or Common Stock dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to vesting of the Stock Units, any dividend equivalents accrued on such unvested Stock Units may be subject to the same vesting conditions and restrictions as the Stock Units to which they attach.
(e)    Modification or Assumption of Stock Units. Within the limitations of the Plan, the Committee may modify or assume outstanding Stock Units or may accept the cancellation of outstanding Stock Units (including stock units granted by another issuer) in return for the grant of new Stock Units for the same or a different number of Shares. No modification of a Stock Unit shall, without the consent of the Participant, impair his or her rights or increase his or her obligations under such Stock Unit.
(f)    Assignment or Transfer of Stock Units. Except as provided in Section 14, or in a Stock Unit Agreement, or as required by applicable law, Stock Units shall not be anticipated, assigned, attached, garnished, optioned, transferred or made subject to any creditor’s process, whether voluntarily, involuntarily or by operation of law. Any act in violation of this Section 10(f) shall be void. However, this Section 10(f) shall not preclude a Participant from designating a beneficiary pursuant to Section 4(d) nor shall it preclude a transfer of Stock Units pursuant to Section 4(d).
(g)    Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Except as otherwise provided in a Stock Unit Agreement or a timely completed deferral election, vested Stock Units shall be settled within thirty days after vesting. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred, in accordance with applicable law, to a later specified date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.

(h)    Creditors' Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.
SECTION 11.     ADJUSTMENTS
(a)    Adjustments. In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Shares (by reclassification or otherwise) into a lesser number of Shares, a stock split, a reverse stock split, a reclassification or other distribution of the Shares without the receipt of consideration by the Company, of or on the Common Stock, a recapitalization, a combination, a spin-off or a similar occurrence, the Committee shall make equitable and proportionate adjustments to:
(i)    the number and kind of securities available for Equity Awards (and which can be issued as ISOs) under Section 5;
(ii)    the Share limits on Equity Awards issued under the Plan that are intended to qualify as performance-based compensation under Code Section 162(m) under Section 5(d);
(iii)    the number and kind of securities covered by each outstanding Equity Award;
(iv)    the Exercise Price under each outstanding SAR and Option, and the repurchase price, if any, applicable to the unvested portion of Restricted Stock Grants; and
(v)    the number and kind of outstanding securities issued under the Plan.
(b)    Participant Rights. Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. If by reason of an adjustment pursuant to this Section 11, a Participant’s Equity Award covers additional or different shares of stock or securities, then such additional or different shares and the Equity Award in respect thereof shall be subject to all of the terms, conditions and restrictions which were applicable to the Equity Award and the Shares subject to the Equity Award prior to such adjustment.
(c)    Fractional Shares. Any adjustment of Shares pursuant to this Section 11 shall be rounded down to the nearest whole number of Shares. Under no circumstances shall the Company be required to authorize or issue fractional shares. To the extent permitted by applicable law, no consideration shall be provided as a result of any fractional shares not being issued or authorized.
SECTION 12. EFFECT OF A CHANGE IN CONTROL
(a)    Merger or Reorganization. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, that subject to the consummation of the merger or other reorganization, for the assumption (or substitution) of outstanding Awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting and/or for their cancellation with or without consideration, in all cases without the consent of the Participant.
(b)    Acceleration. Except as otherwise provided in the applicable Award Agreement (and in such case the applicable Award Agreement shall govern), in the event that a Change in Control occurs and there is no assumption, substitution or continuation of Awards pursuant to Section 12(a), the Committee may in its discretion provide that all Awards shall vest and become exercisable as of immediately before such Change in Control. For avoidance of doubt, “substitution” includes, without limitation, an Award being replaced by a cash award that provides an equivalent intrinsic value (wherein for Equity Awards intrinsic value equals the difference between the market value of a Share and any per Share exercise price).
SECTION 13. LIMITATIONS ON RIGHTS
(a)    Retention Rights. Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain in Service as an Employee, Consultant, Director or Non-Employee Director or to receive any other Awards under the Plan. The Company and its Parents and Subsidiaries and Affiliates reserve the right to terminate the Service of any person at any time, and for any reason, subject to applicable laws, the Company’s Articles of Incorporation and Bylaws and a written employment agreement (if any).

(b)    Regulatory Requirements. Any other provision of the Plan notwithstanding, the obligation of the Company to issue Shares or other securities under the Plan shall be subject to all applicable laws, rules and regulations and such approval by any regulatory body as may be required. The Company reserves the right to restrict, in whole or in part, the delivery of Shares or other securities pursuant to any Equity Award prior to the satisfaction of all legal requirements relating to the issuance of such Shares or other securities, to their registration, qualification or listing or to an exemption from registration, qualification or listing.
(c)    Dissolution. To the extent not previously exercised or settled, Options, SARs, unvested Stock Units and unvested Restricted Stock Grants shall terminate immediately prior to the dissolution or liquidation of the Company and shall be forfeited to the Company.
(d)    Clawback Policy. The Company may (i) cause the cancellation of any Award, (ii) require reimbursement of any Award by a Participant and (iii) effect any other right of recoupment of equity or other compensation provided under this Plan or otherwise in accordance with Company policies and/or applicable law (each, a “Clawback Policy”). In addition, a Participant may be required to repay to the Company certain previously paid compensation, whether provided under this Plan or an Award Agreement or otherwise, in accordance with the Clawback Policy.
SECTION 14. TAXES.
(a)    General. A Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with his or her Award. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.
(b)    Share Withholding. The Committee in its discretion may permit or require a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired (or by stock attestation). Such Shares shall be valued based on the value of the actual trade or, if there is none, the Fair Market Value as of the previous day.
Any payment of taxes by assigning Shares to the Company may be subject to restrictions, including, but not limited to, any restrictions required by rules of the SEC. The Committee may also, in its discretion, permit or require a Participant to satisfy withholding or income tax obligations (up to the maximum amount permitted by applicable law) related to an Equity Award through a sale of Shares underlying the Equity Award or, in the case of Options, through Net Exercise or Cashless Exercise.
SECTION 15. DURATION AND AMENDMENTS
(a)    Term of the Plan. The Plan was originally effective on the Adoption Date and was amended on November 16, 2017. The 2017 Amendment is conditioned upon and subject to the approval of the Company’s shareholders before November 16, 2018. If the Company’s shareholders do not approve the 2017 Amendment before November 16, 2018, then the 2017 Amendment shall not be effective and the Plan as in effect before the 2017 Amendment shall remain in effect and in such case no Shares in excess of 1,125,000 may be issued under the Plan. In any event, the Plan shall terminate no later than on the day before the tenth anniversary of the Adoption Date. The Plan may be terminated by the Board on any earlier date pursuant to Section 15(b). This Plan will not in any way affect outstanding awards that were issued under the Prior Equity Compensation Plans or other Company equity compensation plans.
(b)    Right to Amend or Terminate the Plan. The Board may amend or terminate the Plan at any time and for any reason. No Awards shall be granted under the Plan after the Plan’s termination. An amendment of the Plan shall be subject to the approval of the Company’s shareholders only to the extent required by applicable laws, regulations or rules. In addition, no such amendment or termination shall be made which would impair the rights of any Participant, without such Participant’s written consent, under any then-outstanding Award, provided that no such Participant consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award, or that any such diminishment has been adequately compensated. In the event of any conflict in terms between the Plan and any Award Agreement, the terms of the Plan shall prevail and govern.
SECTION 16. EXECUTION
To record the adoption of this Plan by the Board, the Company has caused its duly authorized Officer to execute this Plan on behalf of the Company.

LIFEVANTAGE CORPORATION
/s/ Darren Jensen
By: Darren Jensen
Title: President and CEO

ANNEX B
PLAN OF CONVERSION OF
LIFEVANTAGE CORPORATION, a Colorado corporation,
INTO
LIFEVANTAGE CORPORATION, a Delaware corporation
This PLAN OF CONVERSION (this “Plan”), dated as of February [__], 2018, is hereby adopted by LifeVantage Corporation, a Colorado corporation (“LifeVantage-Colorado”), in order to set forth the terms, conditions and procedures governing the conversion of LifeVantage-Colorado into a Delaware corporation pursuant to Section 7-111-101.5 of the Colorado Business Corporation Act (as amended, the “CBCA”), Sections 7-90-201 and 7-90-202 of the Colorado Corporations and Associations Act (as amended, the “CCAA”) and Section 265 of the Delaware General Corporation Law (as amended, the “DGCL”).
WHEREAS, LifeVantage-Colorado’s Board of Directors has approved the Conversion (as defined below) and submitted this Plan to the shareholders of LifeVantage-Colorado for approval, and the shareholders have approved this Plan.
NOW, THEREFORE, LifeVantage-Colorado does hereby adopt this Plan to effectuate the conversion of LifeVantage-Colorado into a Delaware corporation as follows:
1.Conversion. Upon and subject to the terms and conditions of this Plan and pursuant to the relevant provisions of the CBCA, CCAA and the DGCL, including, without limitation, Section 7-111-101.5 of the CBCA, Sections 7-90-201 and 7-90-202 of the CCAA and Sections 103 and 265 of the DGCL, LifeVantage-Colorado shall convert (referred to herein as the “Conversion”) into a Delaware corporation named “LifeVantage Corporation” (referred to herein as “LifeVantage-Delaware”) at the Effective Time (as defined in Section 3 below). LifeVantage-Delaware shall thereafter be subject to all of the provisions of the DGCL, except that notwithstanding Section 106 of the DGCL, the existence of LifeVantage-Delaware shall be deemed to have commenced on the date LifeVantage-Colorado commenced its existence in Colorado.
2.Effect of Conversion. Following the Conversion, LifeVantage-Delaware shall, for all purposes of the laws of the State of Delaware and Colorado, be deemed to be the same entity as LifeVantage-Colorado. Upon the Effective Time, all of the rights, privileges and powers of LifeVantage-Colorado, and all property, real, personal and mixed, and all debts due to LifeVantage-Colorado, as well as all other things and causes of action belonging to LifeVantage-Colorado, shall remain vested in LifeVantage-Delaware and shall be the property of LifeVantage-Delaware and the title to any real property vested by deed or otherwise in LifeVantage-Colorado shall not revert or be in any way impaired, but all rights of creditors and all liens upon any property of LifeVantage-Colorado shall be preserved unimpaired, and all debts, liabilities and duties of LifeVantage-Colorado shall remain attached to LifeVantage-Delaware and may be enforced against it to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by it in its capacity as a Delaware corporation. The rights, privileges, powers and interests in property of LifeVantage-Colorado, as well as the debts, liabilities and duties of LifeVantage-Colorado, shall not be deemed, as a consequence of the Conversion, to have been transferred to LifeVantage-Delaware for any purpose of the laws of the State of Delaware. The Conversion shall not be deemed to affect any obligations or liabilities of LifeVantage-Colorado incurred prior to the Effective Time or the personal liability of any person incurred prior thereto. LifeVantage-Colorado shall not be required to wind up its affairs or pay its liabilities and distribute its assets, and the Conversion shall not be deemed to constitute a dissolution of LifeVantage-Colorado and shall constitute a continuation of the existence of LifeVantage-Colorado in the form of a Delaware corporation. LifeVantage-Delaware is the same entity as LifeVantage-Colorado.
3.Effective Time. Provided that this Plan has not been terminated or deferred pursuant to Section 14 hereof, the Conversion shall be effected as soon as practicable after the shareholders of LifeVantage-Colorado have approved this Plan. Subject to the foregoing, unless another date and time is specified, the Conversion shall be effective upon (a) the filing with the Secretary of State of the State of Colorado of a duly executed Statement of Conversion meeting the requirements of Section 7-90-201.7 of the CCAA substantially in the form of Exhibit A hereto (the “Colorado Statement of Conversion”) and (b) the filing with the Secretary of State of the State of Delaware of (i) a duly executed Certificate of Conversion meeting the requirements of Sections 103 and 265 of the DGCL in substantially the form of Exhibit B hereto (the “Delaware Certificate of Conversion”), and (ii) a duly executed Certificate of Incorporation of LifeVantage-Delaware in the form specified below (the “Effective Time”).
4.Governance and Other Matters Related to LifeVantage-Delaware.
a.Certificate of Incorporation. At the Effective Time, the Certificate of Incorporation of LifeVantage-Delaware shall be as set forth in substantially the form of Exhibit C attached hereto (the “Certificate of Incorporation”) and shall be filed with the Secretary of State of the State of Delaware.

b.Bylaws. At the Effective Time, the Bylaws of LifeVantage-Delaware shall be as set forth in substantially the form of Exhibit D attached hereto (the “Bylaws”), and shall be adopted as such by the Board of Directors of LifeVantage-Delaware. Thereafter, the Bylaws may be amended by the Board of Directors or stockholders of LifeVantage-Delaware as provided in the Bylaws and, as applicable, the Certificate of Incorporation.
c.Directors and Officers. The members of the Board of Directors and the officers of LifeVantage-Colorado immediately prior to the Effective Time shall continue in office following the Effective Time as directors and officers of LifeVantage-Delaware, respectively, until the expiration of their respective terms of office and until their successors have been duly elected and have qualified, or until their earlier death, resignation or removal.
5.Effect of the Conversion on the Common Stock of LifeVantage-Colorado. Subject to the terms and conditions of this Plan, at the Effective Time, automatically by virtue of the Conversion and without any further action on the part of LifeVantage-Colorado, LifeVantage-Delaware or any shareholder or stockholder thereof, respectively, each share of common stock, par value $.0001 per share, of LifeVantage-Colorado (the “LifeVantage-Colorado Common Stock”), shall convert into one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of LifeVantage-Delaware (the “LifeVantage-Delaware Common Stock”).
6.Effect of the Conversion on Outstanding Warrants or Other Rights of LifeVantage-Colorado. Subject to the terms and conditions of this Plan, at the Effective Time, automatically by virtue of the Conversion and without any further action on the part of LifeVantage-Colorado, LifeVantage-Delaware or any shareholder or stockholder thereof, respectively, each warrant or other right, of LifeVantage-Colorado (the “LifeVantage-Colorado Common Stock”), shall convert into an equivalent warrant or other right to acquire, upon the same terms and conditions (including the exercise price per share applicable to each such warrant or other right) as were in effect immediately prior to the Effective Time, the same number of shares of LifeVantage-Delaware.
7.Stock Certificates. From and after the Effective Time, all of the outstanding certificates that prior to that time represented shares of LifeVantage-Colorado Common Stock shall be deemed for all purposes to evidence ownership of and to represent the shares of LifeVantage-Delaware Common Stock into which the shares represented by such certificates have been converted as provided herein. The registered owner on the books and records of LifeVantage-Delaware or its transfer agent of any such outstanding stock certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to LifeVantage-Delaware or its transfer agent, have and be entitled to exercise any voting and other rights with respect to and to receive any dividend and other distributions upon the shares of LifeVantage-Delaware evidenced by such outstanding certificate as provided above.
8.Employee Benefit and Compensation Plans. At the Effective Time, each employee benefit plan, incentive compensation plan, equity incentive plan, stock purchase plan, restricted stock unit agreement, cash-settled performance unit, stock option agreement and other similar plans and agreements to which LifeVantage-Colorado is then a party shall be automatically assumed by, and continue to be the plan of, LifeVantage-Delaware, without further action by LifeVantage-Colorado or LifeVantage-Delaware or any other party thereto. To the extent any employee benefit plan, incentive compensation plan, equity incentive plan, restricted stock unit, cash-settled performance unit, stock option agreement or other similar plan provides for the issuance or purchase of, or otherwise relates to, LifeVantage-Colorado Common Stock, after the Effective Time, such plan or agreement shall be deemed to provide for the issuance or purchase of, or otherwise relate to, the LifeVantage-Delaware Common Stock.
9.Outstanding Awards. At the Effective Time, all outstanding stock options, purchase rights, restricted stock awards, restricted stock units and other stock awards relating to the LifeVantage-Colorado Common Stock shall, by virtue of the Conversion and without any further action on the part of LifeVantage-Colorado, LifeVantage-Delaware or the holder thereof, continue on the same terms and conditions and be assumed by LifeVantage-Delaware, provided that all such awards shall be deemed to provide for the issuance or purchase of, or otherwise relate to, the LifeVantage-Delaware Common Stock.
10.Filings, Licenses, Permits, Titled Property, Etc. As necessary, following the Effective Time, LifeVantage-Delaware shall apply for new qualifications to conduct business (including as a foreign corporation), licenses, permits and similar authorizations on its behalf and in its own name in connection with the Conversion and to reflect the fact that it is a Delaware corporation. As required or appropriate, following the Effective Time, all real, personal or intangible property of LifeVantage-Colorado which was titled or registered in the name of LifeVantage-Colorado shall be re-titled or re-registered, as applicable, in the name of LifeVantage-Delaware by appropriate filings and/or notices to the appropriate parties (including, without limitation, any applicable governmental agencies).
11.Further Assurances. If, at any time after the Effective Time, LifeVantage-Delaware shall determine or be advised that any deeds, bills of sale, assignments, agreements, documents or assurances or any other acts or things are necessary, desirable or proper, consistent with the terms of this Plan to vest, perfect or confirm, of record or otherwise, in LifeVantage-Delaware its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of LifeVantage-Colorado, or to otherwise carry out the purposes of this Plan, LifeVantage-Delaware and its proper officers and directors (or their designees), are hereby authorized to execute and deliver, in the name and on behalf of LifeVantage-Colorado, all such deeds, bills of sale, assignments, agreements, documents and assurances and do, in the name and on behalf of LifeVantage-Colorado, all such other acts and things necessary, desirable to vest, perfect or confirm, of record or otherwise, in LifeVantage-Delaware its right, title or interest in, to or under any of the rights, privileges, immunities, powers, purposes, franchises, properties or assets of LifeVantage-Colorado, or to otherwise carry out the purposes of this Plan and the Conversion.
12.Implementation and Interpretation; Termination and Amendment. This Plan shall be implemented and interpreted, prior to the Effective Time, by the Board of Directors of LifeVantage-Colorado and, upon the Effective Time, by the Board of Directors of LifeVantage-Delaware, (a) each of which shall have full power and authority to delegate and assign any matters covered hereunder to any other party(ies), including, without limitation, any officers of LifeVantage-Colorado or LifeVantage-Delaware, as the case may be, and (b) the interpretations and decisions of which shall be final, binding, and conclusive on all parties.
13.Delaware Indemnification Agreements. As promptly as practicable following the Effective Time, LifeVantage-Delaware shall enter into an indemnification agreement with each member of the Board of Directors of LifeVantage-Delaware and each executive officer of LifeVantage-Delaware.
14.Amendment. This Plan may be amended or modified by the Board of Directors of LifeVantage-Colorado at any time prior to the Effective Time, provided that an amendment made subsequent to the approval of this Plan by the shareholders of LifeVantage-Colorado shall not alter or change (a) the amount or kind of shares or other securities to be received by the shareholders hereunder, (b) any term of the Certificate of Incorporation or the Bylaws, other than changes permitted to be made without stockholder approval by the DGCL, or (c) any of the terms and conditions of this Plan if such alteration or change would adversely affect the holders of any class or series of the stock of LifeVantage-Colorado.
15.Termination or Deferral. At any time before the Effective Time, (a) this Plan may be terminated and the Conversion may be abandoned by action of the Board of Directors of LifeVantage-Colorado, notwithstanding the approval of this Plan by the shareholders of LifeVantage-Colorado, or (b) the consummation of the Conversion may be deferred for a reasonable period of time if, in the opinion of the Board of Directors of LifeVantage-Colorado, such action would be in the best interest of LifeVantage-Colorado and its shareholders. In the event of termination of this Plan, this Plan shall become void and of no effect and there shall be no liability on the part of LifeVantage-Colorado or its Board of Directors or shareholders with respect thereto.
16.Third Party Beneficiaries. This Plan shall not confer any rights or remedies upon any person or entity other than as expressly provided herein.
17.Severability. Whenever possible, each provision of this Plan will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Plan.
IN WITNESS WHEREOF, Lifevantage Corporation, a Colorado corporation, has caused this Plan to be executed by its duly authorized representative as of the date first stated above.

Lifevantage Corporation, a Colorado corporation

/s/ Darren Jensen
By: Darren Jensen Title: President and CEO

ANNEX C
Colorado Statement of Conversion

Document must be filed electronically. Paper documents are not accepted.
Fees & forms are subject to change.
For more information or to print copies
of filed documents, visit www.sos.state.co.us.
ABOVE SPACE FOR OFFICE USE ONLY

Statement of Conversion Converting a Domestic Entity into a Foreign Entity filed pursuant to § 7-90-201.7 (1) and § 7-90-204.5 of the Colorado Revised Statutes (C.R.S.)
1.For the converting entity, its ID number, entity name, form of entity, jurisdiction under the law of which it is formed, and principal office address are

ID Number	19881060803
(Colorado Secretary of State ID number)
Entity Name	Lifevantage Corporation
Form of entity	Corporation
Jurisdiction	Colorado
Principal office and street address	9785 S. Monroe Street - Suite 300
(Street number and name)
	Sandy	UT	84070
	(City)	(State)	(Zip/Postal Code)
United States
	(Province - if applicable)	(Country)
Principal office mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

	(City)	(State)	(ZIP/Postal Code)

	(Province - if applicable)	(Country)
2.For the resulting entity, its true name, form of entity, jurisdiction under the law of which it is formed, and principal address are:

True name	Lifevantage Corporation
Form of entity	Corporation
Jurisdiction	Colorado
Street Address	9785 S. Monroe Street - Suite 300
(Street number and name)
	Sandy	UT	84,070
	(City)	(State)	(Zip/Postal Code)
United States
	(Province - if applicable)	(Country)
Principal office mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

	(City)	(State)	(ZIP/Postal Code)

	(Province - if applicable)	(Country)
3.The converting entity has been converted into the resulting entity pursuant to section 7-90-201.7, C.R.S.
4.(Mark the applicable box and complete the statement. Caution: Mark only one box.)
☒ The resulting foreign entity maintains a registered agent to accept service pursuant to section 7-90- 204.5, C.R.S. The person appointed as registered agent has consented to being so appointed. Such registered agent’s name and address are
or
☐ The resulting foreign entity maintains a registered agent to accept service pursuant to section 7-90- 204.5, C.R.S. The person appointed as registered agent has consented to being so appointed. Such registered agent’s name and address are

Name
(if an individual)	Prochnow	James
	(Last)	(First)	(Middle)
or

(if an entity)
(Caution: Do not provide both an individual and an entity name.)

Street Address	9785 S. Monroe Street - Suite 300
(Street number and name)
	Sandy	UT	84070
	(City)	(State)	(Zip/Postal Code)

Mailing address
(leave blank if same as street address)	(Street number and name or Post Office Box information)

	(City)	(State)	(ZIP/Postal Code)

	(Province - if applicable)	(Country)
5.(If applicable, adopt the following statement by marking the box and include an attachment.)

This document contains additional information as provided by law.
6.(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)
(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)
The delayed effective date and, if applicable, time of this document are ________________________ (mm/dd/yyyy hour:minute am/pm).
Notice:
Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual's act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.
This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.
7.The true name and mailing address of the individual causing this document to be delivered for filing are

Madden	Sara
(Last)	(First)	(Middle)
9785 S. Monroe Street - Suite 300
(Street number and name or Post Office Box information)
Sandy	UT	84070
(City)	(State)	(Postal/Zip Code)
United States
(Province - if applicable)	(Country)
(If applicable, adopt the following statement by marking the box and include an attachment.)
This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.
Disclaimer:
This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).

ANNEX D

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A NON-DELAWARE CORPORATION
TO A DELAWARE CORPORATION
PURSUANT TO SECTION 265 OF THE
DELAWARE GENERAL CORPORATION LAW

1.)                                The jurisdiction where the Non-Delaware Corporation first formed is the State of Colorado
2.)                                The jurisdiction immediately prior to filing this Certificate is the State of Colorado.
3.)                                The date the Non-Delaware Corporation first formed is June 10, 1988.
4.)                                The name of the Non-Delaware Corporation immediately prior to filing this Certificate is Lifevantage Corporation.
5.)                                The name of the Corporation as set forth in the Certificate of Incorporation is LifeVantage Corporation.
IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Non-Delaware Corporation have executed this Certificate on the [__]th day of February, 2018.

LIFEVANTAGE CORPORATION

By:	/s/
[Name, Title]

ANNEX E

Certificate of Incorporation of
LifeVantage Corporation
_____________

FIRST: The name of the corporation is LifeVantage Corporation (hereinafter called the “Corporation”).
SECOND: The address of the registered office of the Corporation in the State of Delaware is 3500 South DuPont Highway in the City of Dover, County of Kent, 19901. The name of the corporation’s registered agent at such address is Incorporating Services, Ltd.
THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware or any applicable successor act thereto, as the same may be amended from time to time (the “DGCL”).
FOURTH: The total number of shares of all classes of capital stock that the Corporation is authorized to issue is 45,000,000 shares, consisting of (i) 40,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), and (ii) 5,000,000 shares of preferred stock, par value $0.0001 per share (“Preferred Stock”). Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the capital stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor.

A.	Common Stock. The powers, preferences and relative participating, optional or other special rights, and the qualifications, limitations and restrictions of the Common Stock are as follows:

1.
Ranking. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors of the Corporation (the “Board”) upon any issuance of the Preferred Stock of any series.

2.
Voting. Except as otherwise provided by law or by the resolution or resolutions providing for the issue of any series of Preferred Stock, the holders of outstanding shares of Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes. Notwithstanding any other provision of this Certificate of Incorporation (as amended from time to time, including the terms of any Preferred Stock Designation (as defined below), this “Certificate of Incorporation”) to the contrary, the holders of Common Stock shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation) or the DGCL.

3.
Dividends. Subject to the rights of the holders of Preferred Stock, holders of shares of Common Stock shall be entitled to receive such dividends and distributions and other distributions in cash, stock or property of the Corporation when, as and if declared thereon by the Board from time to time out of assets or funds of the Corporation legally available therefor.

4.
Liquidation. Subject to the rights of the holders of Preferred Stock, shares of Common Stock shall be entitled to receive the assets and funds of the Corporation available for distribution in the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary. A liquidation, dissolution or winding up of the affairs of the Corporation, as such terms are used in this Section A(4), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other person or a sale, lease, exchange or conveyance of all or a part of its assets.

B. Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. The Board is hereby authorized to provide by resolution or resolutions from time to time for the issuance, out of the unissued shares of Preferred Stock, of one or more series of Preferred Stock, without stockholder approval, by filing a certificate pursuant to the applicable law of the State of Delaware (the “Preferred Stock Designation”), setting forth such resolution and, with respect to each such series, establishing the number of shares to be included in such series, and fixing the voting powers, full or limited, or no voting power of the shares of such series, and the designation, preferences and relative, participating, optional or other special rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof. The powers, designation, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations and restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination of the following:
(a) the designation of the series, which may be by distinguishing number, letter or title;
(b) the number of shares of the series, which number the Board may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(c)
the amounts or rates at which dividends will be payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(d)	the dates on which dividends, if any, shall be payable;

(e)	the redemption rights and price or prices, if any, for shares of the series;

(f)	the terms and amount of any sinking fund, if any, provided for the purchase or redemption of shares of the series;

(g)	the amounts payable on, and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(h)
whether the shares of the series shall be convertible into or exchangeable for, shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series or such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(i)	restrictions on the issuance of shares of the same series or any other class or series;

(j)	the voting rights, if any, of the holders of shares of the series generally or upon specified events; and

(k)
any other powers, preferences and relative, participating, optional or other special rights of each series of Preferred Stock, and any qualifications, limitations or restrictions of such shares,all as may be determined from time to time by the Board and stated in the resolution or resolutions providing for the issuance of such Preferred Stock.

Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law.
FIFTH:
A. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board, except as otherwise provided by law.
B. Number of Directors; Election of Directors. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be fixed from time to time by resolution of the majority of the Whole Board. For purposes of this Certificate of Incorporation, the term “Whole Board” will mean the total number of authorized directors, whether or not there exist any vacancies in previously authorized directorships. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.
C. Terms of Office. Subject to the rights of the holders of any series of Preferred Stock then outstanding, directors shall be elected at each annual meeting of stockholders. Notwithstanding the foregoing sentence, all directors shall hold office until the expiration of the term for which elected, and until their respective successors are elected, except in the case of the death, incapacity, resignation or removal of any director.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
D. Vacancies. Subject to the rights of holders of any series of Preferred Stock, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his or her predecessor.
E. Removal. Any director or the entire Board may be removed from office at any time with or without cause and only by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon at a duly-called stockholder meeting called for such purpose.
F. Committees. Pursuant to the Bylaws of the Corporation (the “Bylaws”), the Board may establish one or more committees to which may be delegated any or all of the powers and duties of the Board to the full extent permitted by law.
G. Stockholder Nominations and Introduction of Business. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws.
SIXTH: Unless and except to the extent that the Bylaws shall so require, the election of directors of the Corporation need not be by written ballot.
SEVENTH: To the fullest extent permitted by the DGCL as it now exists and as it may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that nothing contained in this Article SEVENTH shall eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to the provisions of Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No repeal or modification of this Article SEVENTH shall apply to or have any adverse effect on any right or protection of, or any limitation of the liability of, a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.
EIGHTH: The Corporation may indemnify, and advance expenses to, to the fullest extent permitted by law, any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that the person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
NINTH: Subject to the terms of any series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders called in accordance with the Bylaws and may not be effected by written consent in lieu of a meeting.
TENTH: Special meetings of stockholders for any purpose or purposes may be called at any time by the majority of the Whole Board, the Chairman of the Board or the Chief Executive Officer of the Corporation, or by stockholders holding at least ten percent (10%) of the outstanding shares entitled to vote at such special meeting. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.
ELEVENTH: If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.
The Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and any other provisions authorized by the DGCL may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article ELEVENTH. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of

Incorporation or by any Preferred Stock Designation, the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon shall be required to amend, alter, change or repeal any provision of this Certificate of Incorporation, or to adopt any new provision of this Certificate of Incorporation. Any amendment, repeal or modification of any of Article SEVENTH, Article EIGHTH, and this sentence shall not adversely affect any right or protection of any person existing thereunder with respect to any act or omission occurring prior to such repeal or modification.
TWELFTH: In furtherance and not in limitation of the powers conferred upon it by law, the Board is expressly authorized and empowered to adopt, amend and repeal the Bylaws by the affirmative vote of a majority of the Whole Board. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any series of Preferred Stock required by law, by this Certificate of Incorporation or by any Preferred Stock Designation, the Bylaws may also be amended, altered or repealed and new Bylaws may be adopted by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon.
THIRTEENTH:
A. Forum Selection. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (3) any action arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Bylaws (as either may be amended from time to time), or (4) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article THIRTEENTH.
B. Personal Jurisdiction. If any action the subject matter of which is within the scope of Section A immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section A immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation as of this [date] day of [month], [year].

By:	/s/
Darren Jensen
Title:	President and CEO

ANNEX F

LifeVantage Corporation
Bylaws

3.7	President; Chief Executive Officer	104
3.8	Chief Financial Officer	105
3.9	Vice Presidents	105
3.10	Secretary and Assistant Secretaries	105
3.11	Salaries	105
3.12	Delegation of Authority	105
3.13	Execution of Contracts	105

Article IV Capital Stock		105
4.1	Issuance of Stock	105
4.2	Stock Certificates; Uncertificated Shares	105
4.3	Transfers	106
4.4	Lost, Stolen or Destroyed Certificates	106
4.5	Record Date	106
4.6	Regulations	106
4.7	Dividends	107

Article V General Provisions		107
5.1	Fiscal Year	107
5.2	Corporate Seal	107
5.3	Waiver of Notice	107
5.4	Voting of Securities	107
5.5	Evidence of Authority	107
5.6	Certificate of Incorporation	107
5.7	Severability	107
5.8	Pronouns	107
5.9	Electronic Transmission	107

Article VI Amendments		107

Article VII Indemnification and Advancement		107
7.1	Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation	107
7.2	Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation	108
7.3	Authorization of Indemnification	108
7.4	Good Faith Defined	108
7.5	Right of Claimant to Bring Suit	108
7.6	Expenses Payable in Advance	109
7.7	Nonexclusivity of Indemnification and Advancement of Expenses	109
7.8	Insurance	109
7.9	Certain Definitions	109
7.10	Survival of Indemnification and Advancement of Expenses	109
7.11	Limitation on Indemnification	109
7.12	Contract Rights	110

Article I
Stockholders
1.1    Place of Meetings. All meetings of stockholders shall be held at such place, if any, as may be designated from time to time by the Board of Directors (the “Board”) of LifeVantage Corporation (the “Corporation”), the Chairman of the Board, the Chief Executive Officer or the President or, if not so designated, at the principal executive office of the Corporation. The Board may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead be held solely by means of remote communication in accordance with Section 211(a) of the General Corporation Law of the State of Delaware or any applicable successor act thereto, as the same may be amended from time to time (the “DGCL”).
1.2    Annual Meeting. The annual meeting of stockholders for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly be brought before the meeting shall be held on a date and at a time designated by the Board, the Chairman of the Board, the Chief Executive Officer or the President (which date shall not be a legal holiday in the place, if any, where the meeting is to be held). The Board acting pursuant to a resolution adopted by the majority of the Whole Board may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders, before or after the notice for such meeting has been sent to the stockholders. For purposes of these Bylaws, the term “Whole Board” will mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships.
1.3    Special Meetings.
(a)    Special meetings of stockholders for any purpose or purposes may be called at any time by a resolution adopted by the majority of the Whole Board, the Chairman of the Board or the Chief Executive Officer, or by stockholders holding at least ten percent (10%) of the outstanding shares entitled to vote at such special meeting as provided below in Section 1.3(b). The Board acting pursuant to a resolution adopted by the majority of the Whole Board may postpone, reschedule or cancel any previously scheduled special meeting of stockholders, before or after the notice for such meeting has been sent to the stockholders; provided that postponements, rescheduling or cancellation of a special meeting of stockholders called pursuant to Section 1.3(b) shall be governed by Section 1.3(b). Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.
(b)    Special meetings of the stockholders of the Corporation shall be called by the Board of Directors upon written request to the Secretary of the Corporation of one or more stockholders representing in the aggregate not less than ten percent (10%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote on the matter or matters to be brought before the proposed special meeting. A request to the Secretary of the Corporation shall be signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting and shall be accompanied by a notice setting forth the information required by Sections 1.10(b) or 1.11 of this Article I, as applicable, as to the business proposed to be conducted and any nominations proposed to be presented at such special meeting and as to the stockholder(s) proposing such business or nominations, and by a representation by the stockholder(s) that within five (5) business days after the record date for any such special meeting it will provide such information as of the record date for such special meeting. A special meeting requested by stockholders shall be held at such date, time and place within or without the State of Delaware as may be fixed by the Board; provided, however, that the date of any such special meeting shall not be more than one hundred (120) days after the request to call the special meeting is received by the Secretary of the Corporation. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if either (a) the Board has called or calls for an annual meeting of stockholders to be held within one hundred twenty (120) days after the Secretary of the Corporation receives the request for the special meeting and the Board determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in the request or (b) an annual or special meeting that included the business specified in the request (as determined in good faith by the Board) was held not more than one hundred eighty (180) days before the request to call the special meeting was received by the Secretary of the Corporation. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary of the Corporation, and if such revoking stockholder had joined with other stockholders to submit the request for a special meeting pursuant to this subparagraph (b), and if the remaining unrevoked requests from stockholders joining in such request represent less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board, in its discretion, may refrain from calling the special meeting or cancel the special meeting, as the case may be. Business transacted at a special meeting requested by stockholders shall be limited to the purpose(s) stated in the request for meeting, provided, however, that the Board shall have the authority in its discretion to submit additional matters to the stockholders, and to cause other business to be transacted, at any special meeting requested by stockholders.

1.4    Notice of Meetings. Except as otherwise provided by law, notice of each meeting of stockholders, whether annual or special, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. Without limiting the manner by which notice otherwise may be given to stockholders, any notice shall be effective if given by a form of electronic transmission consented to (in a manner consistent with the DGCL) by the stockholder to whom the notice is given. The notices of all meetings shall state the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting). The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If notice is given by mail, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. If notice is given by electronic transmission, such notice shall be deemed given at the time specified in Section 232 of the DGCL.
1.5    Voting List. The Secretary shall prepare, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least ten (10) days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. If the meeting is to be held at a place, then the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.
1.6    Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority in voting power of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote at the meeting, present in person, present by means of remote communication in a manner, if any, authorized by the Board in its sole discretion, or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or classes or series of capital stock is required by law or the Certificate of Incorporation, the holders of a majority in voting power of the shares of such class or classes or series of the capital stock of the Corporation issued and outstanding and entitled to vote on such matter, present in person, present by means of remote communication in a manner, if any, authorized by the Board in its sole discretion, or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on such matter. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum.
If, however, such quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting, or (ii) the stockholders entitled to vote at the meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented.
1.7    Adjournments. Any meeting of stockholders, annual or special, may be adjourned from time to time to any other time and to any other place at which a meeting of stockholders may be held under these Bylaws by the chairman of the meeting or by the stockholders present or represented at the meeting and entitled to vote thereon, although less than a quorum. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.
1.8    Voting and Proxies. Each stockholder shall have such number of votes, if any, for each share of stock entitled to vote and held of record by such stockholder as may be fixed in the Certificate of Incorporation and a proportionate vote for each fractional share so held, unless otherwise provided by law or the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders may vote in person (including by means of remote communications, if any, by which stockholders may be deemed to be present in person and vote at such meeting) or may authorize another person or persons to vote for such stockholder by a proxy executed or transmitted in a manner permitted by applicable law. No such proxy shall be voted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period.
1.9    Action at Meeting. When a quorum is present at any meeting, any matter other than the election of directors to be voted upon by the stockholders at such meeting shall be decided by the vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter (or if there are two or more classes or series of stock entitled to vote as separate classes, then in the case of each such class or series, the holders of a majority in voting power of the shares of stock of that class or series present or represented at the meeting and voting affirmatively or negatively on such matter), except when a different vote is required by applicable law, regulation applicable to the Corporation or its securities, the rules or regulations of any stock exchange applicable to the Corporation, the Certificate of Incorporation or these Bylaws. For the avoidance of doubt, neither abstentions nor broker non-votes will be counted as votes cast for or against such matter. Other than directors who may be elected by the holders of shares of any series of Preferred Stock or pursuant to any resolution or resolutions providing for the issuance of such stock adopted by the Board, each director shall be elected by a plurality of the voting power of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Voting at meetings of stockholders need not be by written ballot.
1.10    Nomination of Directors.
(a)    Except for (1) any directors entitled to be elected by the holders of Preferred Stock, (2) any directors elected in accordance with Section 2.8 hereof by the Board to fill a vacancy or newly-created directorship or (3) as otherwise required by applicable law or stock exchange regulation, at any meeting of stockholders, only persons who are nominated in accordance with the procedures in this Section 1.10 shall be eligible for election or re-election as directors. Nomination for election to the Board at a meeting of stockholders may be made (i) by or at the direction of the Board (or any committee thereof) or (ii) by any stockholder of the Corporation who (x) timely complies with the notice procedures in Section 1.10(b), (y) is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting and (z) is entitled to vote at such meeting.
(b)    To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive offices of the Corporation as follows: (i) in the case of an election of directors at an annual meeting of stockholders, not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than thirty (30) days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (A) the ninetieth (90th) day prior to such annual meeting and (B) the tenth (10th) day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs; or (ii) in the case of an election of directors at a special meeting of stockholders, provided that the majority of the Whole Board, the Chairman of the Board or the Chief Executive Officer, as applicable, has determined, in accordance with Section 1.3, that directors shall be elected at such special meeting and provided further that the nomination made by the stockholder is for one of the director positions that the Board, the Chairman of the Board or the Chief Executive Officer, as the case may be, has determined will be filled at such special meeting, not earlier than the one hundred and twentieth (120th) day prior to such special meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such special meeting and (y) the tenth (10th) day following the day on which notice of the date of such special meeting was mailed or public disclosure of the date of such special meeting was made, whichever first occurs. In no event shall the adjournment or postponement of a meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.
The stockholder’s notice to the Secretary shall set forth: (A) as to each proposed nominee (1) such person’s name, age, business address and, if known, residence address, (2) such person’s principal occupation or employment, (3) the class and series and number of shares of stock of the Corporation that are, directly or indirectly, owned, beneficially or of record, by such person, (4) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among (x) the stockholder, the beneficial owner, if any, on whose behalf the nomination is being made and the respective affiliates and associates of, or others acting in concert with, such stockholder and such beneficial owner, on the one hand, and (y) each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with such nominee(s), on the other hand, including all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made or any affiliate or associate thereof or person acting in concert therewith were the “registrant” for purposes of such Item and the proposed nominee were a director or executive officer of such registrant, (5) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such proposed nominee, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such proposed nominee with respect to shares of stock of the Corporation, and (6) any other information concerning such person that must be disclosed as to nominees in proxy solicitations pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is being made (1) the name and address of such stockholder, as they appear on the Corporation’s books, of such beneficial owner, and any Stockholder Associated Person (as defined below), (2) the class and series and number of shares of stock of the Corporation that are, directly or indirectly, owned, beneficially or of record, by such stockholder, such beneficial owner and any Stockholder Associated Person, (3) a description of any agreement, arrangement or understanding between or among such stockholder, such beneficial owner and/or any Stockholder Associated Person and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are being made or who may participate in the solicitation of proxies in favor of electing such nominee(s), (4) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder, such beneficial owner or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner or any Stockholder Associated Person with respect to shares of stock of the Corporation, (5) any other information relating to such stockholder, such beneficial owner and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (6) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the person(s) named in its notice and (7) a representation whether such stockholder, such beneficial owner and/or such Stockholder Associated Person intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock reasonably believed by such stockholder, such beneficial owner or such Stockholder Associated Person to be sufficient to elect the nominee and/or (y) otherwise to solicit proxies or votes from stockholders in support of such nomination. Such information provided and statements made as required by clauses (A) and (B) above or otherwise by this Section 1.10 are hereinafter referred to as a “Nominee Solicitation Statement.” Not later than ten (10) days after the record date for determining stockholders entitled to notice of the meeting, the information required by Items (A)(1)-(5) and (B)(1)-(5) of the prior sentence shall be supplemented by the stockholder giving the notice to provide updated information as of such record date. In addition, to be effective, the stockholder’s notice must be accompanied by the written consent of the proposed nominee to serve as a director if elected and a written statement executed by the proposed nominee acknowledging that as a director of the Corporation, the nominee will owe a fiduciary duty under Delaware law with respect to the Corporation and its stockholders. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation or whether such nominee would be independent under applicable Securities and Exchange Commission and stock exchange rules and the Corporation’s publicly disclosed corporate governance guidelines. A stockholder shall not have complied with this Section 1.10(b) if the stockholder (or beneficial owner, if any, on whose behalf the nomination is made) solicits or does not solicit, as the case may be, proxies or votes in support of such stockholder’s nominee in contravention of the representations with respect thereto required by this Section 1.10. For purposes of these Bylaws, a “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the corporation owned of record or beneficially by such stockholder and on whose behalf the proposal or nomination, as the case may be, is being made, or (iii) any person controlling, controlled by or under common control with such person referred to in the preceding clauses (i) and (ii).
(c)    Without exception, no person shall be eligible for election or re-election as a director of the Corporation at a meeting of stockholders unless nominated in accordance with the provisions set forth in this Section 1.10. In addition, a nominee shall not be eligible for election or re-election if a stockholder or Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Nominee Solicitation Statement applicable to such nominee or if the Nominee Solicitation Statement applicable to such nominee contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairman of any meeting shall have the power and duty to determine whether a nomination was made in accordance with the provisions of this Section 1.10 (including the previous sentence of this Section 1.10(c)), and if the chairman should determine that a nomination was not made in accordance with the provisions of this Section 1.10, the chairman shall so declare to the meeting and such nomination shall not be brought before the meeting.

(d)    Except as otherwise required by law, nothing in this Section 1.10 shall obligate the Corporation or the Board to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board information with respect to any nominee for director submitted by a stockholder.
(e)    Notwithstanding the foregoing provisions of this Section 1.10, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting to present a nomination, such nomination shall not be brought before the meeting, notwithstanding that proxies in respect of such nominee may have been received by the Corporation. For purposes of this Section 1.10, to be considered a “qualified representative of the stockholder”, a person must be authorized by a written instrument executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such written instrument or electronic transmission, or a reliable reproduction of the written instrument or electronic transmission, at the meeting of stockholders.
(f)    For purposes of this Section 1.10, “public disclosure” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.
(g)    Notwithstanding the foregoing provisions of this Section 1.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.10; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Section 1.10 (including paragraph (a)(ii) hereof), and compliance with paragraph (a)(ii) of this Section 1.10 shall be the exclusive means for a stockholder to make nominations. Nothing in this Section 1.10 shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation.
1.11    Notice of Business at Annual Meetings.
(a)    At any annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (1) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (2) otherwise properly brought before the meeting by or at the direction of the Board (or any committee thereof), or (3) properly brought before the annual meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, (i) if such business relates to the nomination of a person for election as a director of the Corporation, the procedures in Section 1.10 must be complied with and (ii) if such business relates to any other matter, the business must constitute a proper matter under Delaware law for stockholder action and the stockholder must (x) have given timely notice thereof in writing to the Secretary in accordance with the procedures in Section 1.11(b), (y) be a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such annual meeting and (z) be entitled to vote at such annual meeting.
(b)    To be timely, a stockholder’s notice must be received in writing by the Secretary at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than thirty (30) days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not earlier than the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (A) the ninetieth (90th) day prior to such annual meeting and (B) the tenth (10th) day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. In no event shall the adjournment or postponement of an annual meeting (or the public disclosure thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.
The stockholder’s notice to the Secretary shall set forth: (A) as to each matter the stockholder proposes to bring before the annual meeting (1) a brief description of the business desired to be brought before the annual meeting, (2) the text of the proposal (including the exact text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bylaws, the exact text of the proposed amendment), and (3) the reasons for conducting such business at the annual meeting, and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made (1) the name and address of such stockholder, as they appear on the Corporation’s books, of such beneficial owner and of any Stockholder Associated Person, (2) the class and series and number of shares of stock of the Corporation that are, directly or indirectly, owned, beneficially or of record, by such stockholder, such beneficial owner and any Stockholder Associated Person, (3) a description of any material interest of such stockholder, such beneficial owner or any

Stockholder Associated Person and the respective affiliates and associates of, or others acting in concert with, such stockholder, such beneficial owner or any Stockholder Associated Person in such business, (4) a description of any agreement, arrangement or understanding between or among such stockholder, such beneficial owner and/or any Stockholder Associated Person and any other person or persons (including their names) in connection with the proposal of such business or who may participate in the solicitation of proxies in favor of such proposal, (5) a description of any agreement, arrangement or understanding (including any derivative or short positions, swaps, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into by, or on behalf of, such stockholder, such beneficial owner or any Stockholder Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner or any Stockholder Associated Person with respect to shares of stock of the Corporation, (6) any other information relating to such stockholder, such beneficial owner and any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the business proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (7) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (8) a representation whether such stockholder, such beneficial owner and/or any Stockholder Associated Person intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (y) otherwise to solicit proxies or votes from stockholders in support of such proposal. Such information provided and statements made as required by clauses (A) and (B) above or otherwise by this Section 1.11 are hereinafter referred to as a “Business Solicitation Statement.” Not later than ten (10) days after the record date for determining stockholders entitled to notice of the meeting, the information required by Items (A)(3) and (B)(1)-(6) of the prior sentence shall be supplemented by the stockholder giving the notice to provide updated information as of such record date. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting of stockholders except in accordance with the procedures in this Section 1.11; provided that any stockholder proposal which complies with Rule 14a-8 of the proxy rules (or any successor provision) promulgated under the Exchange Act and is to be included in the Corporation’s proxy statement for an annual meeting of stockholders shall be deemed to comply with the notice requirements of this Section 1.11. A stockholder shall not have complied with this Section 1.11(b) if the stockholder (or beneficial owner, if any, on whose behalf the proposal is made) solicits or does not solicit, as the case may be, proxies or votes in support of such stockholder’s proposal in contravention of the representations with respect thereto required by this Section 1.11.
(c)    Without exception, no business shall be conducted at any annual meeting except in accordance with the provisions set forth in this Section 1.11. In addition, business proposed to be brought by a stockholder may not be brought before the annual meeting if such stockholder or a Stockholder Associated Person, as applicable, takes action contrary to the representations made in the Business Solicitation Statement applicable to such business or if the Business Solicitation Statement applicable to such business contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading. The chairman of any annual meeting shall have the power and duty to determine whether business was properly brought before the annual meeting in accordance with the provisions of this Section 1.11 (including the previous sentence of this Section 1.11(c)), and if the chairman should determine that business was not properly brought before the annual meeting in accordance with the provisions of this Section 1.11, the chairman shall so declare to the meeting and such business shall not be brought before the annual meeting.
(d)    Except as otherwise required by law, nothing in this Section 1.11 shall obligate the Corporation or the Board to include in any proxy statement or other stockholder communication distributed on behalf of the Corporation or the Board information with respect to any proposal submitted by a stockholder.
(e)    Notwithstanding the foregoing provisions of this Section 1.11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present business, such business shall not be considered, notwithstanding that proxies in respect of such business may have been received by the Corporation.
(f)    For purposes of this Section 1.11, the terms “qualified representative of the stockholder” and “public disclosure” shall have the same meaning as in Section 1.10.
(g)    Notwithstanding the foregoing provisions of this Section 1.11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 1.11; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals as to any business to be considered pursuant to this Section 1.11 (including paragraph (a)(3) hereof), and compliance with paragraph (a)(3) of this Section 1.11 shall be the exclusive means for a stockholder to submit business (other than, as provided in the penultimate sentence of (b), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 1.11 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act.
1.12    Conduct of Meetings.
(a)    Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in the Chairman’s absence by the Vice Chairman of the Board, if any, or in the Vice Chairman’s absence by the Chief Executive Officer, or in the Chief Executive Officer’s absence, by the President, or in the President’s absence by a Vice President, or in the absence of all of the foregoing persons by a chairman designated by the Board. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence the chairman of the meeting may appoint any person to act as secretary of the meeting.
(b)    The Board may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as shall be determined; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.
(c)    The chairman of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted.
(d)    In advance of any meeting of stockholders, the Board, the Chairman of the Board, the Chief Executive Officer or the President shall appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is present, ready and willing to act at a meeting of stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law. Every vote taken by ballots shall be counted by a duly appointed inspector or duly appointed inspectors.
Article II
Directors
2.1    General Powers. The business and affairs of the Corporation shall be managed by or under the direction of a Board, who may exercise all of the powers of the Corporation except as otherwise provided by law or the Certificate of Incorporation.
2.2    Number, Election and Qualification. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be fixed from time to time by resolution of the majority of the Whole Board. Election of directors need not be by written ballot. Directors need not be stockholders of the Corporation.
2.3    Chairman of the Board; Vice Chairman of the Board. The Board may appoint from its members a Chairman of the Board and a Vice Chairman of the Board, neither of whom need be an employee or officer of the Corporation. If the Board appoints a Chairman of the Board, such Chairman shall perform such duties and possess such powers as are assigned by the Board and, if the Chairman of the Board is also designated as the Corporation’s Chief Executive Officer, shall have the powers and duties of the Chief Executive Officer prescribed in Section 3.7 of these Bylaws. If the Board appoints a Vice Chairman of the Board, such Vice Chairman shall perform such duties and possess such powers as are assigned by the Board. Unless otherwise provided by the Board, the Chairman of the Board or, in the Chairman’s absence, the Vice Chairman of the Board, if any, shall preside at all meetings of the Board.
2.4    Terms of Office. Subject to the rights of holders of any series of Preferred Stock to elect directors, and except as set forth in the Certificate of Incorporation, each director shall serve for a term ending on the expiration of the term of which they were elected; provided that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, disqualification, resignation or removal.
2.5    Quorum. The greater of (a) a majority of the directors at any time in office and (b) one-third of the number of directors fixed by the Board pursuant to Section 2.2 of these Bylaws shall constitute a quorum of the Board. If at any meeting of the Board there shall be less than a quorum, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved by at least a majority of the required quorum for that meeting.
2.6    Action at Meeting. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the Board, unless a greater number is required by law or by the Certificate of Incorporation or these Bylaws.
2.7    Removal. Subject to the rights of holders of any series of Preferred Stock, directors of the Corporation may be removed only as expressly provided in the Certificate of Incorporation.
2.8    Vacancies. Subject to the rights of holders of any series of Preferred Stock, any newly created directorship that results from an increase in the number of directors or any vacancy on the Board that results from the death, disability, resignation, disqualification or removal of any director or from any other cause shall be filled solely by the affirmative vote of a majority of the total number of directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall hold office for the remaining term of his or her predecessor.
2.9    Resignation. Any director may resign only by delivering a resignation in writing or by electronic transmission to the Chairman of the Board or the Chief Executive Officer. Such resignation shall be effective upon delivery unless it is specified to be effective at some later time or upon the happening of some later event.
2.10    Regular Meetings. Regular meetings of the Board may be held without notice at such time and place as shall be determined from time to time by the Board; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board may be held without notice immediately after and at the same place as the annual meeting of stockholders.
2.11    Special Meetings. Special meetings of the Board may be held at any time and place designated in a call by the Chairman of the Board, the Chief Executive Officer, the President, two or more directors, or by one director in the event that there is only a single director in office.
2.12    Notice of Special Meetings. Notice of the date, place and time of any special meeting of the Board shall be given to each director by the Chairman of the Board, the Chief Executive Officer, the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (a) in person or by telephone at least twenty-four (24) hours in advance of the meeting, (b) by sending written notice by reputable overnight courier, telecopy, facsimile or other means of electronic transmission, or delivering written notice by hand, to such director’s last known business, home or means of electronic transmission address at least twenty-four (24) hours in advance of the meeting, or (c) by sending written notice by first-class mail to such director’s last known business or home address at least seventy-two (72) hours in advance of the meeting. A notice or waiver of notice of a meeting of the Board need not specify the purposes of the meeting.
2.13    Meetings by Conference Communications Equipment. Directors may participate in meetings of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

2.14    Action by Consent. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board or committee thereof. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
2.15    Committees. The Board may designate one or more committees, each committee to consist of one or more of the directors of the Corporation with such lawfully delegable powers and duties as the Board thereby confers, to serve at the pleasure of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board and subject to the provisions of law, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend or repeal any bylaw of the Corporation. Each such committee shall keep minutes and make such reports as the Board may from time to time request. Except as the Board may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board. Except as otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board designating the committee, a committee may create one or more subcommittees, each subcommittee to consist of one or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.
2.16    Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board may from time to time determine. No such payment shall preclude any director from serving the Corporation or any of its parent or subsidiary entities in any other capacity and receiving compensation for such service.
Article III
Officers
3.1    Titles. The “Executive Officers” of the Corporation shall be such persons as are designated as such by the Board and shall include, but not be limited to, a Chief Executive Officer, a President and a Chief Financial Officer. Additional Executive Officers may be appointed by the Board from time to time. In addition to the Executive Officers of the Corporation described above, there may also be such “Non-Executive Officers” of the Corporation as may be designated and appointed from time to time by the Board or the Chief Executive Officer of the Corporation in accordance with the provisions of Section 3.2 of these Bylaws. In addition, the Secretary and Assistant Secretaries of the Corporation may be appointed by the Board from time to time.
3.2    Appointment. The Executive Officers of the Corporation shall be chosen by the Board, subject to the rights, if any, of an Executive Officer under any contract of employment. Non-Executive Officers of the Corporation shall be chosen by the Board or the Chief Executive Officer of the Corporation.
3.3    Qualification. No officer need be a stockholder. Any two or more offices may be held by the same person.
3.4    Tenure. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until such officer’s successor is duly elected and qualified, unless a different term is specified in the resolution electing or appointing such officer, or until such officer’s earlier death, resignation, disqualification or removal.
3.5    Removal; Resignation. Subject to the rights, if any, of an Executive Officer under any contract of employment, any Executive Officer may be removed, either with or without cause, at any time by the Board at any regular or special meeting of the Board. Any Non-Executive Officer may be removed, either with or without cause, at any time by the Chief Executive Officer of the Corporation or by the Executive Officer to whom such Non-Executive Officer reports. Any officer may resign only by delivering a resignation in writing or by electronic transmission to the Chief Executive Officer. Such resignation shall be effective upon receipt unless it is specified to be effective at some later time or upon the happening of some later event.

3.6    Vacancies. The Board may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled, for such period as it may determine, any offices.
3.7    President; Chief Executive Officer. Unless the Board has designated another person as the Corporation’s Chief Executive Officer, the President shall be the Chief Executive Officer of the Corporation. The Chief Executive Officer shall have general charge and supervision of the business of the Corporation subject to the direction of the Board, and shall perform all duties and have all powers that are commonly incident to the office of chief executive or that are delegated to such officer by the Board. The President shall perform such other duties and shall have such other powers as the Board or the Chief Executive Officer (if the President is not the Chief Executive Officer) may from time to time prescribe.
3.8    Chief Financial Officer. The Chief Financial Officer shall perform such duties and shall have such powers as may from time to time be assigned by the Board or the Chief Executive Officer. In addition, the Chief Financial Officer shall perform such duties and have such powers as are incident to the office, including without limitation the duty and power to keep and be responsible for all funds and securities of the Corporation, to deposit funds of the Corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board, to make proper accounts of such funds, and to render as required by the Board statements of all such transactions and of the financial condition of the Corporation.
3.9    Vice Presidents. Each Vice President shall perform such duties and possess such powers as the Board or the Chief Executive Officer may from time to time prescribe. The Board or the Chief Executive Officer may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title.
3.10    Secretary and Assistant Secretaries. The Secretary shall perform such duties and shall have such powers as the Board or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including without limitation the duty and power to give notices of all meetings of stockholders and special meetings of the Board, to attend all meetings of stockholders and the Board and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.
Any Assistant Secretary shall perform such duties and possess such powers as the Board, the Chief Executive Officer or the Secretary may from time to time prescribe.
In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the chairman of the meeting shall designate a temporary secretary to keep a record of the meeting.
3.11    Salaries. Executive Officers of the Corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board or a committee thereof.
3.12    Delegation of Authority. The Board may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.
3.13    Execution of Contracts. Each Executive Officer and Non-Executive Officer of the Corporation may execute, affix the corporate seal and/or deliver, in the name and on behalf of the Corporation, deeds, mortgages, notes, bonds, contracts, agreements, powers of attorney, guarantees, settlements, releases, evidences of indebtedness, conveyances or any other document or instrument which (i) is authorized by the Board or (ii) is executed in accordance with policies adopted by the Board from time to time, except in each case where the execution, affixation of the corporate seal and/or delivery thereof shall be expressly and exclusively delegated by the Board to some other officer or agent of the Corporation.
Article IV
Capital Stock
4.1    Issuance of Stock. Subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any shares of the authorized capital stock of the Corporation held in the Corporation’s treasury may be issued, sold, transferred or otherwise disposed of by vote of the Board in such manner, for such lawful consideration and on such terms as the Board may determine.
4.2    Stock Certificates; Uncertificated Shares. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Every holder of stock of the Corporation represented by certificates shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board, representing the number of shares held by such holder registered in certificate form. Each such certificate shall be signed in a manner that complies with Section 158 of the DGCL.
Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, these Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the Corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.
If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of each certificate representing shares of such class or series of stock, provided that in lieu of the foregoing requirements there may be set forth on the face or back of each certificate representing shares of such class or series of stock a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
Within a reasonable time after the issuance or transfer of uncertificated shares, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the DGCL or, with respect to Section 151 of DGCL, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.
4.3    Transfers. Shares of stock of the Corporation shall be transferable in the manner prescribed by law, the Certificate of Incorporation and in these Bylaws. Transfers of shares of stock of the Corporation shall be made only on the books of the Corporation or by transfer agents designated to transfer shares of stock of the Corporation. Subject to applicable law, shares of stock represented by certificates shall be transferred only on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate representing such shares properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.
4.4    Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate or uncertificated shares in place of any previously issued certificate alleged to have been lost, stolen or destroyed, upon such terms and conditions as the Board may prescribe, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity and posting of such bond as the Board may require for the protection of the Corporation or any transfer agent or registrar.
4.5    Record Date. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.
4.6    Regulations. The issue and registration of shares of stock of the Corporation shall be governed by such other regula-tions as the Board may establish.
4.7    Dividends. Dividends on the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board at any regular or special meeting, pursuant to law, and may be paid in cash, in property or in shares of capital stock.
Article V
General Provisions
5.1    Fiscal Year. Except as from time to time otherwise designated by the Board, the fiscal year of the Corporation shall begin on the first day of July of each year and end on the last day of June in each year.
5.2    Corporate Seal. The corporate seal shall be in such form as shall be approved by the Board.
5.3    Waiver of Notice. Whenever notice is required to be given by law, by the Certificate of Incorporation or by these Bylaws, a written waiver signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before, at or after the time of the event for which notice is to be given, shall be deemed equivalent to notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in any such waiver. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.
5.4    Voting of Securities. Except as the Board may otherwise designate, the Chief Executive Officer, the President or the Treasurer may waive notice, vote, consent, or appoint any person or persons to waive notice, vote or consent, on behalf of the Corporation, and act as, or appoint any person or persons to act as, proxy or attorney-in-fact for this Corporation (with or without power of substitution) with respect to, the securities of any other entity which may be held by this Corporation.
5.5    Evidence of Authority. A certificate by the Secretary, or an Assistant Secretary, or a temporary Secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the Corporation shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.
5.6    Certificate of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and/or restated and in effect from time to time.
5.7    Severability. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.
5.8    Pronouns. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.
5.9    Electronic Transmission. For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Article VI
Amendments
These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the Whole Board or by the stockholders as expressly provided in the Certificate of Incorporation.
Article VII
Indemnification and Advancement
7.1    Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation. Subject to Section 7.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or Executive Officer of the Corporation, or, while a director or Executive Officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea or nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful.
7.2    Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation. Subject to Section 7.3, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or Executive Officer of the Corporation, or, while a director or Executive Officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
7.3    Authorization of Indemnification. Any indemnification under this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or Executive Officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in Section 7.1 or Section 7.2, as the case may be. Such determination shall be made, with respect to a person who is a director or Executive Officer at the time of such determination, (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders. Such determination shall be made, with respect to former directors and Executive Officers, by any person or persons having the authority to act on the matter on behalf of the Corporation. To the extent, however, that a present or former director or Executive Officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding set forth in Section 7.1 or Section 7.2 or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.
7.4    Good Faith Defined. For purposes of any determination under Section 7.3, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person’s conduct was unlawful, if such person’s action is based on good faith reliance on the records or books of account of the

Corporation or another enterprise, or on information supplied to such person by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 7.4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 7.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 7.1 or 7.2, as the case may be.
7.5    Right of Claimant to Bring Suit. Notwithstanding any contrary determination in the specific case under Section 7.3, and notwithstanding the absence of any determination thereunder, if a claim under Sections 7.1 or 7.2 of the Article VII is not paid in full by the Corporation within (i) ninety (90) days after a written claim for indemnification has been received by the Corporation, or (ii) thirty (30) days after a written claim for an advancement of expenses has been received by the Corporation, the claimant may at any time thereafter (but not before) bring suit against the Corporation in the Court of Chancery in the State of Delaware to recover the unpaid amount of the claim, together with interest thereon, or to obtain advancement of expenses, as applicable. It shall be a defense to any such action brought to enforce a right to indemnification (but not in an action brought to enforce a right to an advancement of expenses) that the claimant has not met the standards of conduct which make it permissible under the DGCL (or other applicable law) for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither a contrary determination in the specific case under Section 7.3 nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the claimant has not met any applicable standard of conduct. If successful, in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim, including reasonable attorneys’ fees incurred in connection therewith, to the fullest extent permitted by applicable law.
7.6    Expenses Payable in Advance. Expenses, including without limitation attorneys’ fees, incurred by a current or former director or Executive Officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such current or former director or Executive Officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized in this Article VII.
7.7    Nonexclusivity of Indemnification and Advancement of Expenses. The rights to indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation, any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that, subject to Section 7.11, indemnification of the persons specified in Sections 7.1 and 7.2 shall be made to the fullest extent permitted by law. The provisions of this Article VII shall not be deemed to preclude the indemnification of any person who is not specified in Section 7.1 or 7.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.
7.8    Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, Executive Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, Executive Officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VII.
7.9    Certain Definitions. For purposes of this Article VII, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VII, references to “fines” shall include any excise taxes assessed on a person with respect of any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article VII.
7.10    Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or Executive Officer and shall inure to the benefit of the heirs, executors and administrators of such a person.
7.11    Limitation on Indemnification. Notwithstanding anything contained in this Article VII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 7.5), the Corporation shall not be obligated to indemnify any director, officer, employee or agent in connection with an action, suit or proceeding (or part thereof):
(a)    for which payment has actually been made to or on behalf of such person under any statute, insurance policy, indemnity provision, vote or otherwise, except with respect to any excess beyond the amount paid;
(b)    for an accounting or disgorgement of profits pursuant to Section 16(b) of the Exchange Act, or similar provisions of federal, state or local statutory law or common law, if such person is held liable therefor (including pursuant to any settlement arrangements);
(c)    for any reimbursement of the Corporation by such person of any bonus or other incentive-based or equity-based compensation or of any profits realized by such person from the sale of securities of the corporation, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Corporation pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Corporation of profits arising from the purchase and sale by such person of securities in violation of Section 306 of the Sarbanes-Oxley Act), if such person is held liable therefor (including pursuant to any settlement arrangements);
(d)    initiated by such person, including any action, suit or proceeding (or part thereof) initiated by such person against the Corporation or its directors, officers, employees, agents or other indemnitees, unless (i) the Board authorized the action, suit or proceeding (or relevant part thereof) prior to its initiation, (ii) the Corporation provides the indemnification, in its sole discretion, pursuant to the powers vested in the Corporation under applicable law, (iii) otherwise required to be made under Section 7.5 or (iv) otherwise required by applicable law; or
(e)    if prohibited by applicable law.
7.12    Contract Rights. The obligations of the Corporation under this Article VII to indemnify, and advance expenses to, a person who is or was a director or Executive Officer of the Corporation shall be considered a contract between the Corporation and such person, and no modification or repeal of any provision of this Article VII shall affect, to the detriment of such person, such obligations of the Corporation in connection with a claim based on any act or failure to act occurring before such modification or repeal.

ANNEX G

LifeVantage Corporation

INDEMNIFICATION AGREEMENT

This Indemnification Agreement, effective as of _____ __, ____, is made between LifeVantage Corporation, a Delaware corporation (the “Company”), and _________ (the “Indemnitee”).
RECITALS
A.    The Company desires to attract and retain the services of talented and experienced individuals, such as Indemnitee, to serve as directors and officers of the Company and its subsidiaries and wishes to indemnify its directors and officers to the maximum extent permitted by law;
B.    The Company and Indemnitee recognize that corporate litigation in general has subjected directors and officers to expensive litigation risks;
C.    Section 145 of the General Corporation Law of Delaware, under which the Company is organized (“Section 145”), empowers the Company to indemnify its directors and officers by agreement and to indemnify persons who serve, at the request of the Company, as the directors and officers of other corporations or enterprises, and expressly provides that the indemnification provided by Section 145 is not exclusive;
D.    The Company’s Bylaws expressly provide that the indemnification provisions set forth therein, which include mandatory advancement, are not exclusive and may be supplemented by contracts such as this Indemnification Agreement;
E.    The Company’s Bylaws expressly provide that the indemnification provisions set forth therein, which include mandatory advancement, are not exclusive and may be supplemented by contracts such as this Indemnification Agreement;
F.    Section 145(g) allows for the purchase of management liability (“D&O”) insurance by the Company, which in theory can cover asserted liabilities without regard to whether they are indemnifiable or not;
G.    Individuals considering service with or presently serving Company expect to be extended market terms of indemnification commensurate with their position, and that entities such as Company will endeavor to maintain appropriate D&O insurance; and
H.    In order to induce Indemnitee to serve or continue to serve as a director or officer of the Company and/or one or more subsidiaries of the Company, the Company and Indemnitee enter into this Agreement.
AGREEMENT
NOW, THEREFORE, Indemnitee and the Company hereby agree as follows:
1.    Definitions. As used in this Agreement:
(a)    “Agent” means any person who is or was a director, officer, employee or other agent of the Company or a subsidiary of the Company; or is or was serving at the request of, for the convenience of, or to represent the interests of the Company or a subsidiary of the Company as a director, officer, employee or agent of another foreign or domestic corporation, limited liability company, employee benefit plan, nonprofit entity, partnership, joint venture, trust or other enterprise; or was a director, officer, employee or agent of a foreign or domestic corporation which was a predecessor corporation of the Company or a subsidiary of the Company, or was a director, officer, employee or agent of another enterprise at the request of, for the convenience of, or to represent the interests of such predecessor corporation.
(b)    “Board” means the Board of Directors of the Company.
(c)    A “Change in Control” shall be deemed to have occurred if (i) any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d‑3 under the Exchange Act), directly or indirectly, of securities of the Company representing a majority of the total voting power represented by the Company’s then outstanding voting securities, (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board, together with any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination was previously so approved, cease for any reason to constitute a majority of the Board, (iii) the stockholders of the Company approve a merger or consolidation or a sale of all or substantially all of the Company’s assets with or to another entity, other than a merger, consolidation or asset sale that would result in the holders of the Company’s outstanding voting securities immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least a majority of the total voting power represented by the voting securities of the Company or such surviving or successor entity outstanding immediately thereafter, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company.
(d)    “Expenses” shall include all reasonable out‑of‑pocket costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements), actually and reasonably incurred by Indemnitee in connection with either the investigation, defense or appeal of a Proceeding or establishing or enforcing a right to indemnification under this Agreement, or Section 145 or otherwise; provided, however, that “Expenses” shall not include any judgments, fines, ERISA excise taxes or penalties, or amounts paid in settlement of a Proceeding.
(e)    “Independent Counsel” means a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in relevant matters of corporation law and neither currently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party or (ii) any other party to or witness in the proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement. Where required by this Agreement, Independent Counsel shall be retained at the Company’s sole expense.
(f)    “Proceeding” means any threatened, pending, or completed action, claim, suit, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether formal or informal, civil, criminal, administrative, or investigative, including any such investigation or proceeding instituted by or on behalf of the Corporation or its Board of Directors, in which Indemnitee is or reasonably may be involved as a party or target, that is by reason of Indemnitee’s being an Agent of the Corporation.
(g)    “Subsidiary” means any corporation of which more than 50% of the outstanding voting securities is owned directly or indirectly by the Company, by the Company and one or more other subsidiaries, or by one or more other subsidiaries.
2.    Agreement to Serve. Indemnitee agrees to serve and/or continue to serve as an Agent of the Company, at its will (or under separate agreement, if such agreement exists), in the capacity Indemnitee currently serves as an Agent of the Company, so long as Indemnitee is duly appointed or elected and qualified in accordance with the applicable provisions of the Bylaws or charter of the Company or any subsidiary of the Company or until such time as Indemnitee tenders his or her resignation in writing; provided, however, that nothing contained in this Agreement is intended to create any right to continued employment or other service by Indemnitee.
3.    Liability Insurance.
(a)    Maintenance of D&O Insurance. The Company hereby covenants and agrees that, so long as Indemnitee shall continue to serve as an Agent of the Company and thereafter so long as Indemnitee shall be subject to any possible Proceeding by reason of the fact that Indemnitee was an Agent of the Company, the Company, subject to Section 3(c), shall promptly obtain and maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from established and reputable insurers of a minimum A.M. Best rating of A- VII, and as more fully described below. In the event of a Change in Control, the Company shall, as set forth in Section (c) below, either: i) maintain such D&O Insurance for six years; or ii) purchase a six year tail for such D&O Insurance. Should a tail policy be purchased, reasonable efforts shall be made to try to negotiate that such policy is purchased by the Company’s D&O insurance broker at that time, and under the same or better terms and limits for individuals that is in place at that time.
(b)    Rights and Benefits. In all policies of D&O Insurance, Indemnitee shall qualify as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the

Company’s independent directors (as defined by the insurer) if Indemnitee is such an independent director; of the Company’s non-independent directors if Indemnitee is not an independent director; of the Company’s officers if Indemnitee is an officer of the Company; or of the Company’s key employees, if Indemnitee is not a director or officer but is a key employee.
(c)    Limitation on Required Maintenance of D&O Insurance. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain D&O Insurance at all, or of any type, terms, or amount, if the Company determines in good faith and after using commercially reasonable efforts that: such insurance is not reasonably available; the premium costs for such insurance are disproportionate to the amount of coverage provided; the coverage provided by such insurance is limited so as to provide an insufficient or unreasonable benefit; Indemnitee is covered by similar insurance maintained by a subsidiary of the Company; or the Company is to be acquired and a policy (tail or otherwise) of reasonable terms and duration can be purchased for pre-closing acts or omissions by Indemnitee.
4.    Mandatory Indemnification. Subject to the terms of this Agreement:
(a)    Third Party Actions. If Indemnitee was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company) by reason of the fact that Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by Indemnitee in any such capacity, the Company shall indemnify Indemnitee against all Expenses and liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes and penalties, and amounts paid in settlement) actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding, provided Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or Proceeding, had no reasonable cause to believe his or her conduct was unlawful.
(b)    Derivative Actions. If Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company by reason of the fact that Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by Indemnitee in any such capacity, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of such Proceeding, provided Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company; except that no indemnification under this Section 4(b) shall be made in respect to any claim, issue or matter as to which Indemnitee shall have been finally adjudged to be liable to the Company by a court of competent jurisdiction unless and only to the extent that the Delaware Court of Chancery or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnity for such amounts which the Delaware Court of Chancery or such other court shall deem proper.
(c)    Actions where Indemnitee is Deceased. If Indemnitee is a person who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that Indemnitee is or was an Agent of the Company, or by reason of anything done or not done by Indemnitee in any such capacity, and if, prior to, during the pendency of or after completion of such Proceeding Indemnitee is deceased, the Company shall indemnify Indemnitee’s heirs, executors and administrators against all Expenses and liabilities of any type whatsoever to the extent Indemnitee would have been entitled to indemnification pursuant to this Agreement were Indemnitee still alive.
(d)    Certain Terminations. The termination of any Proceeding or of any claim, issue, or matter therein by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal action or Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.
(e)    Limitations. Notwithstanding the foregoing provisions of Sections 4(a) through (d) hereof, but subject to the exception set forth in Section 14 which shall control, the Company shall not be obligated to indemnify the Indemnitee for Expenses or liabilities of any type whatsoever for which payment (and the Company’s indemnification obligations under this Agreement shall be reduced by such payment) is actually made to or on behalf of Indemnitee, by the Company or otherwise, under a corporate insurance policy, or under a valid and enforceable indemnity clause, right, by-law, or agreement; and, in the event the Company has previously made a payment to Indemnitee for an Expense or liability of any type whatsoever for which payment is actually made to or on behalf of the Indemnitee under an insurance policy, or under a valid and enforceable indemnity clause, by-law or agreement, Indemnitee shall return to the Company the amounts subsequently received by the Indemnitee from such other source of indemnification.

(f)    Witness. In the event that Indemnitee is not a party or threatened to be made a party to a Proceeding, but is subpoenaed (or given a written request to be interviewed by or provide documents or information to a government authority) in such a Proceeding by reason of the fact that the Indemnitee is or was an Agent of the Company, or by reason of anything witnessed or allegedly witnessed by the Indemnitee in that capacity, the Company shall indemnify the Indemnitee against all actually and reasonable out of pocket costs (including without limitation legal fees) reasonably incurred by the Indemnitee in responding to such subpoena or written request for an interview. As a condition to this right, Indemnitee must provide notice of such subpoena or request to the Company within 14 days, subject to the terms of Section 7(a).
5.    Indemnification for Expenses in a Proceeding in Which Indemnitee is Wholly or Partly Successful.
(a)    Successful Defense. Notwithstanding any other provisions of this Agreement, to the extent Indemnitee has been successful, on the merits or otherwise, in defense of any Proceeding (including, without limitation, an action by or in the right of the Company) in which Indemnitee was a party by reason of the fact that Indemnitee is or was an Agent of the Company at any time, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection with the investigation, defense or appeal of such Proceeding.
(b)    Partially Successful Defense. Notwithstanding any other provisions of this Agreement, to the extent that Indemnitee is a party to any Proceeding (including, without limitation, an action by or in the right of the Company) in which Indemnitee was a party by reason of the fact that Indemnitee is or was an Agent of the Company at any time and is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by or on behalf of Indemnitee in connection with each successfully resolved claim, issue or matter.
(c)    Dismissal. For purposes of this section and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter.
(d)    Contribution. If the indemnification provided in this Agreement is unavailable and may not be paid to Indemnitee, then to the extent allowed by law, in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be if joined in such action, suit or proceeding), the Company shall contribute to the amount of judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and Indemnitee on the other hand from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of Company on the one hand and of Indemnitee on the other in connection with the events which resulted in such judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Indemnitee on the other shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information, active or passive conduct, and opportunity to correct or prevent the circumstances resulting in such judgments, fines or settlement amounts. The Company agrees that it would not be just and equitable if contribution pursuant to this section were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.
6.    Mandatory Advancement of Expenses.
(a)     Subject to the terms of this Agreement and following notice pursuant to Section 7(a) below, the Company shall advance, interest free, all Expenses reasonably incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any Proceeding to which Indemnitee is a party or is threatened to be made a party by reason of the fact that Indemnitee is or was an Agent of the Company (unless there has been a final determination that Indemnitee is not entitled to indemnification for such Expenses) upon receipt satisfactory documentation supporting such Expenses. Such advances are intended to be an obligation of the Company to Indemnitee hereunder and shall in no event be deemed to be a personal loan. Such advancement of Expenses shall otherwise be unsecured and without regard to Indemnitee’s ability to repay. The advances to be made hereunder shall be paid by the Company to Indemnitee within 30 days following delivery of a written request therefore by Indemnitee to the Company, along with such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to advancement (which shall include without limitation reasonably detailed invoices for legal services, but with disclosure of confidential work product not required). The Company shall discharge its advancement duty by, at its option, (a) paying such Expenses on behalf of Indemnitee, (b) advancing to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimbursing Indemnitee for Expenses already paid by Indemnitee. In the event that the Company fails to pay Expenses as incurred by Indemnitee as required by this paragraph, Indemnitee may seek mandatory injunctive relief (including without limitation specific performance) from any court having jurisdiction to require the Company to pay Expenses as set forth in this paragraph. If

Indemnitee seeks mandatory injunctive relief pursuant to this paragraph, it shall not be a defense to enforcement of the Company’s obligations set forth in this paragraph that Indemnitee has an adequate remedy at law for damages.
(b)     Undertakings. By execution of this Agreement, Indemnitee agrees to repay the amount advanced only in the event and to the extent that it shall be finally determined that Indemnitee is not entitled to indemnification by the Company to the extent set forth in this agreement and under Delaware law. Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement. No additional undertaking, or security, shall be required of Indemnitee.
7.    Notice and Other Indemnification Procedures.
(a)    Notice by Indemnitee. Promptly after receipt by Indemnitee of notice of the commencement of or the threat of commencement of any Proceeding, Indemnitee shall, if Indemnitee believes that indemnification with respect thereto may be sought from the Company under this Agreement, notify the Company in writing of the commencement or threat of commencement thereof provided, however, that a delay in giving such notice will not deprive Indemnitee of any right to be indemnified under this Agreement unless, and then only to the extent that, the Company did not otherwise learn of the Proceeding and such delay is materially prejudicial to the Company; and, provided, further, that notice will be deemed to have been given without any action on the part of Indemnitee in the event the Company is a party to the same Proceeding and has notice thereof. The omission to notify the Company will not relieve the Company from any liability for indemnification which it may have to Indemnitee otherwise than under this Agreement.
(b)    Insurance. If the Company receives notice pursuant to Section 7(a) hereof of the commencement of a Proceeding that may be covered under D&O Insurance then in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.
(c)    Defense. In the event the Company shall be obligated to pay the Expenses of any Proceeding against Indemnitee, the Company shall be entitled to assume the defense of such Proceeding, with counsel selected by the Company and approved by Indemnitee (which approval shall not be unreasonably withheld), upon the delivery to Indemnitee of written notice of the Company’s election so to do. After delivery of such notice, and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding, provided that (i) Indemnitee shall have the right to employ his or her own counsel in any such Proceeding at Indemnitee’s expense; and (ii) Indemnitee shall have the right to employ his or her own counsel in any such Proceeding at the Company’s expense if (A) the Company has authorized the employment of counsel by Indemnitee at the expense of the Company; (B) Indemnitee shall have reasonably concluded based on the written advice of Indemnitee’s legal counsel that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense; or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding. In addition to all the requirements above, if the Company has D&O Insurance, or other insurance, with a panel counsel requirement that may cover the matter for which indemnity is claimed by Indemnitee, then Indemnitee shall use such panel counsel or other counsel approved by the insurers, unless there is an actual conflict of interest posed by representation by all such counsel, or unless and to the extent Company waives such requirement in writing. Indemnitee and his counsel shall provide reasonable cooperation with such insurer on request of the Company.
8.    Right to Indemnification.
(a)    Right to Indemnification. In the event that Section 5(a) is inapplicable, the Company shall indemnify Indemnitee pursuant to this Agreement unless, and except to the extent that, it shall have been determined by one of the methods listed in Section 8(b) that Indemnitee has not met the applicable standard of conduct required to entitle Indemnitee to such indemnification.
(b)    Determination of Right to Indemnification. A determination of Indemnitee’s right to indemnification under this Section 8 shall be made at the election of the Board by (i) a majority vote of directors who are not parties to the Proceeding for which indemnification is being sought, even though less than a quorum, or by a committee consisting of directors who are not parties to the Proceeding for which indemnification is being sought, who, even though less than a quorum, have been designated by a majority vote of the disinterested directors, or (ii) if there are no such disinterested directors or if the disinterested directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee. However, in the event there has been a Change in Control, then the determination shall, at Indemnitee’s sole option, be made by Independent Counsel as in (b)(ii), above, with Indemnitee choosing the Independent Counsel subject to Company’s consent, such consent not to be unreasonably withheld.

(c)    Submission for Decision. As soon as practicable, and in no event later than 30 days after Indemnitee’s written request for indemnification, the Board shall select the method for determining Indemnitee’s right to indemnification. Indemnitee shall cooperate with the person or persons or entity making such determination with respect to Indemnitee’s right to indemnification, including providing to such person, persons or entity, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel or member of the Board shall act reasonably and in good faith in making a determination regarding Indemnitee’s entitlement to indemnification under this Agreement.
(d)    Application to Court. If (i) a claim for indemnification or advancement of Expenses is denied, in whole or in part, (ii) no disposition of such claim is made by the Company within 60 days after the request therefore, (iii) the advancement of Expenses is not timely made pursuant to Section 6 of this Agreement or (iv) payment of indemnification is not made pursuant to Section 5 of this Agreement, Indemnitee shall have the right at his option to apply to the Delaware Court of Chancery, a California state or federal court, the court in which the Proceeding is or was pending, or any other court of competent jurisdiction, for the purpose of enforcing Indemnitee’s right to indemnification (including the advancement of Expenses) pursuant to this Agreement. Upon written request by Indemnitee, the Company shall consent to service of process.
(e)    Expenses Related to the Enforcement or Interpretation of this Agreement. The Company shall indemnify Indemnitee against Expenses incurred by Indemnitee in connection with any hearing or proceeding under this Section 8 involving Indemnitee, and against Expenses incurred by Indemnitee in connection with any other proceeding between the Company and Indemnitee to the extent involving the interpretation or enforcement of the rights of Indemnitee under this Agreement, if and to the extent Indemnitee is successful.
(f)    In no event shall Indemnitee’s right to indemnification (apart from advancement of Expenses) be determined prior to a final adjudication in the Proceeding at issue if the Proceeding is both ongoing, and of the nature to have a final adjudication.
(g)    In any proceeding to determine Indemnitee’s right to indemnification or advancement, Indemnitee shall be presumed to be entitled to indemnification or advancement, with the burden of proof on the Company to prove, by a preponderance of the evidence (or higher standard if required by relevant law) that Indemnitee is not so entitled.
(h)    Indemnitee shall be fully indemnified for those matters where, in the performance of his duties for the Company, he relied in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of the Company’s officers or employees, or committees of the board of directors, or by any other person as to matters Indemnitee reasonably believed were within such other person's professional or expert competence and who was selected with reasonable care by or on behalf of the Company.
9.    Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated:
(a)    Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee (including cross actions), with a reasonable allocation where appropriate, unless (i) such indemnification is expressly required to be made by law, (ii) the Proceeding was authorized by the Board, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the General Corporation Law of Delaware or (iv) the Proceeding is brought pursuant to Section 8 specifically to establish or enforce a right to indemnification under this Agreement or any other statute or law or otherwise as required under Section 145 in advance of a final determination, in which case 8(e)’s fees-on-fees provision shall control;
(b)    Fees on Fees. To indemnify Indemnitee for any Expenses incurred by Indemnitee with respect to any Proceeding instituted by Indemnitee to enforce or interpret this Agreement, to the extent Indemnitee is not successful in such a Proceeding;
(c)    Unauthorized Settlements. To indemnify Indemnitee under this Agreement for any amounts paid in settlement of a Proceeding unless the Company consents to such settlement, which consent shall not be unreasonably withheld;
(d)    Claims Under Section 16(b). To indemnify Indemnitee for Expenses associated with any Proceeding related to, or the payment of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law (provided, however, that the Company must advance Expenses for such matters as otherwise permissible under this Agreement); or

(e)    Payments Contrary to Law. To indemnify or advance Expenses to Indemnitee for which payment is prohibited by applicable law.
10.    Non‑Exclusivity. The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed exclusive of any other rights which Indemnitee may have under any provision of law, the Company’s Certificate of Incorporation or Bylaws, the vote of the Company’s stockholders or disinterested directors, other agreements, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while occupying Indemnitee’s position as an Agent of the Company. Indemnitee’s rights hereunder shall continue after Indemnitee has ceased acting as an Agent of the Company and shall inure to the benefit of the heirs, executors and administrators of Indemnitee.
11.    Permitted Defenses. It shall be a defense to any action for which a claim for indemnification is made under this Agreement (other than an action brought to enforce a claim for Expenses pursuant to Section 6 hereof, provided that the required documents have been tendered to the Company) that Indemnitee is not entitled to indemnification because of the limitations set forth in Sections 4 and 9 hereof. Neither the failure of the Company (including its Board of Directors) or an Independent Counsel to have made a determination prior to the commencement of such enforcement action that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by the Company (including its Board of Directors) or an Independent Counsel that such indemnification is improper, shall be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise. In making any determination concerning Indemnitee’s right to indemnification, there shall be a presumption that Indemnitee has satisfied the applicable standard of conduct. Any determination by the Company concerning Indemnitee’s right to indemnification that is adverse to Indemnitee may be challenged by the Indemnitee in the Court of Chancery of the State of Delaware.
12.    Subrogation. In the event the Company is obligated to make a payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery under any corporate insurance policy or any other indemnity agreement covering Indemnitee, who shall execute all documents reasonably required and take all action that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights (provided that the Company pays Indemnitee’s costs and expenses of doing so), including without limitation by assigning all such rights to the Company or its designee to the extent of such indemnification or advancement of Expenses. The Company’s obligation to indemnify or advance expenses under this Agreement shall be reduced by any amount Indemnitee has collected from such other source, and in the event that Company has fully paid such indemnity or expenses, Indemnitee shall return to the Company any amounts subsequently received from such other source of indemnification. With regard to Fund Indemnitors, however, Section 13 shall control over this section.
13.    Primacy of Indemnification. The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of expenses or liability insurance provided by a third-party investor in Company and certain of its affiliates (collectively, the “Fund Indemnitors”). The Company hereby agrees that (i) it is the indemnitor of first resort, i.e., its obligations to Indemnitee under this Agreement and any indemnity provisions set forth in its Certificate of Incorporation, Bylaws or elsewhere (collectively, “Indemnity Arrangements”) are primary, and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same Expenses or liabilities incurred by Indemnitee is secondary and excess, (ii) it shall advance the full amount of Expenses incurred by Indemnitee and shall be liable for the full amount of all Expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of Indemnitee, to the extent legally permitted and as required by any Indemnity Arrangement, without regard to any rights Indemnitee may have against the Fund Indemnitors, and (iii) it irrevocably waives, relinquishes and releases the Fund Indemnitors from any claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind arising out of or relating to any Indemnity Arrangement. The Company further agrees that no advancement or indemnification payment by any Fund Indemnitor on behalf of Indemnitee shall affect the foregoing, and the Fund Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and Indemnitee agree that the Fund Indemnitors are express third party beneficiaries of the terms of this Section 13. The Company, on its own behalf and on behalf of its insurers to the extent allowed by the policies, waives subrogation rights against Indemnitee.
14.    Broadest Interpretation. The Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Certificate of Incorporation or Bylaws as now or hereafter in effect, or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, employee, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its Board of

Directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.
15.    No Imputation. The knowledge or actions, or failure to act, of any director, officer, employee, or agent of the Company, or the Company itself shall not be imputed to Indemnitee for the purpose of determining Indemnitee’s rights hereunder.
16.    Survival of Rights.
(a)    All agreements and obligations of the Company contained herein shall continue during the period Indemnitee is an Agent of the Company and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed Proceeding by reason of the fact that Indemnitee was serving in the capacity referred to herein.
(b)    The Company shall require any successor to the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.
17.    Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent permitted by law, including those circumstances in which indemnification would otherwise be discretionary.
18.    Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (i) the validity, legality and enforceability of the remaining provisions of the Agreement (including, without limitation, all portions of any paragraphs of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby, and (ii) to the fullest extent possible, the provisions of this Agreement (including, without limitation, all portions of any paragraph of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable and to give effect to this Section.
19.    Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the matters addressed herein, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters addressed herein (including without limitation any prior indemnification agreement for Indemnitee) are expressly superseded by this Agreement.
20.    Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless it is in a writing signed by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
21.    Notice. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) upon delivery if delivered by hand to the party to whom such notice or other communication shall have been directed, (b) if mailed by certified or registered mail with postage prepaid, return receipt requested, on the third business day after the date on which it is so mailed, (c) one business day after the business day of deposit with a nationally recognized overnight delivery service, specifying next day delivery, with written verification of receipt, or (d) on the same day as delivered by confirmed facsimile transmission if delivered during business hours or on the next successive business day if delivered by confirmed facsimile transmission after business hours. Addresses for notice to either party shall be as shown on the signature page of this Agreement, or to such other address as may have been furnished by either party in the manner set forth above.
22.    Governing Law. This Agreement shall be governed exclusively by and construed according to the laws of the State of Delaware as applied to contracts between Delaware residents entered into and to be performed entirely within Delaware. This Agreement is intended to be an agreement of the type contemplated by Section 145(f) of the General Corporation Law of Delaware.
23.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement. Only one such counterpart signed by the party against whom enforcement is sought needs to be produced to evidence the existence of this Agreement.
The parties hereto have entered into this Indemnification Agreement, including the undertaking contained herein, effective as of the date first above written.

Indemnitee:	The Company:
LifeVantage Corporation
By:
Name:	Name:
Address:	Title:

LifeVantage.

LifeVantage Corporation
9785 South Monroe St., Suite 300
Sandy, UT 84070

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LifeVantage Corporation

The Board of Directors recommends you vote FOR the following nominees:

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees

01) Mr. Darren Jensen
02) Mr. Michael A. Beindorff
03) Mr. Raymond B. Greer
04) Mr. Vinayak R. Hegde
05) Mr. Darwin K. Lewis
06) Mr. Garry Mauro

The Board of Directors recommends you vote FOR the following proposals:

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

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LifeVantage Corporation
Annual Meeting of Shareholders
February 2, 2018 1:00 PM, MST
This proxy is solicited by the Board of Directors

The shareholder(s) whose signature(s) appear(s) on the reverse side of this proxy form hereby appoint(s) Darren Jensen and Steven Fife or either of them as proxies, with full power of substitution, and hereby authorize(s) them to represent and vote all shares of common stock of LifeVantage Corporation (the "Company") that the shareholder(s) would be entitled to vote on all matters that may come before the Annual Meeting of Shareholders to be held at 1:00 PM, MST on February 2, 2018, at the Hyatt House Salt Lake City/Sandy, located at 9685 South Monroe Street, Sandy, Utah 84070, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side